As filed with the Securities and Exchange Commission on April 24, 2008
Registration No. 333-143415

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
Form S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933 OF SECURITIES
OF CERTAIN REAL ESTATE COMPANIES

REITPlus, Inc.
(Exact name of registrant as specified in governing instruments)

8 Greenway Plaza, Suite 1000
Houston, Texas 77046
(713) 850-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

H. Kerr Taylor, President
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
(713) 850-1400
(Name, address, including zip code, and telephone number of agent for service)

Copies to:

Rosemarie A. Thurston
Jason W. Goode
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 1 consists of the following:

•	The Registrant’s prospectus, dated November 21, 2007 (the “Prospectus”), previously filed and refiled herewith;

•	Supplement No. 3, dated April 24, 2008, which is being filed herewith. Supplement No. 3 supersedes and replaces all prior supplements to the Prospectus and will be delivered as an unattached document along with the Prospectus;

•	Part II, included herewith; and

•	Signatures, included herewith.

Prospectus
Filed Pursuant to Rule 424(b)(3)
Registration No. 333-143415

$550,000,000 Maximum Offering
$2,000,000 Minimum Offering

REITPlus, Inc. was formed in April 2007 to acquire a portfolio of retail and mixed-use properties, including a combination of stabilized, income-producing properties and value-added opportunities. We are externally managed by REITPlus Advisor, Inc., which we refer to as our advisor, a wholly owned subsidiary of AmREIT (AMEX: AMY). We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes.

We are offering up to $550,000,000 in shares. 50,000,000 shares will be offered to the public at a price of $10.00 per share, which we refer to as the primary offering, and 5,263,158 shares will be offered to our stockholders pursuant to our distribution reinvestment plan at a price of $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 13. These risks include, among others, those listed below.

•	We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

•	Because there is no public trading market for shares of our common stock and we are not obligated to effectuate a liquidity transaction by a specified date, it will be difficult for you to sell your shares.

•	This is a “blind pool” offering and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•	We depend upon our advisor and its affiliates to conduct our operations and this offering. Adverse changes in the financial health of our advisor or its affiliates could cause our operations to suffer.

•	Our advisor and other affiliates will face conflicts of interest as a result of compensation arrangements, time constraints, and competition for investments and for tenants, which could result in actions that are not in your best interests.

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

•	The amount of any distributions we may make is uncertain. Our distribution proceeds may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from this offering. Therefore, portions of the distributions that we make may represent a return of capital to you.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is unlawful. Projections or forecasts cannot be used in this offering. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you may receive.

				Proceeds to
				Company
	Price to	Selling	Dealer	Before
	Public(1)	Commission(1)(2)	Manager Fee	Expenses(1)(3)

Primary Offering Per Share	$10.00	$0.675	$0.30	$9.025
Total Minimum	$2,000,000	$135,000	$60,000	$1,805,000
Total Maximum	$500,000,000	$33,750,000	$15,000,000	$451,250,000
Distribution Reinvestment Plan Offering Per Share	$9.50	$0.00	$0.00	$9.50
Total Maximum	$50,000,000	$0	$0	$50,000,000

Total Maximum	$550,000,000	$33,750,000	$15,000,000	$501,250,000

(1)	Assumes we sell $500,000,000 in the primary offering and $50,000,000 pursuant to our distribution reinvestment plan.

(2)	Discounts are available for certain categories of purchasers.

(3)	Proceeds are calculated before reimbursing our advisor for organization and offering expenses up to $6,250,000, or 1.25% of the gross offering proceeds from the sale of shares in the primary offering.

Our shares will be offered to investors on a best efforts basis through AmREIT Securities Company, our affiliate and the dealer manger of this offering. The minimum investment is at least $10,000. We will not sell any shares unless we raise a minimum of $2,000,000 of subscription proceeds by November 21, 2008 (one year from the date of this prospectus). Pending satisfaction of the minimum offering amount, all subscription payments will be placed in an escrow account held by the escrow agent, Wells Fargo, N.A., in trust for the subscribers’ benefit, pending release to us. If we do not raise at least $2,000,000 by November 21, 2008, we will return all funds in the escrow account (including interest) and we will stop selling shares. This offering will terminate no later than November 21, 2009 (two years from the date of this prospectus), unless extended.
This prospectus is dated November 21, 2007
AmREIT Securities Company

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment. Because there is no public market for the shares, you may have difficulty selling your shares if our redemption plan is ever fully subscribed, suspended or terminated. In consideration of these factors, we have established suitability standards for all investors. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	an annual gross income of at least $70,000 and a net worth of at least $70,000.

In addition, an Alabama, California, Kentucky, Michigan or Ohio investor’s aggregate investment in this offering may not exceed 10.0% of the investor’s net worth. An Iowa investor’s investment in us and in any of our affiliates may not exceed 10.0% of the investor’s net worth.

In addition to the suitability requirements described above, the State of Kansas recommends that an investor’s aggregate investment in us and similar direct participation investments should not exceed 10.0% of an investor’s liquid net worth, which is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

For purposes of determining investor suitability, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, AmREIT, and those selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. See “Plan of Distribution — Dealer Manager and Participating Broker-Dealer Compensation and Terms” for a detailed discussion of the determinations regarding suitability that we require of all those selling shares on our behalf.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Where You Can Find Additional Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room mentioned under the heading “Where You Can Find Additional Information” herein.

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PROSPECTUS SUMMARY

This prospectus summary summarizes information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the “Risk Factors” section.

REITPlus, Inc.

We were formed as a Maryland corporation in April 2007 to invest in a portfolio of retail and mixed-use properties, including a combination of stabilized, income-producing properties and value-added opportunities. Our investments in stabilized, income-producing properties will focus on investments that we believe have the potential based on demographic and market trends and forecasts to become premier retail properties in high-traffic, highly populated, affluent metropolitan areas, and we refer to these properties as “Tomorrow’s Irreplaceable Corners.” Value-added opportunities are properties we believe possess a strong potential for significant enhancement in value and cash flow through development and redevelopment, product repositioning, capital expenditures or improved property management. Our targeted investments include high-quality, multi-tenant shopping centers and mixed-use properties throughout the United States. We intend to qualify as a REIT under the Internal Revenue Code, commencing with the taxable year in which we satisfy the minimum offering requirements, which is currently expected to be the year ending December 31, 2008.

We are externally managed by REITPlus Advisor, Inc., a wholly owned subsidiary of AmREIT. AmREIT is an American Stock Exchange listed company that has sponsored and advised 17 partnerships formed for the purpose of investing in retail properties during its 23 year history. AmREIT and two AmREIT sponsored programs are actively seeking investment opportunities substantially similar to those we will seek to acquire. In addition, other AmREIT sponsored programs may in the future sell properties and reinvest the net proceeds in properties similar to those we will seek to acquire.

Our office is located at 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, and our main telephone number is (713) 850-1400. One of our affiliates maintains a website where you may find additional information about us, which can be found at www.amreit.com. The contents of that website are not incorporated by reference in, and are not otherwise a part of, this prospectus.

Investment Objectives and Strategy

Our primary investment objectives are:

•	to provide current income to our stockholders in the form of monthly cash distributions;

•	to preserve and protect our stockholders’ capital contributions; and

•	to realize growth in the value of our assets upon the ultimate sale of our properties.

The focus of our investment strategy is to acquire a portfolio of retail and mixed-use properties, including a combination of stabilized, income-producing properties and value-added opportunities. We currently anticipate that a majority of the properties in our portfolio will be stabilized, income-producing properties. We believe that a diversified investment portfolio comprised of both stabilized, income-producing properties and value-added opportunities offers investors the potential for a higher investment return for a given level of risk relative to a more concentrated investment portfolio. We will seek to maximize our income and capital growth during our operating period by (1) selling a portion of the properties in our portfolio when appropriate and reinvesting the net sales proceeds into additional properties and (2) owning and managing the remainder of our portfolio as income-producing assets during our entire operating period.

Our primary investment strategy will be to acquire properties which we refer to as “Tomorrow’s Irreplaceable Corners.” These types of properties generally possess the following attributes:

•	located in markets with increasing urban densities;

•	located at the intersections of major roads that we anticipate will become high-traffic areas;

•	located in markets with increasing household incomes which we expect will become affluent areas; and

•	projected optimal investment horizon of five to seven years, providing for the potential for near-term value creation.

We cannot assure you that we will attain our investment objectives. Neither we nor our advisor has presently identified, acquired or contracted to acquire any property. We will supplement this prospectus during the offering period in connection with the acquisition of properties. See “Investment Objectives, Strategy and Policies” for a more complete description of our investment objectives.

Summary Risk Factors

An investment in shares of our common stock involves significant risks, including those listed below.

•	We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

•	No public market exists for our common stock and we are not obligated to effectuate a liquidity transaction by a specified date, and therefore it will be difficult for you to sell your shares. If you are able to sell your shares, you will likely have to sell them at a substantial discount.

•	The amount of distributions we may pay, if any, is uncertain. Our distribution proceeds may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from this offering. Therefore, portions of the distributions that we make may represent a return of capital to you.

•	This is a “blind pool” offering and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•	There are limits on the ownership, transferability and redemption of shares of our common stock which significantly limit the liquidity of an investment in shares of our common stock.

•	The current market to purchase real estate is highly competitive, and the prices we may have to pay to acquire our investments may limit our ability to achieve our investment objective of realizing appreciation upon the sale of our properties.

•	Our advisory agreement is not the result of arm’s-length negotiations and, therefore, its terms may not be as favorable to us as if we negotiated with a third party.

•	Our advisor and other affiliates will face conflicts of interest as a result of compensation arrangements, time constraints, and competition for investments and tenants, which could result in actions that are not in your best interests.

•	Although AmREIT has agreed generally to provide us with the first opportunity to acquire properties which it identifies as Tomorrow’s Irreplaceable Corner investments, AmREIT will be required to make this determination in its discretion and will be subject to certain conflicts of interest in recommending acquisitions when other affiliated programs are also seeking investments.

•	Our use of leverage increases the risk of loss on our investments.

•	We will be subject to risks generally incident to the ownership of real property.

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Our Advisor

We are externally managed by REITPlus Advisor, Inc., which we refer to as REITPlus Advisor or our advisor. Our advisor is a wholly owned subsidiary of AmREIT (AMEX: AMY). Our advisor, which was formed in Delaware in April 2007, supervises and manages our day-to-day operations. Our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of properties on our behalf consistent with our investment policies and objectives. Our advisor performs its duties and responsibilities under an advisory agreement as our fiduciary. The term of the current advisory agreement ends one year after the date of this prospectus, subject to renewals by the parties to the advisory agreement for an unlimited number of successive one-year periods. Our advisor utilizes the services of AmREIT and its affiliates in performing its duties under the advisory agreement.

See the “Management” section of this prospectus for a description of the business background of the individuals who are responsible for the management of our operations and of our advisor, as well as for a description of the services our advisor provides. We pay our advisor substantial fees for these services.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. We have five directors on our board, three of whom are independent of us, our advisor and our affiliates.

Our Operating Partnership

We intend to own all of our properties through REITPlus Operating Partnership, LP, which we refer to as our operating partnership. Because we will conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure. UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of property to our operating partnership who desires to defer taxable gain on the transfer of property will receive common units in our operating partnership in exchange for the property. The contributor would thereby defer taxation on the gain until the contributor later exchanges his or her common units, normally on a one-for-one basis, for our shares of common stock or, at our election, for cash. We believe that using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

We are the sole general partner of our operating partnership. We have invested $1,000 in our operating partnership in exchange for 100 common units of limited partnership interest, which we refer to as common units. AmREIT has invested $1,000,000 in our operating partnership in exchange for common units and is the initial limited partner of our operating partnership. REITPlus Holdings, LLC, a wholly owned subsidiary of AmREIT, has invested $1,000 in our operating partnership in exchange for a separate class of partnership units which we refer to as the special units and are described below under “Prospectus Summary — Compensation to Our Advisor and its Affiliates.” AmREIT intends to award equity interests in REITPlus Holdings, LLC to certain management personnel in the future.

Our Affiliates

Various affiliates of ours are involved in this offering and our operations. AmREIT Securities Company, a Financial Industry Regulatory Authority, or FINRA, member firm, is the dealer manager for this offering and will provide dealer manager services to us in this offering. AmREIT Realty Investment Corporation, or ARIC, will perform property management services for us and our operating partnership. We refer to the advisor, the dealer manager, the property manager, AmREIT and other of our affiliates, each as an AmREIT affiliated entity and collectively, as AmREIT affiliated entities.

Our Structure

The chart below shows our ownership structure and our relationship with various AmREIT affiliated entities. Our advisor, the dealer manager and the property manager are presently each wholly owned by AmREIT.

Conflicts of Interest

Our advisor and certain of our other affiliates will experience conflicts of interest in connection with the management of our business, including the following:

•	the directors, officers and other employees of our advisor and its affiliates must allocate their time between advising us and managing AmREIT and six other AmREIT sponsored real estate programs, as well as any additional real estate programs which AmREIT may sponsor in the future;

•	the compensation payable by us to our advisor and other affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties and is payable, in most cases, regardless of our investment performance;

•	we cannot guarantee that the terms of any joint venture entered into with affiliated entities proposed by the advisor will be equally beneficial to us as those that would result from arm’s-length negotiations between unaffiliated parties;

•	although AmREIT has agreed generally to provide us with the first opportunity to acquire properties which it identifies as Tomorrow’s Irreplaceable Corner investments, AmREIT will be required to make this determination in its discretion and will be subject to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions when other affiliated programs are also seeking investments;

•	regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders, our advisor and its affiliates will receive certain fees in connection with transactions involving the purchase, management and sale of our real properties; and

•	our property manager and our dealer manager are affiliates of ours and as a result, we may not always have the benefit of independent property management and you do not have the benefit of an independent third party review of this offering to the same extent as if we and the dealer manager were unaffiliated.

Compensation to Our Advisor and its Affiliates

Our advisor and its affiliates will receive compensation and fees for services related to this offering and for the investment and management of our assets, subject to the review and approval of our independent directors. In addition, REITPlus Holdings, LLC, a wholly owned subsidiary of AmREIT, has been issued an equity interest in our operating partnership constituting a separate series of partnership interests with special distribution rights, which we refer to as the special units. AmREIT intends to award equity interests in REITPlus Holdings, LLC to certain management personnel in the future. Set forth below is a summary of the most significant fees and expenses we expect to pay these entities.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Amount

Organizational and Offering Stage
Selling Commissions (AmREIT Securities Company)	Up to 6.75% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers).	Actual amount depends upon the number of shares sold. We will pay a total of $135,000 if we sell the minimum offering and $33,750,000 if we sell the maximum offering, assuming no reallocation of shares between our primary offering and our distribution reinvestment plan.
Dealer Manager Fees (AmREIT Securities Company)	Up to 3.0% of the gross proceeds from the sale of shares in the primary offering, of which the dealer manager may reallow to participating broker-dealers (i) up to 1.25% as a marketing expense reimbursement based on such factors as the volume of shares of our common stock sold by such participating broker-dealers and marketing support and (ii) up to an additional 0.25% for bona fide due diligence fees and expenses incurred.	Actual amount depends upon the number of shares sold. We will pay a total of $60,000 if we sell the minimum offering and $15,000,000 if we sell the maximum offering, assuming no reallocation of shares between our primary offering and our distribution reinvestment plan.
Organization and Offering Expense Reimbursement (REITPlus Advisor, Inc.)	Up to 1.25% of the gross offering proceeds from the sale of shares in the primary offering to reimburse our advisor for incurring or paying our cumulative organization and offering expenses (excluding the selling commission and the dealer manager fee).	Actual amount depends upon the number of shares sold. We will pay a total of $25,000 if we sell the minimum offering and $6,250,000 if we sell the maximum offering, assuming no reallocation of shares between our primary offering and our distribution reinvestment plan.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Amount

Operational Stage
Acquisition Fees (REITPlus Advisor, Inc.)	Acquisition fees are payable to our advisor in connection with the acquisition of properties. For each property, the acquisition fee will be an amount equal to up to 2.25% of the purchase price of the property.	We will pay $80,100 if we sell the minimum offering and $20,025,000 if we sell the maximum offering, assuming leverage of 50.0% is used to acquire properties.
Development Fees (REITPlus Advisor, Inc. or its affiliates)	For properties that we develop or redevelop, we will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project and that is approved by our independent directors. In addition to development fees, our affiliated construction company, AmREIT Construction Company, may receive certain general contracting fees from us in an amount that is usual and customary for similar projects in the geographic market of the project and that is approved by our independent directors.	Actual amounts are dependent upon usual and customary development fees and general contracting fees for specific projects and therefore cannot be determined at this time.
Asset Management Fees (REITPlus Advisor, Inc.)	A monthly fee equal to one-twelfth of 1.0% of the aggregate cost (before non-cash reserves and depreciation) of all of our real property in connection with the active oversight and investment management of our real estate portfolio.	Actual amounts depend upon the aggregate cost of our real property, and, therefore, cannot be determined at this time.

Property Management and Leasing Fees (AmREIT Realty Investment Corporation)	An amount equal to 4.0% of the gross revenue of each real property owned by us. ARIC may reallow all or a portion of the property management fee to third parties it engages to provide property management services to us. In addition, if the property manager performs substantial services in connection with the one-time initial lease-up of newly constructed properties it manages for us, we may pay the property manager a separate leasing fee in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties, as determined by a survey of brokers and agents in such area. In addition, if the property manager performs substantial services in connection with procuring tenants and negotiating leases of our properties, we may pay the property manager a separate leasing fee in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties, as determined by a survey of brokers and agents in such area.	Actual amounts depend upon the gross revenue of the properties and customary leasing fees in the region in which properties are acquired, and, therefore, cannot be determined at this time.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Amount

Financing Coordination Fees (REITPlus Advisor, Inc.)	For services in connection with the origination or refinancing of any debt financing obtained that we use to acquire properties, we will pay our advisor a financing coordination fee equal to 1.0% of the amount available under such financing; provided, however, that our advisor will not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a financing in which our advisor received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire such permanent financing. However, no financing coordination fees will be paid on the investments of loan proceeds from any line of credit until such time as we have invested all net offering proceeds. It is anticipated that the advisor will pay some or all of the financing coordination fees to third parties with whom it subcontracts to coordinate financing for us.	Actual amounts depend upon the amount of debt obtained and services provided, and, therefore, cannot be determined at this time.
Liquidity Stage
Real Estate Sales Commissions (REITPlus Advisor, Inc. or its affiliates)	Up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, provided that such commission shall not exceed 3.0% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Amount

Special Units (REITPlus Holdings, LLC)	In general, REITPlus Holdings, LLC, as the holder of the special units in our operating partnership, will be entitled to receive 15.0% of net sales	Actual amounts depend on the sale price of properties, and, therefore,
• Subordinated Distribution of Net Sales Proceeds (payable only if we liquidate our portfolio while REITPlus Advisor is serving as our advisor)	proceeds upon the disposition of our properties after the holders of common units, including us, have received (or have been deemed to have received), in the aggregate, cumulative distributions equal to their capital contributions (less amounts paid to redeem common units) plus a 7.0% cumulative non-compounded annual pre-tax return on their net capital contributions.	cannot be determined at this time.
• Subordinated Redemption Payment upon Listing or Termination of Advisory Agreement (payable only if our shares are listed on a national securities exchange while
REITPlus Advisor is serving as our advisor, or if we terminate the advisory agreement without cause)
	REITPlus Holdings, LLC will be entitled to receive a one-time payment in an amount that would have been distributed with respect to the special units as described above if we had liquidated at the date of listing or termination, in the form of a non-interest bearing promissory note, upon the listing of our shares of common stock on a national securities exchange or upon the termination or non-renewal of the advisory agreement without cause.	Actual amounts depend upon the market value of our common stock at the time of listing, or the fair market value of our properties at the time of termination or non- renewal of the advisory agreement, as applicable, and, therefore, cannot be determined at this time.

Distribution Policy

We intend to qualify as a REIT commencing with the taxable year in which we satisfy the minimum offering requirements, which is currently expected to be the year ending December 31, 2008. In order to qualify as a REIT, we are required to distribute 90.0% of our annual taxable income to our stockholders. We intend to accrue and make distributions on a monthly basis beginning no later than the first calendar month after the month in which the minimum offering requirements are met. Our board of directors will approve a monthly distribution of a certain dollar amount per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates and your distributions will begin to accrue on the date we accept your subscription for shares of our common stock. We cannot predict when, if ever, we will begin to generate sufficient cash flow to pay cash distributions to our stockholders. Our long-term strategy is to fund the payment of monthly distributions to our stockholders entirely from our funds from operations. However, during the early stages of our operations, we may need to borrow funds to make cash distributions. Because our cash available for distribution in any year may be less than 90.0% of our taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the distribution requirement. Please see “Description of Capital Stock — Distributions” for a further explanation of our distribution policy.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan and elect to have the cash distributions you receive reinvested in shares of our common stock at $9.50 per share. We may terminate the distribution reinvestment plan in our discretion at any time upon 10 days notice to you. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Share Redemption Plan

After you have held your shares of common stock for a minimum of one year, our share redemption plan may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price you paid for the shares being redeemed. The discount will vary based upon the length of time that you have held the shares of our common stock subject to redemption, as described in the following table:

Redemption Price
as a Percentage
Share Purchase Anniversary	of Purchase Price

Less than 1 year	No Redemption Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

We are not obligated to redeem shares of our common stock under the share redemption plan. We presently intend to limit the number of shares to be redeemed during any calendar year to the number of shares we can redeem with the proceeds we receive from the sale of shares of our common stock under our distribution reinvestment plan. In addition, we will not redeem shares in excess of five percent of the weighted average number of shares outstanding during the prior calendar year. Of this amount, we intend to reserve the ability to redeem up to two percent of the weighted average number of shares outstanding during the prior calendar year to accommodate redemption requests made within two years of a stockholder’s death or disability. Notwithstanding the foregoing limitations, all redemptions requested within two years of the death of a stockholder will be honored. The board of directors, in its sole discretion, may choose to authorize the use of additional sources of funds to redeem shares.

The board of directors may also, in its sole discretion, amend, suspend or terminate the share redemption plan at any time. At any time we are engaged in an offering of shares of our common stock, the per share price for shares of our common stock redeemed under our redemption plan will never be greater than the then-current offering price of our primary shares. Our share redemption plan will terminate if the shares of our common stock are listed on a national securities exchange or if a secondary trading market develops for our shares.

Liquidity Strategy

We intend to complete a transaction providing liquidity for our stockholders within seven years following the completion of our offering stage. We will view our offering stage as complete if we have not conducted a public equity offering during any continuous two year period, and our operating stage will begin from the termination of the previous public equity offering preceding this two year period. We may determine not to pursue a liquidity transaction if we believe that then-current market conditions are not favorable for a liquidity transaction, and that such conditions will improve in the future. A liquidity transaction could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of our shares on a national securities exchange, or (3) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company. While our intention is to seek to complete a liquidity transaction within seven years following the completion of our offering stage, there can be no assurance that a suitable transaction will be available or that market conditions for a liquidity transaction will be favorable during that timeframe. Alternatively, we may seek to complete a liquidity transaction earlier than seven years following the completion of our offering stage.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type. See “Prospectus Summary” and the remainder of this prospectus for more detailed information about our structure, our business and this offering.

Q:	What is a “REIT”?

A:	In general, a REIT is a company that:

•	offers the benefits of a diversified real estate portfolio under professional management;

•	is required to make distributions to investors of at least 90.0% of its taxable income each year;

•	prevents the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is generally not subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders; and

•	combines the capital of many investors to acquire or provide financing for real estate assets.

Q:	What is your rationale for pursuing an investment strategy combining income-producing properties with value-added opportunities?

A:	We believe that a diversified investment portfolio of retail and mixed-use properties comprised of both stabilized, income-producing properties and value-added opportunities offers investors the potential for a higher investment return for a given level of risk relative to a more concentrated investment portfolio. We will seek to maximize our income and capital growth during our operating period by (1) selling a portion of the properties in our portfolio when appropriate and reinvesting the net sales proceeds into additional properties and (2) owning and managing the remainder of our portfolio as income-producing assets during our entire operating period.

Q:	What is the experience of your management team?

A:	We are externally managed and advised by our advisor, which is responsible for identifying and making acquisitions on our behalf. Our advisor will utilize the services of AmREIT and its affiliates in performing its duties under the advisory agreement. The key members of AmREIT’s management team include H. Kerr Taylor, Chad C. Braun, Tenel H. Tayar, Anne Newtown, David M. Thailing and Brett P. Treadwell. Please see the “Management” section of this prospectus for the experience of these individuals. AmREIT’s management team collectively has substantial experience in various aspects of acquiring, developing, redeveloping, owning, managing, leasing, financing and operating retail and mixed-use real estate.

In addition to operating AmREIT since 1993, AmREIT and its affiliates have sponsored a total of 17 real estate partnerships since 1985. As of December 31, 2006, approximately $170 million had been raised from over 4,000 investors through all of the AmREIT sponsored partnerships.

Q:	Who will choose which investments to make?

A:	Our advisor will recommend and present to our board of directors opportunities for investments in properties based on specific investment objectives and criteria. Our advisor utilizes the services of AmREIT and its affiliates in providing services to us. We have established an investment committee comprised of a majority of independent directors, which may approve any investment up to 10.0% of the aggregate cost of our portfolio.

Q:	How does a “best efforts” offering work?

A:	When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of common stock.

Q:	How long will this offering last?

A:	The offering will not last beyond November 21, 2009 (two years from the date of this prospectus), unless extended. However, in certain states the offering may continue for just one year unless we renew the offering period for up to one additional year.

Q:	What happens if you do not raise a minimum of $2,000,000 in this offering?

A:	We will not sell any shares unless we sell a minimum of $2,000,000 in shares by November 21, 2008 (one year from the date of this prospectus). Purchases by our directors, officers and affiliates will not count toward meeting this minimum threshold. Pending satisfaction of this minimum offering requirement, all subscription payments will be placed in an account held by an escrow agent, Wells Fargo, N.A., 1021 Main Street, Houston, Texas 77002, in trust for subscribers’ benefit, pending release to us. If we do not sell $2,000,000 in shares to the public by November 21, 2008 (one year from the date of this prospectus), we will terminate this offering and return all subscribers’ funds, plus interest. If we meet the minimum offering amount, the proceeds held in escrow, plus interest, will be released to us.

Q:	Will I receive a stock certificate?

A:	No. You will not receive a stock certificate unless expressly authorized by our board. We anticipate that all shares of our common stock will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces the offering costs.

Q:	Who can buy shares of common stock in this offering?

A:	In general, you may buy shares of our common stock pursuant to this prospectus if you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Generally, you must initially invest at least $10,000 and volume discounts are available for certain large purchases. See “Plan of Distribution — Selling Commissions and Volume Discounts.” After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of at least $1,000, except for purchases made pursuant to our distribution reinvestment plan. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” above.

Our affiliates may also purchase shares of our common stock. The selling commission, the dealer manager fee and the organization and offering expense reimbursement that are payable by other investors in this offering will be reduced or waived for our affiliates. The purchase of shares of our common stock by our affiliates will not count toward satisfying our minimum offering requirements.

Q:	For whom is an investment in our shares recommended?

A:	An investment in our shares may be appropriate for you if you meet the minimum suitability standards mentioned above under “Suitability Standards,” seek to diversify your personal portfolio with a real estate based investment, seek to receive current income through our payment of distributions, seek to preserve your capital contribution, wish to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity plans. We cannot guarantee that we will achieve any of these objectives.

Q:	How do I subscribe for shares of common stock?

A:	If you meet the suitability standards and choose to purchase shares in this offering, you will need to (1) complete a subscription agreement, the form of which is attached to this prospectus as Appendix B, and (2) pay for the shares at the time you subscribe. We reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected by us within 30 days of receipt by us and, if rejected, all funds will be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected.

Q:	Are there any special restrictions on the ownership of shares?

A:	Yes. Our charter prohibits the ownership of more than 9.8% in value of our common stock and more than 9.8% in value or number of shares of our common stock, whichever is more restrictive, unless exempted by our board of directors. This prohibition may discourage large investors from purchasing our shares and may limit your ability to transfer your shares. In order to comply with tax rules applicable to REITs, we will require our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis. These restrictions are designed to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Capital Stock — Restriction on Ownership of Shares of Capital Stock.”

Q:	Is there any minimum initial investment required?

A:	Yes. To purchase shares in this offering, you must make an initial purchase of at least $10,000 in shares. Once you have satisfied the minimum initial purchase requirement, any additional purchases of our shares in this offering must be in amounts of at least $1,000, except for additional purchases pursuant to our distribution reinvestment plan. See “Plan of Distribution — Minimum Offering.”

Q:	How will the payment of fees and expenses affect my invested capital?

A:	The payment of fees and expenses will reduce the funds available to us for investment in properties. The payment of fees and expenses will also reduce the book value of your shares of common stock. However, you will not be required to pay any additional amounts in connection with the fees and expenses described in this prospectus.

Q:	Will the distributions I receive be taxable?

A:	Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will generally be taxed as ordinary dividend income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our distributions may be designated and treated in your hands as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your investment and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	When will I get my detailed tax information?

A:	We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or the dealer manager at:

AmREIT Securities Company
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
(713) 850-1400
Attention: Investor Services

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following information in conjunction with the other information contained in this prospectus before purchasing our common stock. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially adversely affected. If this were to occur, the value of our common stock could decline and you may lose all or part of your investment. The risks and uncertainties described below are not the only ones we face, but represent those risks and uncertainties that we believe are material to our business. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Investing in This Offering

There is no public trading market for the shares of our common stock; therefore it will be difficult for you to sell your shares of common stock.

There is no current public market for the shares of our common stock and we have no obligation or current plans to apply for listing on any public securities market. It will therefore be very difficult for you to sell your shares of common stock promptly or at all. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for your shares to be at a substantial discount to their initial offering price. The principal means of liquidity will be through our share redemption plan. Therefore, you should purchase shares of our common stock only as a long-term investment.

This is a blind pool offering because we have not identified any specific investments to make with the net proceeds we will receive from this offering. If we are unable to find suitable investments, we may not be able to achieve our investment objectives.

As of the date of this prospectus, we have not acquired nor contracted to acquire any investments. Our advisor has not identified any properties to purchase with the net proceeds we will receive from this offering. As a result, investors in the offering will be unable to evaluate the manner in which the net proceeds are invested and the economic merits of our investments prior to subscribing for shares of our common stock. Additionally, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning our properties. You must rely on our advisor to evaluate our investment opportunities, and our advisor may not be able to achieve our investment objectives, may make unwise decisions or may make decisions that are not in our best interest because of conflicts of interest. Further, we cannot assure you that our investments in properties made using the proceeds of this offering will produce a return on our investment or will generate cash flow to enable us to make distributions to our stockholders.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make which could negatively impact your investment.

This offering is being made on a “best efforts” basis, whereby our dealer manager and participating broker-dealers are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified portfolio. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to make distributions could be adversely affected. Additionally, if we are unable to raise substantially more than the minimum offering amount of $2,000,000, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our property investments are located and the types of investments that we make. In that case, the likelihood that any single investment’s performance would adversely affect our profitability will increase.

You will not have the benefit of an independent due diligence review in connection with this offering.

Because our dealer manager is an affiliate of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering.

You are limited in your ability to sell your shares of common stock pursuant to our share redemption plan.

Our share redemption plan may provide you with a limited opportunity to have your shares redeemed by us at a price equal to or at a discount from the purchase price of the shares after you have held them for a minimum of one year. However, we presently intend to limit the number of shares to be redeemed during any calendar year to the number of shares we can redeem with the proceeds we receive from the sale of shares of our common stock under our distribution reinvestment plan. In addition, we will not redeem shares in excess of five percent of the weighted average number of shares outstanding during the prior calendar year. Of this amount, we intend to reserve the ability to redeem up to two percent of the weighted average number of shares outstanding during the prior calendar year to accommodate redemption requests made within two years of a stockholder’s death or disability. Notwithstanding the foregoing limitations, all redemptions requested within two years of the death of a stockholder will be honored. Our board reserves the right to reject any redemption request for any reason or no reason or to amend or terminate the share redemption plan at any time. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares of common stock back to us pursuant to our share redemption plan or that you will receive the same price you paid for any shares of our common stock being redeemed. See “Description of Capital Stock — Share Redemption Plan.”

We established the offering price of our shares on an arbitrary basis and the fixed offering price may not accurately represent the current value of our assets at any particular time.

Our board of directors arbitrarily determined the selling price of the shares of the common stock being sold in this offering, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. In addition, this is a fixed price offering, which means that the offering price for shares of our common stock will not vary based on the underlying value of our assets at any time. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we may own nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets at any particular time and may be higher or lower than the actual value of our assets at such time.

We presently intend to effect a liquidity event within seven years following the completion of our offering stage; however, there can be no assurance that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to obtain liquidity for your investment.

On a limited basis, you may be able to sell shares through our share repurchase plan. However, in the future we may also consider various forms of liquidity events, including but not limited to sales of assets, either on a portfolio basis or individually, a listing of our shares on a national securities exchange, a merger or another transaction approved by our board of directors. We presently intend to effect a liquidity event within seven years following the completion of our offering stage, which we will view as complete upon the termination of our last public equity offering prior to the listing of our shares on a national securities exchange. However, there can be no assurance that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through our share redemption plan.

If we effect a liquidity event, you may not receive all of your invested capital. Because a portion of the offering price from the sale of shares will be used to pay expenses and fees, the full offering price paid by stockholders will not be invested in real estate investments. As a result, stockholders will only receive a full return of their invested capital if either (1) we sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

Our advisor may receive substantial compensation in connection with an internalization, which could negatively impact your investment returns.

We are externally managed and advised by REITPlus Advisor pursuant to an advisory agreement, the term of which ends one year after the date of this prospectus, subject to renewals by the parties for an unlimited number of successive one-year periods. In order to authorize the renewal of the advisory agreement, our board of directors will be required to make a determination that remaining externally advised by REITPlus Advisor is in our best interest. As such time as we have substantial assets and operations, our board of directors may determine that it is more cost-effective for us to be self-advised and self-managed. In addition, because a majority of publicly traded REITs are self-managed and self-advised, our board of directors may determine that it is in our best interest to have our own internal management personnel in preparation for listing our shares on a national securities exchange. If our board makes this determination, it may determine the most efficient means of becoming self-managed and self-advised would be to negotiate for us to acquire REITPlus Advisor in a transaction referred to as internalization. An internalization transaction could have the effect of reducing the amount of investment returns to our stockholders in the event that we pay more for the advisor than the value of the internal management function to our company.

An affiliate of our advisor may be entitled to receive substantial compensation from us when we consummate a liquidity event, which could negatively impact your investment returns.

In the future, our board of directors will consider various types of transactions to provide liquidity to stockholders, including but not limited to sales of assets either on a portfolio basis or individually, a listing of our shares on a national stock exchange, a merger or another transaction approved by our board of directors. In the event that our board of directors determines to list our shares on a national securities exchange at such time as we remain externally advised by REITPlus Advisor, we would be potentially required to pay compensation to REITPlus Holdings, LLC, the holder of special units in our operating partnership. In the event that our board of directors approves a sale or merger of our company, it is likely that such a transaction would cause a termination of our advisory agreement. Upon the termination of the advisory agreement, we would be potentially required to make a one-time payment to the holder of the special units in the form of a promissory note in an amount calculated in a similar manner based upon the market value of our company as of the date of termination. Pursuant to the terms of the special units, in the event that we sell all or substantially all of our assets, we would be potentially required to pay the holder of the special units the subordinated distributions of net sales proceeds described under “Management Compensation.” This potential obligation to make substantial payments to our advisor’s affiliates in the event of a listing, sale or merger of our company or sale of our assets may limit the amount that you will receive upon the consummation of a liquidity event.

Risks Related to Our Business

We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives; the prior performance of other AmREIT sponsored programs may not be an accurate predictor of our future results.

We have no prior operating history and we may not be able to achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risks than the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of other investment programs sponsored by AmREIT to predict our future results.

If we are delayed in finding or unable to find suitable investments, we may not be able to achieve our investment objectives or make distributions to our stockholders.

We could suffer from delays in locating suitable investments. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase, develop and redevelop specific assets will depend in part on the amount of proceeds we have at any given time. Delays we encounter in the selection, acquisition and development of properties likely would adversely affect our ability to make distributions and the value of your overall returns. In particular, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties.

Our cash distributions are not guaranteed, may fluctuate and may constitute a return of capital.

The actual amount and timing of distributions will be determined by our board of directors and typically will depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. Our long-term strategy is to fund the payment of monthly distributions to our stockholders entirely from our funds from operations. However, during the early stages of our operations, we may need to borrow funds to make cash distributions. Distributions payable to stockholders may also include a return of capital, rather than a return on capital. In the event that we are unable to consistently fund monthly distributions to stockholders entirely from our funds from operations, the value of your shares upon the possible listing of our stock, the sale of our assets or any other liquidity event may be reduced. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital. In addition, to the extent we make distributions to stockholders with sources other than funds from operations, the amount of cash that is distributed from such sources will limit the amount of investments in properties that we can make, which will in turn limit our ability to make future distributions.

We are uncertain of our sources of debt or equity for funding our future capital needs.

The net proceeds from this offering will be used for investments in properties, operating expenses and for the payment of various fees and expenses such as acquisition fees, asset management fees and property management fees. We do not anticipate that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future for acquisitions, the development or improvement of our properties or for any other reason, we cannot be certain that sources of funding will be available to us. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new properties, to develop or improve our properties and to expand our operations will be adversely affected.

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock and otherwise adversely affect your investment. On November 1, 2007, we filed an amended and restated charter authorizing the issuance of 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock with a par value of $0.01 per share and 50,000,000 shares of capital stock are designated as preferred stock with a par value of $0.01 per share. Our board may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage (1) a merger, tender offer or proxy contest; (2) the assumption of control by a holder of a large block of our securities; and (3) the removal of incumbent management.

Risks Related to Our Relationship with Our Advisor and its Affiliates

We depend on our advisor and its key personnel.

Our ability to make distributions and achieve our investment objectives is dependent upon the performance of our advisor in the acquisition of properties, the management of our portfolio, the selection of tenants for our properties and the determination of any financing arrangements. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, our advisor may be unable to allocate time and resources to our operations. If our advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders. In addition, our success depends to a significant degree upon the continued contributions of certain of the key personnel of AmREIT, our advisor’s parent, each of whom would be difficult to replace. AmREIT’s key personnel are H. Kerr Taylor, Chad C. Braun, Tenel H. Tayar, Anne Newtown, David M. Thailing and Brett P. Treadwell. We currently do not have key man life insurance on any of these key personnel. If any of such key personnel were to cease employment with AmREIT, our operating results could suffer.

Because our advisor and its management do not have experience investing capital in real estate in the amount of proceeds we seek to raise in this offering, we may not be able to meet our investment objectives.

If we raise significant proceeds in this offering, our advisor and its management will be required to identify investments to enable us to invest all of our proceeds in properties. All of the prior real estate programs managed by our advisor’s management raised significantly less capital than the amount we seek to raise in this offering. If our advisor fails to identify enough suitable investments for the capital we raise in this offering, we will not be able to meet our investment objectives.

We will compete with other AmREIT affiliated entities for opportunities to acquire or sell certain properties, which could adversely affect our investment opportunities.

AmREIT has agreed generally to provide us with the first opportunity to acquire properties which it identifies as Tomorrow’s Irreplaceable Corner investments. This will require AmREIT to make a determination in its discretion of whether a property is a Tomorrow’s Irreplaceable Corner investment and AmREIT will be subject to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions when other affiliated programs are also seeking investments. Because AmREIT and other AmREIT sponsored programs are also seeking similar investments, we may not have the opportunity to invest in certain attractive investment opportunities identified by our advisor.

In addition, we may sell or seek tenants for our properties at the same time as AmREIT and other AmREIT sponsored programs are selling and seeking tenants for properties. Certain of our affiliates, including AmREIT, own and manage properties in many geographical areas in which we expect to own properties. Therefore, our properties may compete for tenants with other properties owned and managed by other AmREIT affiliated entities. Our advisor may face conflicts of interest when evaluating tenant leasing opportunities for our properties and properties owned and managed by AmREIT affiliated entities and these conflicts of interest may have a negative impact on our ability to attract and retain tenants. See “Conflicts of Interest — Competition.”

Our advisor and its officers and employees and certain of AmREIT’s key personnel face competing demands relating to their time, and this may cause our operating results to suffer.

Our advisor is a newly formed entity which is a subsidiary of AmREIT. Our advisor has no employees of its own as of the date of this prospectus and until such time, if ever, as our advisor hires sufficient personnel to perform services for us under the advisory agreement, our advisor will rely on employees of AmREIT and its affiliates. AmREIT’s officers and employees are key personnel, general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to our advisor’s and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Our advisor and its affiliates, including our officers and our affiliated directors, will face conflicts of interest caused by compensation arrangements with us and other AmREIT affiliated entities, which could result in actions that are not in the best interests of our stockholders.

Our advisor and its affiliates will receive substantial fees from us in return for their services and these fees could influence our advisor’s advice to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	public offerings of equity by us, which allow the dealer manager to earn additional dealer manager fees and the advisor to earn increased acquisition fees and asset management fees;

•	property acquisitions and sales, which allow the advisor to earn additional acquisition fees, asset management fees and possibly additional real estate sales commissions; and

•	property acquisitions for other AmREIT affiliated entities, which may allow the advisor or its affiliates to earn additional acquisition fees and asset management fees.

Further, our advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee. Certain potential acquisition fees and asset management fees paid to the advisor and management and leasing fees paid to our property manager would be paid irrespective of the quality of the underlying real estate or property management services during the term of the related agreement. These fees may incent the advisor to recommend the purchase of a property that may not be in our best interest at the time. In evaluating investments and other management strategies, the opportunity to earn these fees may lead the advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. Considerations relating to our affiliates’ compensation from us and other AmREIT affiliated entities could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you distributions or result in a decline in the value of your investment. See “Conflicts of Interest” for a discussion of various conflicts of interest and “Management — The Advisor and the Advisory Agreement” for a description of the compensation to be paid to our affiliates.

Our advisor may have conflicting fiduciary obligations if we acquire properties with its affiliates.

Our advisor may cause us to acquire an interest in a property from its affiliates or through a joint venture with its affiliates or to dispose of an interest in a property to its affiliates. In these circumstances, the advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. The resolution of this conflict of interest may cause the advisor to sacrifice our best interest in favor of its affiliate and, therefore, we may enter into a transaction that is not in our best interest. See “Conflicts of Interest.”

The fees payable to our advisor, the dealer manager and other affiliates were not determined on an arm’s-length basis.

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm’s-length basis and therefore may not be on terms as favorable as those we could achieve from a third party. See “Conflicts of Interest.”

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

Alston & Bird LLP acts as legal counsel to us and also represents our advisor and some of its affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the

Code of Professional Responsibility of the legal profession, Alston & Bird LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Alston & Bird LLP may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives. See “Conflicts of Interest — Lack of Separate Representations.”

Risks Related to Our Corporate Structure

You will have limited control over changes in our policies and operations.

Our board determines our major policies, including our policies regarding our investment objectives, acquisitions, dispositions, financing, growth, debt capitalization, REIT qualification, redemptions and distributions. Our board may amend or revise these and other policies without a stockholder vote. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board and stockholders. See “Description of Capital Stock — Restriction on Ownership of Shares of Capital Stock.”

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in accordance with the applicable standard of conduct. Our charter, in the case of our directors, officers and advisor and our advisor’s affiliates, and the advisory agreement, in the case of our advisor, require us to indemnify our directors, officers and advisor and our advisor’s affiliates for actions taken by them in good faith and without negligence or misconduct (gross negligence or willful misconduct in the case of our independent directors) and provided certain other conditions are met. Additionally, our charter limits the liability of our directors and officers for monetary damages, subject to any limitations required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Associations, also known as the NASAA REIT Guidelines, and Maryland law. Although our charter does not allow us to exonerate and indemnify our directors, officers and advisor and our advisor’s affiliates to a greater extent than permitted under Maryland law and the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers and advisor and our advisor’s affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers and advisor and our advisor’s affiliates in some cases which would decrease the cash otherwise available for distribution to you.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to exit the investment.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10.0% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. See “Description of Capital Stock — Business Combinations.”

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended. If for any reason we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to maintain our exemption from regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and to make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with the Investment Company Act exemption, our advisor may be required to impose limitations on our investment activities. In particular, our advisor may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related to Investments in Properties

The current market to purchase real estate is highly competitive and experiencing substantial influxes of capital. If we purchase real estate in this environment, we may not be able to acquire investments on terms that will allow us to realize appreciation in the value of our properties and the distributions we pay to stockholders will be lower.

The current real estate market is highly competitive and experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for income-producing real estate may result in inflated purchase prices for such properties. We will compete with numerous other entities, including affiliates, seeking to buy income-producing properties. These entities may have superior experience and financial strength. To the extent we purchase real estate in a highly competitive environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, the value of our investment may not appreciate or may decrease significantly below the amount we paid for such investment. Further, since we may acquire properties in the current real estate market in which prices are high in relation to historical norms, we could be limited in the number of investments that we can make and in our ability to acquire a diversified portfolio of income-producing properties. If we pay higher purchase prices for our properties, it may adversely affect our profitability, our ability to pay distributions to our stockholders and stockholders’ overall investment returns.

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We will be subject to risks generally attributable to the ownership of real property, including:

•	changes in national, regional or local economic, demographic or real estate market conditions;

•	changes in supply of or demand for similar properties in an area;

•	increased competition for real property investments targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	changes in interest rates and availability of financing; and

•	changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions.

Geographic concentration of our properties could make us vulnerable to negative economic and other trends.

Our advisor’s investment experience has historically concentrated in the State of Texas. We similarly anticipate that a majority of the investments we make during our initial operating period will be in properties located in the State of Texas. Therefore, an economic downturn in Texas could have an adverse effect on our financial condition and ability to make distributions to stockholders.

A property that incurs a vacancy could be difficult to sell or re-lease.

A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. In addition, certain of the properties we acquire may have some level of vacancy at the time of closing. Certain other properties may be specifically suited to the particular needs of a tenant and may become vacant. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the leases of such property.

We may not have funding for future tenant improvements.

When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. Substantially all of the net proceeds from this offering will be invested in properties and we do not anticipate that we will maintain permanent working capital reserves. See “Estimated Use of Proceeds.” We do not currently have an identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. If we do not establish sufficient reserves for working capital or obtain adequate secured financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our properties. If we defer such improvements, the applicable properties may decline in value, and it may be more difficult for us to attract or retain tenants to such properties or the amount of rent we can charge at such properties may decrease. We cannot assure you that we will have any sources of funding available to us for repair or reconstruction of damaged real property in the future.

Our investments in development and redevelopment properties may be subject to certain risks which could harm our operating results and reduce the amount of funds available for distribution.

As a component of our strategy for realizing growth in the value of our investments, we plan to develop new properties and redevelop existing properties. To the extent we develop or redevelop properties, such properties will be subject to a number of risks, including, but not limited to:

•	the inability to obtain or delays in obtaining required zoning, occupancy and other governmental approvals;

•	a lack of operating and rental history;

•	inability to reach projected occupancy and rental rates;

•	higher than estimated construction costs and cost overruns; and

•	inability to obtain financing or to obtain financing on terms favorable to us.

Our properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our properties are subject to real and personal property taxes that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

We will attempt to adequately insure all of our properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

Delays in the acquisition, development and redevelopment of properties may have adverse effects on your investment.

Delays we encounter in the selection, acquisition, development and redevelopment of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of income attributable to those particular properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly developed projects. Furthermore, the price we agree to pay to acquire real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

The terms of joint venture agreements or other joint ownership arrangements into which we may enter could impair our operating flexibility and our results of operations.

In connection with the purchase of real estate, we may enter into joint ventures with third parties, including affiliates of our advisor. We may also purchase or develop properties in co-ownership arrangements with the sellers of the properties, developers or other persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. Our joint venture partners may have rights to take some actions over which we have no control and may take actions contrary to our interests. Joint ownership of an investment in real estate may involve risks not associated with direct ownership of real estate, including the following:

•	a venture partner may at any time have economic or other business interests or goals which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	a venture partner might become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	actions taken by a venture partner might have the result of subjecting the property to liabilities in excess of those contemplated; and

•	a venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached, which might adversely affect the joint venture and decrease potential returns to you. If we have a right of first refusal or buy/sell right to buy out a venture partner, we may be unable to finance such a buy-out or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a venture partner subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. In addition, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our venture partner. See “Conflicts of Interest — Joint Venture with Affiliates of Our Advisor.”

Costs of complying with governmental laws and regulations may adversely affect our income and the cash available for distribution.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15.0% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

Risks Associated with Retail and Mixed-Use Properties

We anticipate that our properties will consist primarily of retail properties and, to a lesser degree, mixed-use properties. Our performance, therefore, is linked to the market for retail space generally.

The market for retail space has been and could be adversely affected by weaknesses in the national, regional and local economies, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, excess amounts of retail space in a number of markets and competition for tenants with other shopping centers in our markets. In addition, in order for our mixed-use properties to be successful, we will need to achieve the optimal mix of components, including retail, residential, office and hospitality. In some cases, particularly where a property has characteristics consistent with our investment strategy is involved, the highest and best use of the property may be hotel, office or high-rise residential and may not have a retail component. If our mixed-use properties do not have the proper mix of these components, our returns and ability to pay distributions will suffer.

Our retail tenants will face competition from numerous retail channels, which may reduce our profitability and ability to pay distributions.

Retailers at our properties will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the Internet. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

Retail conditions may adversely affect our base rent and subsequently, our income.

Some of our leases may provide for base rent plus contractual base rent increases. A number of our retail leases may also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate. Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we may derive from percentage rent leases could decline upon a general economic downturn.

Our revenue will be impacted by the success and economic viability of our anchor retail tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space and adversely affect the returns on your investment.

In the retail sector, a tenant occupying all or a large portion of the gross leasable area of a retail center, commonly referred to as an anchor tenant, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases may permit cancellation or rent reduction if another tenant’s lease is terminated. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases. In the event that we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

Risks Associated with Debt Financing

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We intend to finance a portion of the purchase price of properties by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300.0% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75.0% of the cost of our properties before non-cash reserves and depreciation. In addition, we may incur mortgage debt and pledge some or all of our properties as security for that debt to obtain funds to acquire additional properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90.0% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of distributions we can make to our stockholders.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace REITPlus Advisor as our advisor. In addition, loan documents may limit our ability to replace the property manager or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Federal Income Tax Risks

This summary of certain tax risks is limited to the federal tax risks addressed below. This summary and the opinion referred to herein are not intended or written by us to be relied upon or used, and cannot be relied upon or used by holders of our common stock for the purpose of avoiding penalties that may be imposed on holders of our common stock. This summary and the opinion referred to herein are written to support the promotion or marketing of this offering. We urge you to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of our common stock, ownership and sale of the shares of our common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We intend to operate in a manner designed to permit us to qualify as a REIT for federal income tax purposes, commencing with the taxable year in which we satisfy the minimum offering requirements, which is currently expected to be the year ending December 31, 2008. Although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status, we will receive the opinion of our special tax counsel, Alston & Bird LLP, with respect to our qualification as a REIT. This opinion will be issued in connection with this offering. Investors should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or on any court. The opinion of Alston & Bird LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Alston & Bird LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Alston & Bird LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Internal Revenue Code, as amended, or the Code, for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as we will. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board to recommend that we revoke our REIT election.

We believe that our operating partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were successfully to determine that our operating partnership were properly treated as a corporation, our operating partnership would be required to pay federal income tax at corporate rates on its net income, its partners would be treated as stockholders of our operating partnership and distributions to partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income. In addition, we could fail to qualify as a REIT, with the resulting consequences described above. See “Federal Income Tax Considerations — Federal Income Tax Aspects of the Operating Partnership — Classification as a Partnership.”

To qualify as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90.0% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4.0% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (i) 85.0% of our ordinary income, (ii) 95.0% of our capital gain net income and (iii) 100.0% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties, and it is possible that we might be required to borrow funds or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute, it is possible that we might not always be able to do so.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective beginning with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

Even if you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Current tax law provides that the maximum tax rate for distributions payable by corporations to individuals is 15.0% through 2010. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15.0% preferential rate. Although current law does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock. See “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions Generally.”

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (i) conducting activities that may otherwise be considered prohibited transaction through a taxable REIT subsidiary, (ii) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction, or (iii) structuring certain dispositions of our properties to comply with certain safe harbors available under the Code for properties held at least four years. However, despite our present intention, no assurance can be given that that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100.0% tax. We may also not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•	part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

•	part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

See “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders.”

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits. See “Federal Income Tax Considerations — Operational Requirements.”

Liquidation of assets may jeopardize our REIT status.

To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100.0% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Foreign investors may be subject to FIRPTA on the sale of common stock if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50.0% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5.0% of the value of our outstanding common stock. See “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Non-Dividend Distributions.”

Risks Related to Employee Benefit Plans and Individual Retirement Accounts

If our assets are deemed to be ERISA plan assets, the advisor and we may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. If the advisor or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance.

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in our common stock.

If you are investing the assets of an IRA, pension, profit sharing, 401(k), Keogh or other qualified retirement plan, you should satisfy yourself, where applicable, that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce unrelated business taxable income for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

See “ERISA Considerations” for a more complete discussion of the foregoing issues and other risks associated with an investment in shares of our common stock by retirement plans.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate market specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to generally accepted accounting principles.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimates of how we intend to use the gross proceeds from this offering. Information is provided assuming that we sell (1) the minimum of $2,000,000 (200,000 shares) in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan, (2) the maximum assumed allocation of $500,000,000 (50,000,000 shares) in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan and (3) the maximum of $500,000,000 (50,000,000 shares) in shares of our common stock pursuant to the primary offering and $50,000,000 (5,263,158 shares) in shares of our common stock pursuant to our distribution reinvestment plan. The actual use of the capital we raise is likely to be different than the figures presented in the table, because we may not raise the entire offering amount of $500,000,000 in our primary offering or the entire amount of $50,000,000 pursuant to our distribution reinvestment plan. Shares of our common stock will be offered in the primary offering to the public at $10.00 per share and issued pursuant to our distribution reinvestment plan at $9.50 per share. As a result, the allocation of shares of our common stock sold pursuant to the primary offering and pursuant to our distribution reinvestment plan will affect the gross proceeds, net proceeds and amount invested.

The amounts in this table assume that the full fees and commissions are paid on all shares of our common stock offered to the public in the primary offering. The selling commission and, in some cases, all or a portion of the dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. We will use the net proceeds of the offering to invest in properties and to pay the ongoing fees set forth in the table below. We have not yet identified any specific real property to acquire using the proceeds from this offering. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

	Minimum		Maximum
	Primary Offering		Primary Offering
	Amount	%	Amount	%

Gross Proceeds	$2,000,000	100.0%	$500,000,000	100.0%
Less:
Selling Commissions(1)(2)	135,000	6.75	33,750,000	6.75
Dealer Manager Fee(1)(2)	60,000	3.0	15,000,000	3.0
Organization and Offering Expense(3)	25,000	1.25	6,250,000	1.25

Net Proceeds(4)	$1,780,000	89.0%	$445,000,000	89.0%
Less:
Acquisition Fee(5)(6)	40,050	2.0	10,012,500	2.0
Acquisition Expense(7)	8,900	0.4	2,225,000	0.4

Working Capital Reserve(8)	—	—	—	—
Amount Available for Investment(4)(8)(9)	$1,731,050	86.55%	$432,762,500	86.55%

(1)	The purchase price for shares of our common stock sold in the primary offering includes a selling commission equal to 6.75% of gross offering proceeds (which commissions may be reduced under certain circumstances for volume or other discounts) and a dealer manager fee equal to 3.0% of gross offering proceeds, both of which will be payable to the dealer manager. The dealer manager, in its sole discretion, may reallow to other broker-dealers participating in this offering all or a portion of the selling commission attributable to the shares of our common stock sold by them and may also reallow out of its dealer manager fee to such participating broker-dealers up to 1.25% of gross offering proceeds from the sale of shares in the primary offering for reimbursement of marketing expenses and up to an additional 0.25% of gross offering proceeds from the sale of shares in the primary offering for reimbursement of bona fide due diligence expenses.

(2)	Neither the selling commission, the dealer manager fee nor the reimbursement of organization and offering expenses will be paid on shares of our common stock issued pursuant to our distribution reinvestment plan.

(3)	Organization and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse the advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which shall include, but not be limited to, development of marketing materials and marketing presentations, participating in due diligence and marketing meetings and coordinating generally the marketing process for this offering. Of the estimated $6,250,000 maximum organization and offering expense reimbursement, approximately $6.1 million of the expenses (or 1.43% of gross offering proceeds assuming we issue 50,000,000 shares of our common stock pursuant to the primary offering and 5,263,158 shares of our common stock pursuant to our distribution reinvestment plan) are anticipated to be used for wholesaling activities and are therefore deemed to be additional underwriting compensation pursuant to FINRA Rule 2710. The advisor and its affiliates will be responsible for the payment of our cumulative organization and offering expenses, other than the selling commission and the dealer manager fee, to the extent they exceed 1.25% of the aggregate gross proceeds from the sale of shares in the primary offering with no recourse to us.

(4)	Until substantially all of the net offering proceeds are invested in connection with the acquisition and development of properties, substantially all of the net offering proceeds and any working capital reserves may be invested in short-term, highly-liquid investments including but not limited to government obligations, bank certificates of deposit, short-term debt obligations, interest-bearing accounts and preferred equity securities. The number of properties we are able to acquire or develop will depend on several factors, including the amount of capital raised in this offering, the extent to which proceeds from the distribution reinvestment plan offering are used to redeem shares under our share redemption plan, the extent to which we incur debt or issue common units in our operating partnership in order to acquire or develop properties and the purchase price of the properties we acquire or develop. We are not able to estimate the number of properties we may acquire or develop assuming the sale of any particular number of shares of our common stock. However, in general we expect that the concentration risk of our portfolio of properties will be inversely related to the number of shares of our common stock sold in this offering.

(5)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with the selection and acquisition of properties. We will pay the advisor acquisition fees in connection with each of our property investments. The acquisition fee will be an amount equal to up to 2.25% of the purchase price of the property. For properties that we develop or redevelop, we will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project and that are approved by our independent directors. We may also engage AmREIT Construction Company, an affiliate of our advisor, to provide general contracting services for our development and redevelopment projects, and such fees will be usual and customary for comparable services rendered to similar projects in the geographic market of the project and that are approved by our independent directors.

(6)	The amounts in this table assume that (a) all properties acquired are constructed and have operating histories, (b) there is zero leverage in the portfolio and (c) the proceeds from this offering are fully invested. These assumptions may change due to different factors, including changes in the allocations of shares between the primary offering and the distribution reinvestment plan offering. In the event we incur debt or issue new shares of our common stock outside of this offering or interests in our operating partnership in order to acquire properties, then the acquisition fees and amounts invested in real property would exceed the amounts stated above.

(7)	Acquisition expenses include any and all expenses, exclusive of acquisition fees, incurred in connection with the selection, evaluation and acquisition of, and investment in properties, whether or not acquired or made, including, but not limited to, legal fees and expenses, travel and communications expenses, appraisal and survey costs, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes, and the costs of performing due diligence related to the selection, evaluation and acquisition of properties. We will reimburse our advisor for acquisition expenses, whether or not the evaluated property is acquired. We have assumed for the purposes of this table that acquisition expenses will be 0.5% of the purchase price of properties we evaluate and acquire. The reimbursement of acquisition fees and expenses, including development fees, real estate commissions paid to third parties and finance coordination fees, will not exceed, in the aggregate, 6.0% of the contract purchase price, including any development or redevelopment costs, unless fees in excess of such limits are approved by a majority of the disinterested directors and by a majority of the disinterested independent directors.

(8)	Because most of the leases for the properties to be acquired by us will likely provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of properties will be established. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from gross offering proceeds out of cash flow generated by operating properties or out of available proceeds from the sale of any properties.

(9)	Includes amounts anticipated to be invested in properties, including other third party acquisition expenses that are included in the total acquisition costs of the properties acquired. For properties that are not acquired, these costs are expensed. Third party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential acquisitions, regardless of whether the real property is actually acquired. Acquisition expenses as a percentage of a real property’s contract price vary. However, in no event will total acquisition fees and acquisition expenses on a real property exceed 6.0% of the contract price of the real property.

INVESTMENT OBJECTIVES, STRATEGY AND POLICIES

Investment Objectives

Our primary investment objectives are:

•	to provide current income to our stockholders in the form of monthly cash distributions;

•	to preserve and protect our stockholders’ capital contributions; and

•	to realize growth in the value of our assets upon the ultimate sale of our properties.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Our board of directors may change our investment objectives if it determines that it is advisable and in the best interest of our stockholders.

Investment Strategy

The focus of our investment strategy is to acquire a portfolio of retail and mixed-use properties, including a combination of stabilized, income-producing properties and value-added opportunities. We believe that a diversified investment portfolio comprised of both stabilized, income-producing properties and value-added opportunities offers investors the potential for a higher investment return for a given level of risk relative to a more concentrated investment portfolio. We will seek to maximize our income and capital growth during our operating period by (1) selling a portion of the properties in our portfolio when appropriate and reinvesting the net sales proceeds into additional properties and (2) owning and managing the remainder of our portfolio as income-producing assets during our entire operating period.

The properties we will retain in our portfolio as long-term investments will generally have strong operating histories and a steady stream of current income from existing leases. The remainder of our portfolio will be comprised of value-added properties. Value-added opportunities arise in circumstances where a property may be undervalued or where product re-positioning, capital expenditures, development, redevelopment or improved property management may increase cash flows. Development and redevelopment projects allow us to deploy capital in real estate properties that we build or improve. We anticipate that we will sell properties we have acquired as value-added projects on an opportunistic basis after completion of substantial value creation and then redeploy the net proceeds in other investments that are complimentary to our overall portfolio. We expect that the total investment return from our value-added projects will have a relatively larger component derived from capital appreciation than from current income, whereas the total investment return from the core, stabilized assets in our portfolio will represent a relatively larger current income component.

Our primary investment strategy will be to seek to acquire properties which we refer to as “Tomorrow’s Irreplaceable Corners.” These types of properties generally possess the following attributes:

•	located in markets with increasing urban densities;

•	located at the intersections of major roads that we anticipate will become high-traffic areas;

•	located in markets with increasing household incomes which we expect will become affluent areas; and

•	projected optimal investment horizon of five to seven years, providing for the potential for near-term value creation.

We believe that if we (i) invest in properties that are located in areas that do not meet all of these factors at the time of our investment, but where market research demonstrates the opportunity to meet all or substantially all of these factors in the near term, and (ii) apply development, redevelopment, repositioning and/or active property management techniques to the acquisition, we will have a greater potential for value creation and appreciation in the investments we make upon our ultimate disposition of our properties than if we were to acquire properties that are already fully leased, stabilized and recently developed or redeveloped in markets which had already been recognized as having superior density and demographics. Our advisor will use the criteria we associate with Tomorrow’s Irreplaceable Corners to measure the quality and value of investment opportunities relative to others in evaluating each proposed real estate investment. We believe that the sound real estate fundamentals associated with Tomorrow’s Irreplaceable Corners investments will allow us (i) to meet our current income objectives by enhancing the tenant mix and rental income from our properties and (ii) to meet our capital appreciation objectives by enhancing the likelihood of growth in the value of our properties over time.

Our advisor will have primary responsibility for implementing our investment strategy and will actively monitor and manage our portfolio. Pursuant to the advisory agreement, AmREIT has agreed that, in the event that an investment opportunity becomes available which is suitable for us and one or more other public or private entities affiliated with our advisor or its affiliates, for which both entities has sufficient uninvested funds, then AmREIT will provide us with the first opportunity to invest in any property that it deems, in good faith and consistent with the attributes described above, to be a Tomorrow’s Irreplaceable Corner.

We intend to aggressively manage each property we acquire in order to maximize the return on our investment. For our retail and mixed-use properties, we will regularly evaluate the property’s overall tenant mix to ensure that we have the tenants most appropriate for the property. Where appropriate, we may terminate leases in order to promote tenant diversification and enhance overall tenant credit quality. We will also invest in improved landscaping and signage, where needed. When a property has one or more vacancies, we will seek to attract tenants which we expect to increase traffic to the property, thereby allowing us to increase rents of other tenants.

Neither we nor our advisor have presently identified, acquired or contracted to acquire any real property. We will supplement this prospectus during the offering period in connection with the acquisition of properties.

If less than 90% of the proceeds of this offering allocable to investments in real property have not been invested or committed for investment in real property within 24 months from the termination of the offering, we will return to our stockholders an amount equal to 90% of the offering proceeds allocable to investments in real property less the amount of proceeds that have been invested or committed for investment.

Investments in Stabilized Properties

We intend to invest the majority of our assets in existing properties leased to high quality tenants, which we sometimes refer to as “core” properties. These investments are anticipated to consist primarily of stabilized, income-producing properties which are multi-tenant shopping centers, mixed-use properties and, on a selective basis, free standing single-tenant retail properties. These properties will generally be fully constructed and have significant operating histories. We will seek to purchase shopping centers that are primarily grocery-anchored, strip center, mixed-use or lifestyle properties whose tenants consist of national, regional and local retailers. We anticipate that our grocery-anchored shopping centers will be anchored by an established grocery store operator in the region. Our other shopping centers typically will be leased to well-established national and regional tenants as well as a mix of local and value retailers. Lifestyle centers are typically anchored by a combination of national and regional tenants that provide customer traffic and tenant draw for specialty and restaurant tenants that support the local consumer. We may also invest in shopping centers that are leased to national drug stores, national restaurant chains, national value-oriented retail stores and other regional and local retailers. Mixed-use properties incorporate density into retail with components of other property types such as office, residential and hotels. We will seek existing properties where the majority of the leases are either leased or guaranteed by the lessor’s parent company, not just the operator of the individual location, and in areas of substantial retail shopping traffic. We will seek to acquire properties that generally attract tenants that provide basic staples and convenience items to local customers. We believe retailers who offer these items are less sensitive to business cycle fluctuations than higher priced retail stores.

Investments in Value-Added Opportunities

We intend to invest the portion of our portfolio that we do not invest in core properties in value-added opportunities, either directly or indirectly through joint ventures. We will seek opportunities for investment in value-added opportunities in order to apply our advisor’s expertise in development and redevelopment, property management, leasing and repositioning to increase the income and value of assets we identify as undervalued in the marketplace in relation to other real estate fundamentals such as location and surrounding market demographics. Value-added opportunities arise in retail centers that are lacking amenities, parking facilities or common area aesthetics which provide attractive environments for retail tenants and their customers. Other cases may include distressed assets with serious deferred maintenance or poorly structured financing where we believe that applying value-oriented solutions to the asset can subsequently create substantial appreciation. Our value-added investment properties will frequently involve a development or redevelopment component.

We may invest a portion of the proceeds available for investment in unimproved land upon which improvements are to be constructed or completed. However, we may not invest more than 10.0% of the aggregate cost of our real estate portfolio in unimproved land or real properties which are not expected to produce income within two years of their acquisition. We will seek to invest in development and redevelopment projects in locations where our advisor believes the potential for enhanced value creation in the retail marketplace is strong, and the potential exists for our advisor’s experience in development and construction management to add value to the overall investment. We expect to enter into joint ventures with entities which have secured or closed on property locations and which have construction financing in place but require additional equity financing and our advisor’s construction management expertise. We will work closely with local development partners in these transactions throughout the development process.

We will seek to develop properties in locations that provide limited competition, quality location and strong market fundamentals. We anticipate that a substantial portion of our development projects will be mixed-use developments, which may include retail, hospitality, office and residential components. Our advisor will analyze the market surrounding each mixed-use development to determine the optimal mix of components. We will commence the leasing process for all new development projects before construction. When we develop or redevelop a property, we will pay our advisor or its affiliate a development fee that is usual and customary for comparable services rendered to similar projects in the geographic market of the project and that is approved by our independent directors.

We will also invest in development projects through joint venture arrangements with established commercial developers located near the development property and with whom management of our advisor has established relationships. In exchange for providing equity to the joint venture, we expect to require a preferred return and to receive a portion of the potential profits of the project. Our advisor will closely monitor the local developers throughout the development process, structuring the joint venture in order to ensure that we have operating, development and disposition control. Our advisor will be active in negotiating the lease terms and mitigating the development risks with its in-house development capabilities. Should a local developer fail to perform, our advisor’s in-house development team, working with the developer, will be prepared to take the project over with minimum disruption. Our advisor’s management will seek to utilize its relationships with developers across the country for our benefit.

Our advisor may hire a general contractor to provide construction and construction management services for each of our development and redevelopment projects. The general contractor will be entitled to fees for providing these services, and these fees may be paid on a fixed price basis or a cost plus basis. We anticipate that AmREIT Construction Company, an affiliate of our advisor, will provide general contracting services for many of our development and redevelopment projects. Where AmREIT Construction Company is selected to provide general contracting services, such services will only be provided on terms and conditions no less favorable to us than can be obtained from independent third parties for comparable services in the same geographic market.

Each of our development and redevelopment projects will have a project manager assigned to ensure all necessary functions are performed in a manner consistent with our requirements. The project manager will be responsible for coordinating all phases of the project, including the feasibility study of each project prior to the commencement of development and much of the pre-development work. Each development and redevelopment project will also have a construction manager who will be responsible for coordinating all the outsourced trades, including architectural, engineering, environmental and construction contractors. The construction manager will be an employee of AmREIT Construction Company in the event that it serves as the general contractor of a project. The project and construction managers will be jointly responsible for the preparation and adherence to the budgets. Actual cost versus budget reports will be prepared on a monthly basis for review by various parties including the development team, management team and lenders.

We may employ capital in at-risk situations to tie up developable land sites using, among other things, purchase agreements and options. Such commitments may not necessarily result in the eventual acquisition of a land site, as we may elect to forfeit funds after completing our due diligence.

Location of Investments

We currently intend to invest in properties located throughout the United States, with a primary focus on markets with increasing population growth and urban density. As a result of our advisor’s experience in developing, acquiring and managing retail real estate in metropolitan Texas markets, we expect that a significant portion of our investments will be located in those areas.

The economies in the regions where we will focus our investments will have a significant impact on our cash flow and the value of our properties. Although a downturn in the economies of the major metropolitan areas in these regions could adversely affect our business, general retail and grocery anchored shopping centers that provide necessity-type items tend to be less sensitive to macroeconomic downturns.

Although we intend to invest only in properties in the United States, we are not prohibited from making investments in foreign countries that meet our investment criteria.

Investment Decisions

Our advisor will present to us suitable investment opportunities consistent with our investment objectives and policies. Our advisor will have substantial discretion with respect to the selection of real property investments. In pursuing our investment objectives and making investment recommendations to us, our advisor will consider relevant real estate property and financial factors, including the following:

•	positioning the overall portfolio to achieve an optimal mix of investments in core real property investments with an appropriate portion of value-added projects;

•	suitability for any development contemplated or in progress;

•	credit quality of in-place tenants and the potential for future rent increases;

•	income-producing capacity;

•	opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors;

•	liquidity and tax considerations; and

•	additional factors considered important to meeting our investment objectives.

To the extent feasible, our advisor will strive to select a diversified portfolio of properties in terms of geography, type of property and industry of the tenants, although the number and mix of properties acquired will largely depend upon real estate and market conditions and other circumstances existing at the time properties are acquired and the amount of proceeds raised in this offering. All real property acquisitions must be approved by our board of directors or, with respect to investments up to 10% of the aggregate cost of our portfolio, our board’s investment committee comprised of a majority of independent directors.

Investment Due Diligence

Prior to acquiring a property, our advisor will undertake an extensive site review. Our advisor will typically also undertake a long-term viability and market value analysis, including an inspection of the property and surrounding area by an acquisition specialist and an assessment of market area demographics, consumer demand, traffic patterns, surrounding land use, accessibility, visibility, competition and parking. Our advisor also may take the following steps, depending on the property and terms agreed to:

•	obtain an independent appraisal of the property;

•	obtain surveys of the property;

•	obtain evidence of marketable or indefeasible title subject to such liens and encumbrances as are acceptable to our advisor;

•	obtain audited financial statements covering recent operations of properties with operating histories unless such statements are not required to be filed with the SEC and delivered to stockholders;

•	obtain title and liability insurance policies;

•	obtain an independent engineering report of the property’s mechanical, electrical and structural integrity (sale/leaseback properties only);

•	evaluate the existing property leases relating to the property;

•	evaluate both the current and potential alternative uses of the property; and

•	obtain an independent Phase I environmental site assessment.

Acquisition of Properties from AmREIT and its Affiliates

We may acquire properties or interests in properties from or in co-ownership arrangements with AmREIT and its affiliated entities, including properties acquired from affiliates engaged in construction and development of commercial real properties. We will not acquire any property from an affiliate unless a majority of our directors not otherwise interested in the transaction and a majority of our independent directors determine that the transaction is fair is reasonable to us. The purchase price that we will pay for any property we acquire from our affiliates will not exceed the appraised value of the property, provided that in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, the appraised value will be based upon the completed value of the project as determined at the time the agreement to purchase the property is entered into. In addition, the price of the property we acquire from an affiliate may not exceed the cost of the property to our affiliate, unless a majority of our directors and a majority of our independent directors determine that substantial justification for the excess exists and the excess is reasonable.

Joint Venture Investments

We may enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates, for the purpose of acquiring, developing, owning and managing one or more real properties. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria used for the selection of our real property investments.

We may enter into joint ventures with affiliates of our advisor for the acquisition of real properties, but only provided that:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on substantially the same terms and conditions as those that would be available to the other joint venturers.

In certain cases, we may be able to obtain a right of first refusal to buy a real property if a particular joint venture partner elects to sell its interest in the real property held by the joint venture. In the event that the joint venture partner were to elect to sell real property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the joint venture partner’s interest in the real property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one real property, the interest in each such real property will be generally allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

Real Property Ownership

Our investment in real properties will generally take the form of holding fee title or a long-term leasehold estate. We intend to acquire such interests either (1) directly through our operating partnership or (2) indirectly through taxable REIT subsidiaries, limited liability company interests or through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the real properties, affiliates of our advisor or other entities. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such real property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result. See “Federal Income Tax Considerations — Sale-Leaseback Transactions.”

In determining whether to purchase a particular real property, we may, in accordance with customary practices, obtain a purchase option on such real property. The amount paid for a purchase option, if any, is normally surrendered if the real property is not purchased and is normally credited against the purchase price if the real property is purchased.

We intend to purchase insurance for casualty losses for all of the properties we acquire, including insurance related to losses that are generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes and floods. Our board of directors will determine whether coverage for such catastrophic losses is economically feasible. We will also ensure that the properties we acquire comply with applicable laws, including the Americans with Disabilities Act.

Tenant Creditworthiness and Lease Terms

We will seek to lease the majority of the rentable square feet at our properties to high quality tenants. We anticipate that our anchor tenants will be major corporations and well-established smaller organizations and that we will lease smaller spaces to local companies and local service providers. A tenant will generally be considered high quality if the tenant has a regional or national presence, an operating history of 10 or more years and a net worth in excess of $50 million. When available, our advisor will rely on national credit rating agencies, such as Standard & Poor’s, to assist in its determination of tenant creditworthiness. If public data is not available, our advisor will rely on its experience, its own credit analysis and resources provided by its lenders to qualify a prospective tenant.

The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be leases customarily used between landlords and tenants for the specific type and use of the property in the geographic area where the property is located. We anticipate that most of our leases will be for fixed rentals with periodic increases based on the consumer price index or similar adjustments. Certain rentals may be based in part on the income of the retail tenant. In such cases where the tenant is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant’s income is substantially lower than projected. In such case, we may not have access to funds required in the future to pay the operating expenses associated with the real property.

Tenant Improvements

We anticipate that tenant improvements required to be funded by us under leases in connection with newly acquired real properties will be funded from our net offering proceeds. However, at such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our properties, it is likely that we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space in order to attract new tenants. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

Borrowing Policies

We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of our real estate investments. By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to purchase more properties than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular property. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining debt financing at a later time.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

There is no limitation on the amount we may invest in any single improved real property. However, under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300.0% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75.0% of the sum of the cost of our real properties before non-cash reserves and depreciation. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

Our charter restricts us from obtaining loans from any of our directors, our advisor and any of our affiliates unless such loan is approved by a majority of the directors (including a majority of the independent directors not otherwise interested in the transaction) as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Disposition Policies

As a property reaches what we believe to be its optimum value, we will consider disposing of the property and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other properties that we believe may produce a higher overall future return to our investors. In accordance with our investment objective of achieving maximum capital appreciation from our overall portfolio, we expect to sell a portion of the assets in our portfolio on an opportunistic basis before the end of our operating period in order to reinvest the proceeds in additional properties. Our advisor will recommend to our board of directors that we sell a property before the end of our operating period if:

•	there exists an opportunity to enhance overall investment returns by raising capital through sale of the property;

•	there exist diversification benefits associated with disposing of the property and rebalancing our real estate portfolio;

•	in the judgment of our advisor, the value of the property might decline;

•	an opportunity has arisen to pursue a more attractive real property investment;

•	the property was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria; or

•	in the judgment of our advisor, the sale of the property is in our best interests.

Our board of directors will make the determination of whether a particular real property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic conditions, with a view toward achieving maximum capital appreciation. The investment committee of our board of directors may approve dispositions comprising up to 10% of the cost of our portfolio. The selling price of a real property which is net leased will be determined in large part by the amount of rent payable under the leases for such property. When selling a property, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “Federal Income Tax Considerations — Operational Requirements — Annual Distribution Requirement.”

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (i) conducting activities that may otherwise be considered prohibited transaction through a taxable REIT subsidiary, (ii) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction, or (iii) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least four years. However, despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business. See “Federal Income Tax Considerations — Federal Income Tax Aspects of the Operating Partnership — Sale of the Operating Partnership’s Property.”

Liquidity Strategy

We intend to complete a transaction providing liquidity for our stockholders within seven years following the completion of our offering stage. We will view our offering stage as complete if we have not conducted a public equity offering during any continuous two year period, and our operating stage will begin from the termination of the previous public equity offering preceding this two year period. We may determine not to pursue a liquidity transaction if we believe that then-current market conditions are not favorable for a liquidity transaction, and that such conditions will improve in the future. A liquidity transaction could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of our shares on a national securities exchange, or (3) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company. While our intention is to seek to complete a liquidity transaction within seven years following the completion of our offering stage, there can be no assurance that a suitable transaction will be available or that market conditions for a liquidity transaction will be favorable during that timeframe. Alternatively, we may seek to complete a liquidity transaction earlier than seven years following the completion of our offering stage. While we are considering liquidity alternatives, we may choose to limit the making of new investments, unless our board of directors, including a majority of our independent directors, determines that, in light of our expected term of existence at that time, it is in our stockholders’ best interests for us to make new investments.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. These limitations cannot be changed unless our charter is amended, which may require the approval of the holders of a majority of the shares of our common stock entitled to vote on the matter. Unless the charter is amended, we will not:

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in individual mortgage loans (excluding any investments in mortgage pools, CMBS or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or our advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor or its affiliates;

•	issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of common stock to us pursuant to our share redemption plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt or (3) options or warrants to the directors, our advisor, or any of their affiliates except on the same terms as such options or warrants are sold to the general public; options or warrants may be issued to persons other than the directors, our advisor, or any of their affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant;

•	make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

•	make or invest in mortgage loans, including construction loans but excluding any investment in CMBS or residential mortgage-backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85.0% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

•	borrow in excess of 300.0% of the value of our net assets (net assets for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities); the preceding calculation is generally expected to approximate 75.0% of the cost of our real properties before non-cash reserves and depreciation; provided, however, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess;

•	make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10.0% of our total assets; or

•	issue equity securities on a deferred payment basis or other similar arrangement.

Changes in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefore shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by our board of directors without the approval of our stockholders.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. The board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board’s supervision.

We have five directors on our board of directors, three of whom are independent of us, our advisor and our affiliates. An independent director is a person who is not an officer or employee of ours, our advisor or our affiliates and has not otherwise been affiliated with such entities for the previous two years.

Our charter provides that the number of our directors may be established by a majority of the board but may not be fewer than three. The charter also provides that a majority of the directors must be independent directors, and that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Each director will be elected by the stockholders and will serve for a term of one year. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors. If there are no remaining independent directors, then a majority vote of the remaining directors shall be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors shall be elected by the stockholders.

In general, a majority of the independent directors must approve matters relating to minimum capital, duties of directors, the advisory agreement, liability and indemnification of directors, the compensation and expenses payable to our advisor and its affiliates, investment policies, borrowing policies, meetings of stockholders, stockholders’ election of directors and our distribution reinvestment plan. At the first meeting of our board of directors consisting of a majority of independent directors that was held on October 18, 2007, our charter was reviewed and ratified by a majority vote of the directors and of the independent directors.

The responsibilities of the board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as (i) allocation percentages of capital to be invested in core real properties and value-added opportunities, (ii) diversification strategies, (iii) investment selection criteria for real property investments to be acquired and (iv) asset disposition strategies;

•	approving all real property acquisitions, developments and dispositions. The board of directors intends to delegate to the board’s investment committee the authority to review and approve any real property acquisition, development and disposition (including real property portfolio acquisitions, developments and dispositions), for a purchase price, total project cost or sales price of up to 10% of the aggregate cost of our portfolio;

•	approving and overseeing our debt financing strategies;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	approving a potential liquidity event;

•	determining our distribution policy and declaring distributions from time to time; and

•	approving amounts available for redemptions of shares of our common stock.

The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

The directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance of us and our advisor to assure that such policies are in the best interests of stockholders and are fulfilled.

The independent directors are also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.

In order to reduce or eliminate certain potential conflicts of interest, our charter provides that a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction must approve all transactions with any of our directors, our advisor or any of their affiliates. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to the advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. As part of their review of the advisor’s compensation, the independent directors will consider factors such as:

•	the quality and extent of the services and advice furnished by the advisor;

•	the amount of fees paid to the advisor in relation to the size, composition and performance of our investments;

•	the success of the advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investors by advisors performing similar services; and

•	additional revenues realized by the advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business.

Committees of the Board

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee and intends to establish an investment committee and a compensation committee.

Investment Committee

Our board of directors intends to delegate to the investment committee (a) certain responsibilities with respect to specific real property investments proposed by the advisor and (b) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. The investment committee will be comprised of three directors, at least two of whom will be independent directors.

The board of directors intends to delegate to the investment committee the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price of up to 10% of the aggregate cost of our portfolio, including the financing of such acquisitions and developments. The board of directors, including a majority of the independent directors, must approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price greater than 10% of the aggregate cost of our portfolio, including the financing of such acquisitions and developments.

Audit Committee

The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The audit committee is comprised of Messrs. Longnecker, Luther and Pridgen, each of whom are independent directors in accordance with the requirements set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.

Compensation Committee

Our board of directors intends to establish a compensation committee to administer our long term incentive plan. The primary function of the compensation committee is to administer the granting of awards to the independent directors and selected employees of the advisor and its affiliates, based upon recommendations from the advisor, and to set the terms and conditions of such awards in accordance with the long term incentive plan. The compensation committee will be comprised of three directors, at least two of whom will be independent directors.

Directors and Executive Officers

As of the date of this prospectus, our executive officers and directors, their ages and their positions are as follows:

Name	Age	Position

H. Kerr Taylor	57	Chairman of the Board, Chief Executive Officer and President
Chad C. Braun	35	Executive Vice President, Chief Financial Officer, Treasurer and Director
Tenel H. Tayar	37	Senior Vice President of Acquisitions
Anne Newtown	60	General Counsel and Secretary
David M. Thailing	36	Managing Vice President of Securities
Brett P. Treadwell	38	Vice President of Finance
Brent M. Longnecker	51	Independent Director
Scot J. Luther	45	Independent Director
Mack D. Pridgen III	58	Independent Director

H. Kerr Taylor serves as our Chairman of the Board, Chief Executive Officer and President and he also serves in these positions for our advisor. He is the founder of AmREIT and serves as its Chairman of the Board, Chief Executive Officer and President. Mr. Taylor has guided the growth of AmREIT and its predecessors for over 23 years. His primary responsibilities include overseeing strategic initiatives as well as building, coaching and leading AmREIT’s team of professionals. Mr. Taylor has over 30 years of experience within the real estate industry. He received a Bachelor of Arts degree from Trinity University in San Antonio, Texas, a Masters Degree in Business Administration from Southern Methodist University in Dallas, Texas and his law degree from South Texas College of Law in Houston, Texas. Mr. Taylor is chairman of the board of Pathways for Little Feet and serves as a board member of Life House, Inc., Uptown District and as an Elder of First Presbyterian Church. Mr. Taylor is a lifetime member of the International Council of Shopping Centers and Urban Land Institute and is a member of the Texas Bar Association.

Chad C. Braun serves as our Executive Vice President, Chief Financial Officer, Treasurer and Director and he also serves in these positions for our advisor. He also serves as AmREIT’s Executive Vice President,

Chief Financial Officer, Treasurer and Secretary. Mr. Braun is responsible for corporate finance, equity capital markets, debt structuring and placement, investor relations, accounting and SEC reporting, and he oversees investment sponsorship and product creation. Mr. Braun has over 13 years of accounting, financial and real estate experience. Prior to joining AmREIT in 1999, he served as a manager in the real estate advisory services group at Ernst & Young, LLP. He has provided extensive consulting and audit services to a number of REITs and private real estate companies, including financial statement audits, portfolio acquisition and disposition, portfolio management, merger integration and process improvement, financial analysis and capital markets and restructuring transactions. Mr. Braun received a Bachelor of Business Administration degree in accounting and finance from Hardin Simmons University in Abilene, Texas and subsequently earned the CPA designation and his Series 63, 7, 24 and 27 securities licenses. He is a member of the National Association of Real Estate Investment Trusts and the Texas Society of Certified Public Accountants.

Tenel H. Tayar serves as our Senior Vice President of Acquisitions and he also serves in this position for our advisor and AmREIT. His responsibilities with AmREIT include overseeing all acquisitions for existing retail properties. While at AmREIT, Mr. Tayar has sourced, negotiated and closed over $500 million in real estate transactions. Mr. Tayar has 15 years of real estate experience. Prior to joining AmREIT in 2003, he served as the director of finance at The Woodlands Operating Company where he directed commercial property dispositions, construction financing and permanent financing. Mr. Tayar received a Bachelor of Business Administration in finance from the University of Texas at Austin and a Master of Business Administration from Southern Methodist University in Dallas, Texas. Mr. Tayar is a Texas licensed Real Estate Broker and is a member of the Urban Land Institute, International Council of Shopping Centers, and Association of Commercial Real Estate Professionals.

Anne Newtown serves as our General Counsel and Secretary and she also serves in this position for our advisor. She serves as AmREIT’s Vice President and General Counsel. Ms. Newtown joined AmREIT in August 2006 and is responsible for overseeing and managing its legal affairs to ensure the availability of competent, timely and cost effective legal services. In addition, Ms. Newtown is responsible for working with outside counsel to communicate and monitor policies to ensure legal compliance within AmREIT. Prior to joining AmREIT, she was an attorney with Vinson & Elkins, LLP, a Houston-based international law firm, with a focus on real estate and business law. Ms. Newtown received degrees from Stephens College in Columbia, Missouri and the University of Colorado in Boulder and received her law degree from the University of Houston Law Center. She is a member of the Texas Bar Association.

David M. Thailing serves as our Managing Vice President of Securities and he also serves in this position for our advisor and AmREIT. His responsibilities for AmREIT include raising capital for AmREIT’s investment programs. Mr. Thailing works to structure products that meet investor needs through the creation of real estate securities offered through the independent financial planning community. Mr. Thailing has over 13 years of combined financial and real estate investment experience. Prior to joining AmREIT in 2002, he gained financial consulting expertise as an associate with the corporate finance and restructuring practice of Arthur Andersen LLP. Mr. Thailing has extensive knowledge of the financial advisory industry with Paine Webber and Members Financial Services. Mr. Thailing received a Bachelor of Business Administration degree in management from Southern Methodist University in Dallas, Texas and earned a Masters of Business Administration from the Jones School of Management at Rice University in Houston, Texas.

Brett P. Treadwell serves as our Vice President of Finance and he also serves in this position for our advisor and AmREIT. Within AmREIT he is responsible for its financial reporting function as well as for assisting in the establishment and execution of AmREIT’s strategic financial initiatives. Mr. Treadwell’s responsibilities also include overall risk management and treasury management functions and SEC reporting as well as periodic internal reporting to management. Mr. Treadwell has over 16 years of accounting, financial and SEC reporting experience, and, prior to joining AmREIT in August 2004, served as a senior manager with Arthur Andersen LLP and then with PricewaterhouseCoopers LLP. Mr. Treadwell received a Bachelor of Business Administration from Baylor University in Waco, Texas and is a Certified Public Accountant (CPA).

Brent M. Longnecker serves as one of our independent directors. Mr. Longnecker serves as President of Longnecker & Associates, an executive compensation and corporate governance consulting firm. Prior to forming Longnecker & Associates in 2003, Mr. Longnecker served as president of Resources Consulting Group, and executive vice president of Resources Connection since June 1999. Mr. Longnecker has over 20 years of consulting experience, including as National Principal-In-Charge for the Performance Management and Compensation Consulting Practice of Deloitte & Touche and as partner at KPMG Peat Marwick. Mr. Longnecker’s consulting experience includes working with real estate companies, including publicly registered companies, on corporate governance issues and on the management of their assets. Mr. Longnecker received Bachelor of Business Administration and Masters of Business Administration degrees from the University of Houston.

Scot J. Luther serves as one of our independent directors. Mr. Luther is president and sole owner of Luther Properties, LLC, a commercial real estate development company that develops and manages commercial property. During the past eight years, Luther Properties, LLC has acquired and developed 22 retail and medical properties totaling over 250,000 square feet in 3 states. Prior to the formation of Luther Properties, LLC, Mr. Luther spent a combined twelve years as director of acquisitions for CenterAmerica Property Trust, a Morgan Stanley-owned real estate investment trust, and as leasing executive at Weingarten Realty Investors, a REIT listed on the New York Stock Exchange. Mr. Luther received his Bachelors of Finance and Masters in Land Economics & Real Estate degrees from Texas A&M in College Station, Texas and a law degree from South Texas College of Law in Houston, Texas.

Mack D. Pridgen III serves as one of our independent directors. From 1997 until March 2007, Mr. Pridgen served as general counsel, vice president and secretary of Highwoods Properties, Inc., a commercial REIT that owns and operates primarily suburban office properties, as well as industrial, retail and residential properties. Prior to joining Highwoods Properties, Inc., Mr. Pridgen was a partner with Smith, Helms, Mulliss and Moore, LLP, with a specialized focus on the tax, corporate and REIT practices. Mr. Pridgen also served as a tax consultant for Arthur Andersen & Co. for fifteen years. Mr. Pridgen received his Bachelor of Business Administration and Accounting degree from the University of North Carolina at Chapel Hill and his law degree from the University of California at Los Angeles School of Law.

Executive Compensation

We have no employees to whom we pay salaries. We do not intend to pay any annual compensation to our officers for their services as officers. Pursuant to the advisory agreement, we will reimburse our advisor for the services of its personnel, including those who serve as our officers; provided, however, that we will not reimburse for personnel costs in connection with services for which the advisor receives acquisition fees, asset management fees, property management fees or real estate commissions. Examples of reimbursable personnel costs include legal services (such as negotiating leases and tenant collection issues), preparation of sales materials for use in this offering, accounting and financial reporting services, and investor services.

Compensation of Directors

We pay each of the independent directors $2,000 per month plus $2,000 for each board meeting attended and $1,000 for each committee meeting attended. We pay the chair person of the audit committee an additional retainer of $4,000 per year. In addition, we granted stock-based awards to each of our independent directors pursuant to the independent director plan described below. We granted each of our independent directors upon their initial election to the board an award of 2,000 shares of restricted stock, which will vest in three equal annual installments beginning on the first anniversary of the date of grant. We also anticipate that, on the day following each annual meeting of our stockholders, each independent director then in office will receive an award of 2,000 shares of restricted stock, which will vest in three equal annual installments beginning on the first anniversary of the date of grant. Such awards will be granted under, and pursuant to the terms and conditions of, the independent director plan described below. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. For those directors who are also our officers, we will not pay additional compensation for services rendered as directors.

2007 Independent Directors Incentive Plan

Our board of directors has adopted the independent director plan, which we use to attract and retain qualified independent directors considered essential to our long-range success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The independent director plan authorizes the granting of stock options, stock appreciation rights, restricted stock, stock units, and/or other stock-based awards to our independent directors. Any stock options and stock appreciation rights granted to independent directors will have an exercise price or base price, that is not less than the fair market value of our common stock on the date of the grant. Awards granted under the independent director plan shall not exceed an amount equal to 10.0% of the outstanding shares of our common stock on the date of grant of any such stock options, stock appreciation rights, restricted stock, stock units, and/or other stock-based awards.

Our board of directors administer the independent director plan, with sole authority (following consultation with our advisor) to determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the independent director plan will be transferable except through the laws of descent and distribution.

Our board of directors has established an aggregate maximum number of shares to be reserved for issuance under the independent director plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the independent director plan will be adjusted proportionately, and the board of directors must make such adjustments to the independent director plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the independent director plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

The independent director plan contains provisions concerning the treatment of awards granted under the plan in the event of a participant’s death or disability, or upon the occurrence of a change in our control. The independent director plan automatically expires on the tenth anniversary of the date it was adopted, unless extended or earlier terminated by the board of directors. The board of directors may terminate the independent director plan at any time. The expiration or other termination of the independent director plan will have no adverse impact on any award that is outstanding at the time the independent director plan expires or is terminated. The board of directors may amend the independent director plan at any time, but no amendment will adversely affect any award on a retroactive basis, and no amendment to the independent director plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the independent director plan.

Limited Liability and Indemnification of Directors, Officers and Others

Our charter limits the personal liability of our stockholders, directors and officers for monetary damages. The Maryland General Corporation Law, which we refer to as the MGCL, permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, we intend to obtain directors and officers’ liability insurance.

The MGCL also allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

In spite of the above provisions of the MGCL, our charter provides that our directors, the advisor and its affiliates will be indemnified by us for any loss or liability suffered by them, and will be held harmless for any loss or liability suffered by us, only if all of the following conditions are met:

•	our directors, the advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, the advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors, the advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have entered into indemnification agreements with each of our directors and officers. In addition, we have agreed to indemnify and hold harmless the advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in these indemnification agreements or the advisory agreement. Notwithstanding the forgoing, any provision of the MGCL or our organizational documents, we may not indemnify or hold harmless our directors and officers or the advisor, its affiliates or any of their respective officers, directors, partners or employees in any manner that would be inconsistent with the NASAA REIT Guidelines.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of the directors, the advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•	dismisses with prejudice, or there is a successful adjudication on the merits of, each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

We may advance funds to directors, the advisor and its affiliates for legal expenses and other costs incurred as a result of our legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the REIT;

•	the party seeking advance of expenses has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•	the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals. The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The Advisor

We will rely on REITPlus Advisor, Inc. to manage our day-to-day activities and to implement our investment strategy.

The following individuals are the officers and directors of our advisor:

Name	Age	Position

H. Kerr Taylor	57	Chairman of the Board, Chief Executive Officer and President
Chad C. Braun	35	Executive Vice President, Chief Financial Officer, Treasurer and Director
Tenel H. Tayar	37	Senior Vice President of Acquisitions
Anne Newtown	60	General Counsel and Secretary
David M. Thailing	36	Managing Vice President of Securities
Brett P. Treadwell	38	Vice President of Finance

The biographies of our advisor’s officers and directors can be found above at “Management — Directors and Executive Officers.”

The Advisory Agreement

We, our operating partnership and our advisor are party to an advisory agreement. The advisor performs its duties and responsibilities under the advisory agreement as our fiduciary. Under the terms of the advisory agreement, the advisor will use its best efforts, subject to the oversight, review and approval of the board of directors, to perform the following:

•	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•	research, identify, review and recommend to our board of directors for approval real property acquisitions and dispositions consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of properties will be made;

•	actively oversee and manage our real estate portfolio for purposes of meeting our investment objectives;

•	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

•	arrange for financing and refinancing of our assets; and

•	recommend various liquidity events to our board of directors when appropriate.

The above summary is provided to illustrate the material functions which the advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by the advisor, its affiliates or third parties.

The term of the advisory agreement is one year after the date of this prospectus, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of the advisor before renewing the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of the advisor, or upon a material breach of the advisory agreement by the advisor;

•	without cause by a majority of our independent directors upon 60 days’ written notice; or

•	with “good reason” by the advisor upon 60 days’ written notice.

“Good reason” is defined in the advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the advisory agreement or any material breach of the advisory agreement of any nature whatsoever by us. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the advisor or a material breach of the advisory agreement by the advisor.

In the event of the termination of the advisory agreement, the advisor will cooperate with us and take all reasonable steps requested to assist the board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

The advisor expects to engage in other business activities and, as a result, its resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, the advisor must devote sufficient resources to our business operations to permit the advisor to discharge its obligations. The advisor may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. The advisor may not make any real property acquisitions, developments or dispositions on our behalf without the prior approval of the majority of our investment committee, or our board of directors, as the case may be. The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of the advisor, subject, as applicable, to board and investment committee approval.

We will reimburse the advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•	cumulative organization and offering expenses in an amount up to 1.25% of the aggregate gross proceeds from the sale of shares of our common stock in the primary offering, to reimburse legal, accounting, printing and expenses attributable to our organization, preparing the registration statement, qualification of the shares of our common stock for sale in the states and filing fees incurred by the advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares of our common stock, other than the selling commission and the dealer manager fee;

•	the annual cost of goods and materials used by us and obtained from entities not affiliated with the advisor, including brokerage fees paid in connection with the purchase and sale of our properties; and

•	administrative services including all personnel costs and personnel related costs (such as benefits, rent and software costs), other than personnel costs in connection with services for which the advisor receives acquisition fees, asset management fees, property management fees or real estate commissions. Examples of reimbursable personnel costs include legal services (such as negotiating leases and tenant collection issues), preparation of sales materials for use in this offering, accounting and financial reporting services, and investor services.

The advisor must reimburse us at least annually for reimbursements paid to the advisor in any year to the extent that such reimbursements to the advisor cause our annual operating expenses to exceed the greater of (1) 2.0% of our average invested assets, which generally consists of the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in, and loans secured by, real estate, before reserves for depreciation, bad debts and other non-cash reserves, or (2) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding additions to reserves for depreciation, bad debts and other non-cash reserves. Such operating expenses will be calculated in accordance with generally accepted accounting principles and will include, but will not be limited to, items such as legal, accounting and auditing expenses and overhead for which the advisor does not receive a fee, asset management fees paid to the advisor, transfer agent costs, director and officer insurance, board of directors fees and related expenses, and expenses related to compliance with the Sarbanes-Oxley Act of 2002, as amended. Such operating expenses will not include interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, or do not include the organization and offering expense reimbursement or amounts payable out of capital contributions which may be capitalized for tax and/or accounting purposes such as the acquisition fees payable to the advisor. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, we will send the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

The advisor and its affiliates will be paid fees in connection with services they provide to us. In the event the advisory agreement is terminated, the advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. We will not reimburse the advisor or its affiliates for services for which the advisor or its affiliates are entitled to compensation in the form of a separate fee.

Holdings of Shares of Common Stock, Common Units and Special Units

AmREIT owns 110,742 common units of our operating partnership, for which it contributed $1,000,000. AmREIT also owns 100 shares of our common stock, which it acquired upon our initial formation. We are the sole general partner of our operating partnership and currently own 100 common units for which we contributed $1,000. REITPlus Holdings, LLC, a wholly owned subsidiary of AmREIT, owns all of the special units of our operating partnership, for which it contributed $1,000. AmREIT intends to award equity interests in REITPlus Holdings, LLC to certain management personnel in the future. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. See “Description of Capital Stock” for a more detailed description of the resale restrictions.

Affiliated Companies

AmREIT Realty Investment Corporation

AmREIT Realty Investment Corporation, which we refer to as ARIC, is a fully integrated real estate development and operating business which is wholly owned by AmREIT, the parent of our advisor. ARIC employs a full complement of brokers and real estate professionals that provide development, acquisition, brokerage, leasing, construction, asset and property management services to AmREIT affiliated entities and to third parties. Our advisor will utilize the services of ARIC in performing certain of its duties under the advisory agreement.

ARIC will serve as one of our property managers, and will be responsible for managing and leasing some of our properties. We will pay ARIC a property management fee equal to 4.0% of the gross revenue of each of our properties. ARIC may reallow all or a portion of the property management fee to third parties it engages to provide property management services to us. In addition, we may pay ARIC a separate fee for the one-time initial lease-up of newly constructed properties it manages for us in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties, as determined by a survey of brokers and agents in such area. We may also pay ARIC a separate fee for procuring tenants and negotiating leases for our properties in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. In circumstances in which affiliated brokers are entitled to leasing fees or commissions with respect to a leasing transaction, the amount of the leasing fees paid to the property manager, when added to sums paid to unaffiliated parties in connection with the lease, will not exceed the amount customarily charged for such a transaction as determined by the foregoing survey.

In the event that the property manager assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements. The property manager will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations.”

The property manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each property it manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of the property manager may be employed on a part-time basis and may also be employed by the advisor, the dealer manager or certain companies affiliated with them. The property manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to the property manager will include, without additional expense to us, all of the property manager’s general overhead costs.

We may engage AmREIT Construction Company, a wholly owned subsidiary of ARIC, to provide general contracting services for our development and redevelopment projects. Where AmREIT Construction Company is selected to provide general contracting services, such services will only be provided on terms and conditions no less favorable to us than can be obtained from independent third parties for comparable services in the same location and approved by our board, including a majority of our independent directors.

Dealer Manager

AmREIT Securities Company is a member firm of FINRA and a wholly owned subsidiary of AmREIT. AmREIT Securities Company was organized in 1999 for the purpose of participating in and facilitating the distribution of securities of AmREIT affiliated entities. As the dealer manager for this offering, AmREIT Securities Company will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. Chad C. Braun is the President, Secretary and Treasurer of AmREIT Securities Company and H. Kerr Taylor serves as its Chairman and as the sole member of its board of directors.

We will pay the dealer manager a selling commission of up to 6.75% of the gross proceeds from the sale of primary shares in this offering and a dealer manager fee of up to 3.0% of the gross proceeds from the sale of primary shares in this offering. No selling commission or dealer manager fee will be paid for shares of our common stock issued pursuant to the distribution reinvestment plan. See “Plan of Distribution.”

COMPENSATION TABLE

The following table summarizes all of the compensation and fees, including reimbursement of expenses, to be paid by us to our advisor and its affiliates in connection with our organization, this offering and our operations. Our advisor, our dealer manager and our property manager are presently each direct or indirect subsidiaries of AmREIT. Our independent directors will determine, from time to time but at least annually, that (1) the total fees and expenses paid to the advisor and its affiliates are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs, and (2) the compensation paid to the advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. Our independent directors will also supervise the performance of the advisor and review the compensation we pay the advisor to determine that the provisions of the advisory agreement are carried out.

Type of Fee (Recipient)	Description and Method of Computation	Estimated Amount

Organizational and Offering Stage
Selling Commission (AmREIT Securities Company)(1)	Up to 6.75% of the gross proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers).	Actual amount depends upon the number of shares sold. We will pay a total of $135,000 if we sell the minimum offering and $33,750,000 if we sell the maximum offering, assuming no reallocation of shares between our primary offering and our distribution reinvestment plan.
Dealer Manager Fee (AmREIT Securities Company)(1)	Up to 3.0% of the gross proceeds from the sale of shares in the primary offering, of which the dealer manager may reallow to participating broker-dealers (i) up to 1.25% as a marketing expense reimbursement based on such factors as the volume of shares of our common stock sold by such participating broker-dealers and marketing support, and (ii) up to an additional 0.25% for bona fide due diligence fees and expenses incurred.	Actual amount depends upon the number of shares sold. We will pay a total of $60,000 if we sell the minimum offering and $15,000,000 if we sell the maximum offering, assuming no reallocation of shares between our primary offering and our distribution reinvestment plan.
Organization and Offering Expense Reimbursement (REITPlus Advisor, Inc. or its affiliates)(2)	Up to 1.25% of the aggregate gross proceeds from the sale of shares in the primary offering to reimburse the advisor or its affiliates for incurring or paying our cumulative organization and offering expenses (excluding the selling commission and the dealer manager fee).	Actual amount depends upon the number of shares sold. We will pay a total of $25,000 if we sell the minimum offering and $6,250,000 if we sell the maximum offering, assuming no reallocation of shares between our primary offering and our distribution reinvestment plan.
Operational Stage
Acquisition Fees (REITPlus Advisor, Inc.)(3)	Acquisition fees are payable to our advisor in connection with the acquisition of properties. The acquisition fee will be an amount equal to up to 2.25% of the purchase price of the property.	We will pay $80,100 if we sell the minimum offering and $20,025,000 if we sell the maximum offering, assuming leverage of 50.0% is used to acquire properties.

Type of Fee (Recipient)	Description and Method of Computation	Estimated Amount

Development Fees (REITPlus Advisor, Inc. or its affiliates)	For properties that we develop or redevelop, we will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project and that are approved by our independent directors. In addition to development fees, AmREIT Construction Company, an affiliate of our advisor, may receive certain general contracting fees from us in an amount that is usual and customary for similar projects in the geographic market of the project and that is approved by our independent directors.	Actual amounts are dependent upon usual and customary development fees for specific projects and therefore cannot be determined at this time.
Asset Management Fees (REITPlus Advisor, Inc.)(4)	The advisor will receive a monthly fee equal to one-twelfth of 1.0% of the aggregate cost (before non-cash reserves and depreciation) of all of our real property investments in connection with the active oversight and investment management of the real estate portfolio.	Actual amounts depend upon the aggregate cost of our real property, and, therefore, cannot be determined at this time.

Type of Fee (Recipient)	Description and Method of Computation	Estimated Amount

Property Management and Leasing Fees (AmREIT Realty Investment Corporation)(4)(5)	An amount equal to 4.0% of the gross revenue of each property owned by us. ARIC may reallow all or a portion of the property management fee to third parties it engages to provide property management services to us. In addition, if the property manager performs substantial services in connection with the one-time initial lease-up of newly constructed properties it manages for us, we may pay the property manager a separate initial lease-up fee in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties, as determined by a survey of brokers and agents in such area. In addition, if the property manager performs substantial services in connection with procuring tenants and negotiating leases for our properties, we may pay the property manager a separate leasing fee in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. In circumstances in which affiliated brokers are entitled to leasing fees or commissions with respect to a leasing transaction, the amount of the leasing fees paid to the property manager, when added to sums paid to unaffiliated parties in connection with the lease, will not exceed the amount customarily charged for such a transaction as determined by the foregoing survey.	Actual amounts depend upon the gross revenue of the properties and customary leasing fees in the region in which properties are acquired, and, therefore, cannot be determined at this time.

Type of Fee (Recipient)	Description and Method of Computation	Estimated Amount

Financing Coordination Fees (REITPlus Advisor, Inc.)	For services in connection with the origination or refinancing of any debt financing obtained that we use to acquire properties, we will pay our advisor a financing coordination fee equal to 1.0% of the amount available under such financing; provided, however, that our advisor will not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which our advisor received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire such permanent financing. However, no financing coordination fees will be paid on the investments of loan proceeds from any line of credit until such time as we have invested all net offering proceeds. It is anticipated that the advisor will pay some or all of the financing coordination fees to third parties with whom it subcontracts to coordinate financing for us.	Actual amounts depend upon the amount of debt obtained and services provided, and, therefore, cannot be determined at this time.
Liquidity Stage
Real Estate Sales Commission (REITPlus Advisor, Inc. or its affiliates)(5)	Up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, provided that 50.0% of such commission shall not exceed 3.0% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.	Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.

Type of Fee (Recipient)	Description and Method of Computation	Estimated Amount

Special Units (REITPlus Holdings, LLC)	REITPlus Holdings, LLC, a subsidiary of AmREIT, is the holder of the special units, and as such, may be entitled to receive certain cash distributions so long as the special units remain outstanding as well as a potential one-time cash payment upon the redemption of the special units. Except as described below, the holder of the special units shall not be entitled to receive any payment from us or our operating partnership. In addition, it is possible that certain of our stockholders would receive more or less than the 7.0% cumulative non-compounded annual pre-tax return on net capital contributions (less amounts paid to redeem common units) described below prior to the commencement of distributions to the holder of the special units or the redemption of the special units.
• Subordinated Distribution of Net Sale Proceeds (payable only if we liquidate our portfolio while REITPlus Advisor is serving as our advisor)	So long as the special units remain outstanding, the holder of the special units will receive 15.0% of the net sales proceeds received by our operating partnership on dispositions of its assets and properties after the other holders of the common units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to their capital contributions (less amounts paid to redeem common units) plus a 7.0% cumulative non-compounded annual pre-tax return on their net capital contributions.	Actual amounts depend on the sale price of properties, and, therefore, cannot be determined at this time.
• Subordinated Redemption Payment Upon Listing or Termination of Advisory Agreement (payable only if our shares are listed on a national securities exchange while REITPlus Advisor is serving as our advisor or if we terminate the advisory agreement without cause)
	The special units will be redeemed by our operating partnership, resulting in a one-time redemption payment to the holder of the special units, upon the earliest to occur of the following events:	Actual amounts depend upon the market value of our common stock at the time of listing, or the fair market value of our properties at the time of termination or non-renewal of the advisory agreement, as applicable, and, therefore, cannot be determined at this time.

Type of Fee (Recipient)	Description and Method of Computation	Estimated Amount

(i) the listing of our common stock on a national securities exchange, which we refer to as a listing liquidity event; or

(ii) the termination or non-renewal of the advisory agreement, which we refer to as an advisory agreement termination event, (a) without “cause,” as defined in the advisory agreement, (b) in connection with a merger, sale of assets or transaction involving us pursuant to which a majority of our directors then in office are replaced or removed, (c) by the advisor for “good reason,” as defined in the advisory agreement, or (d) by us or our operating partnership other than for “cause.”

Upon a listing liquidity event, the one-time redemption payment to the holder of the special units will be in the form of a non-interest bearing promissory note having a value equal to the amount that would have been distributed with respect to the special units if our operating partnership had distributed to the holders of common units upon liquidation an amount equal to the market value of our listed shares based upon the average share price for the 30-day period beginning 90 days after such listing. Upon an advisory agreement termination event, the one-time redemption payment to the holder of the special units will be in the form of a non-interest bearing promissory note in an amount that would have been distributed with respect to the special units as described above if our operating partnership had liquidated all of its assets at the appraised value on the date of termination and distributed the net sales proceeds to the holders of common units.

(1)	The selling commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan. See “Plan of Distribution.”

(2)	The organization and offering expense reimbursement consists of compensation for incurrence by our advisor and its affiliates on our behalf of legal, accounting, printing and other offering expenses, including for marketing, salaries and direct expenses of their employees and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. Our advisor and its affiliates will be responsible for the payment of our cumulative organization and offering expenses, other than the selling commission and the dealer manager fee, to the extent they exceed 1.25% of the aggregate gross proceeds from the sale of shares in the primary offering, without recourse against or reimbursement by us.

(3)	For the purposes of the “Estimated Amount,” we have assumed no leverage is used to acquire properties. We will pay the advisor the acquisition fee amount upon the closing of a real property acquisition transaction. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses, including development fees, real estate commissions paid to third parties and finance coordination fees, would exceed 6.0% of the contract purchase price, including any development or redevelopment costs. Under our charter, a majority of our board, including a majority of the independent directors, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real property acquisition to exceed 6.0% of the contract purchase price.

(4)	Our advisor must reimburse us at least annually for reimbursements paid to the advisor in any year to the extent that such reimbursements to the advisor cause our total operating expenses to exceed the greater of (1) 2.0% of our average invested assets, which generally consists of the average book value of our investments in properties before reserves for depreciation or bad debts, or (2) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. Total operating expenses means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

(5)	Although we are most likely to pay real estate sales commissions to the advisor or one of its affiliates in the event of our liquidation, these fees may also be earned during our operational stage.

Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses, including development fees, real estate commissions paid to third parties and finance coordination fees, relating to the purchase would exceed 6.0% of the contract purchase price, including any development or redevelopment cost. Under our charter, a majority of our board, including a majority of the independent directors, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real property acquisition to exceed 6.0% of the contract purchase price. Our advisor must reimburse us at least annually for reimbursements paid to the advisor in any year to the extent that such reimbursements to the advisor cause our total operating expenses to exceed the greater of (1) 2.0% of our average invested assets, which generally consists of the average book value of our investments in properties before reserves for depreciation or bad debts, or (2) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. Property management fees are not included in the calculation of our total operating expenses.

THE OPERATING PARTNERSHIP AGREEMENT

General

Our operating partnership, REITPlus Operating Partnership, LP, was formed in April 2007 to own real property investments that will be acquired and actively managed by our advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for common units from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or the transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for common units on a tax-free basis. These owners may also desire to achieve diversity in their investments and other benefits afforded to owners of the shares of our common stock in a REIT.

We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we intend to make future acquisitions of properties using the UPREIT structure. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT. Further, our operating partnership is structured to make distributions with respect to common units of limited partnership interest which are equivalent to the distributions made to our stockholders. Finally, a holder of common units may later exchange his common units for shares of our common stock in a taxable transaction. AmREIT, the parent of our advisor, has contributed $1,000,000 to our operating partnership in exchange for 110,742 common units at $9.03 per unit, reflecting that the price was net of sales commissions and dealer manager fees. We contributed $1,000 to our operating partnership for 100 common units. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of certain provisions of our operating partnership agreement. This summary is not complete and is qualified by the specific language in our operating partnership agreement. For more detail, you should refer to the actual operating partnership agreement, a copy of which we have filed as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for common units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering. However, our advisor and certain other affiliates may acquire common units and special units without paying various fees, commissions and other costs.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that our operating partnership will not be classified as a “Publicly Traded Partnership” for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Federal Income Tax Aspects of the Operating Partnership — Classification as a Partnership.”

The operating partnership agreement generally provides that, except as provided below with respect to the special units, our operating partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from disposition of assets, to the partners of the operating partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us as general partner such that a holder of one common unit will generally receive the same amount of annual cash flow distributions from the operating partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the common units).

Similarly, the operating partnership agreement provides that income of the operating partnership from operations and, except as provided below, income of the operating partnership from disposition of assets, normally will be allocated to the holders of common units in accordance with their relative percentage interests such that a holder of one common unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than the holder of the special units) in accordance with their respective percentage interests in the operating partnership. Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the operating partnership will be distributed in accordance with the distribution provisions of the operating partnership agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

The holders of the special units will be entitled to distributions from the operating partnership in an amount equal to 15.0% of net sales proceeds received by our operating partnership on dispositions of its assets and dispositions of properties by joint ventures or partnerships in which our operating partnership owns a partnership interest, after the other holders of common units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus a 7.0% cumulative non-compounded annual pre-tax return thereon. There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of the operating partnership made to the owner of the special units in connection with the amounts payable with respect to the special units, including amounts payable upon redemption of the special units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of the operating partnership. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 7.0% cumulative non-compounded annual pre-tax return on his net contributions described above prior to the commencement of distributions to the owner of the special units.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating properties, our operating partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to our public offering and registration of securities;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Redemption Rights

The holders of common units (other than us) generally have the right to cause the operating partnership to redeem all or a portion of their common units for, at our sole discretion, shares of our common stock, cash, or a combination of both. If we elect to redeem common units for shares of our common stock, we will generally deliver one share of our common stock for each common unit redeemed. If we elect to redeem common units for cash, the cash delivered will generally equal the amount the limited partner would have received if its common units were redeemed for shares of our common stock and then such shares were subsequently redeemed pursuant to our share redemption plan. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter. The special units will be redeemed for a specified amount of upon the earliest of: (1) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement or (2) a listing liquidity event. See “Compensation Table — Special Units (REITPlus Holdings, LLC).”

Subject to the foregoing, holders of common units (other than us) may exercise their redemption rights at any time after one year following the date of issuance of their common units; provided, however, that a holder of common units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 common units, unless such holder holds less than 1,000 common units, in which case, it must exercise its redemption right for all of its common units.

Transferability of Operating Partnership Interests

We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in the operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of partnership units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the special units, the amount of cash, securities or other property equal to the fair market value of the special units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the operating partnership in return for an interest in the operating partnership and agrees to assume all obligations of the general partner of the operating partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of common units, other than our advisor and its affiliates. With certain exceptions, the holders of common units may not transfer their interests in the operating partnership, in whole or in part, without our written consent, as general partner. In addition, so long as our advisor is acting as our advisor, AmREIT is restricted from transferring an amount of its common units that would reduce its investment in our operating partnership to less than $200,000.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and other affiliates, including (1) conflicts related to the compensation arrangements between the advisor, certain affiliates and us, (2) conflicts with respect to the allocation of the time of the advisor and the key personnel performing services for our advisor and (3) conflicts with respect to the allocation of investment opportunities. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. These conflicts include, but are not limited to, those described below.

Interests in Other Real Estate Programs

Other than performing services as our advisor, the advisor presently has no interests in other real estate programs. However, two of our directors and all of our officers are also officers of AmREIT and our advisor. These persons are presently, and plan in the future to be, involved with other real estate programs and activities that have investment objectives similar to ours.

The advisor and its management and affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property. None of the AmREIT affiliated entities are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Our Advisor’s Time

We rely on our advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. Our advisor and certain of its affiliates, including its principals and management personnel, are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, our advisor, its employees and its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. See “Risk Factors — Risks Related to Our Relationship with Our Advisor and its Affiliates.” However, the advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the activities in which they are involved.

Competition

We may compete with other AmREIT affiliated entities for opportunities to acquire or sell properties. As a result, certain investment opportunities may not be available to us. AmREIT, and its private programs MIG III and MIG IV have investment objectives similar to ours and are actively seeking similar investment opportunities to those we are seeking to acquire. In addition, other AmREIT sponsored programs may in the future sell properties and reinvest the net proceeds in properties similar to those we seek to acquire. Our advisor has developed procedures with AmREIT to resolve potential conflicts of interest in the allocation of investment opportunities between us and other AmREIT affiliated entities. See “— Conflict Resolution Procedures — Allocation of Investment Opportunities” below for a description of how investment opportunities will be allocated between us and other AmREIT affiliated entities.

Other AmREIT affiliated entities also own or manage properties in geographic areas in which we expect to acquire properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another AmREIT affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of our properties in the event that we and another AmREIT affiliated entity were to attempt to sell similar properties at the same time. Our advisor and AmREIT will seek to reduce conflicts that may arise with respect to certain properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that AmREIT may establish differing compensation arrangements for employees related to different properties or differing terms for resales or leases of the various properties.

Affiliated Dealer Manager

Our dealer manager, AmREIT Securities Company, is one of our affiliates and this relationship may create conflicts of interest in connection with its performance of due diligence. Although our dealer manager will examine the information in the prospectus for accuracy and completeness, the dealer manager will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated underwriter in connection with the offering of securities. Accordingly, you do not have the benefit of an independent due diligence review and investigation.

Our dealer manager is currently involved in offerings for other AmREIT affiliated entities, including the MIG IV private placement which is anticipated to continue until November 15, 2008. The dealer manager is not prohibited from acting in any capacity in connection with the offer and sale of securities of other AmREIT affiliated programs that may have investment objectives similar to ours.

Affiliated Property Manager and Construction Manager

AmREIT Realty Investment Corporation, our affiliated property manager, will perform property management services for us and our operating partnership. ARIC is a wholly owned subsidiary of AmREIT and in the future there is potential for a number of the members of the advisor’s management team and the property manager to overlap. As a result, we might not always have the benefit of independent property management to the same extent as if the advisor and the property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager is an affiliate, any agreements with the property manager will not be negotiated at arm’s-length, as it would between unrelated parties.

ARIC is also the parent company of AmREIT Construction Company, which we expect will provide general contracting services for our development and redevelopment projects. As a result, we may not have the benefit of independent general contractor providers to the same extent as if AmREIT Construction Company was unaffiliated. Since AmREIT Construction Company is an affiliate, we will not have the benefit of arm’s-length negotiation of any contracts we enter into with AmREIT Construction Company that would apply between unrelated parties

Lack of Separate Representation

Alston & Bird LLP has acted as counsel to us in connection with this offering and is also counsel to our operating partnership, our advisor and the dealer manager in connection with this offering and may in the future act as counsel for each such entity. Alston & Bird LLP also serves as counsel to certain AmREIT affiliated entities in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, our operating partnership, the advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Joint Ventures with Affiliates of Our Advisor

Subject to approval by our board and the separate approval of our independent directors, we may enter into joint ventures or other arrangements with affiliates of our advisor, to acquire, develop and manage properties. The advisor and its affiliates may have conflicts of interest in determining which AmREIT affiliated entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any joint venture be consummated, the advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since the advisor will make investment decisions on our behalf, agreements and transactions between the advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties. See “Investment Objectives, Strategy and Policies — Joint Venture Investments.”

Fees and Other Compensation to Our Advisor and its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates and partnership distributions to the advisor and its affiliates, including acquisition fees, property management and leasing fees, real estate brokerage commissions and participation in non-liquidating sale proceeds. None of the agreements that provide for fees and other compensation to the advisor and its affiliates will be the result of arm’s-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of our board, including a majority of the independent directors not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the advisor or its affiliates could create a conflict between the interests of the advisor or its affiliates and those of our stockholders. However, certain fees and the distributions (but not expense reimbursements) payable to the advisor and its affiliates relating to the sale of properties are subordinated to the return to the stockholders or partners of our operating partnership of their capital contributions plus cumulative non-compounded annual returns on such capital.

Subject to oversight by our board of directors, the advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, the advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees and other amounts will generally be payable to the advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us.

Each transaction we enter into with the advisor or its affiliates is subject to an inherent conflict of interest. Our board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and the advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Conflict Resolution Procedures

Independent Directors

In order to reduce or eliminate potential conflicts of interest, our independent directors, as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board or the advisor and its affiliates could reasonably be compromised. However, the independent directors may not take any action which under Maryland law must be taken by the entire board of directors or which is not otherwise within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

•	the continuation, renewal or enforcement of our agreements with the advisor and its affiliates, including the advisory agreement and the agreement with the dealer manager;

•	transactions with affiliates, including our directors and officers; and

•	pursuit of a potential liquidity event.

Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board and the independent directors.

Allocation of Investment Opportunities

In the advisory agreement, AmREIT has agreed that in the event an investment opportunity becomes available which is suitable, under all of the factors considered by our advisor, for us and one or more other public or private entities affiliated with our advisor or its affiliates, for which both entities have sufficient uninvested funds, then with respect to any real estate investment that AmREIT deems, in good faith, to be a

Tomorrow’s Irreplaceable Corner investment, the investment opportunity will first be offered to us. In determining whether or not an investment opportunity is suitable for more than one program, AmREIT shall examine, among others, the following factors:

•	the anticipated cash flow of the property to be acquired and the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of property and geographic area, and on diversification of the tenants of its properties;

•	the policy of each program relating to leverage of properties;

•	the income tax effects of the purchase for each program;

•	the size of the investment;

•	the estimated economic risks and returns; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors, including a majority of the independent directors, and our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors, including the independent directors, has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable and is applied fairly to us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of the date of this prospectus, the amount of shares of our common stock and units of our operating partnership beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock, (2) our directors and chief executive officer and (3) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 110 shares of our common stock outstanding as of the date of this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days.

	Number of Shares
Name of Beneficial Owner(1)	Beneficially Owned		Percentage

AmREIT	110	(2)	1.8%
H. Kerr Taylor (Chairman of the Board, CEO and President)	—		—
Chad C. Braun (EVP, CFO, Treasurer and Director)	—		—
Brent M. Longnecker (Independent Director)	2,000	(3)	32.7
Scot J. Luther (Independent Director)	2,000	(3)	32.7
Mack D. Pridgen III (Independent Director)	2,000	(3)	32.7
All directors and executive officers as a group (5 people)	6,000		98.2

(1)	The address of each beneficial owner listed is c/o AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046.

(2)	AmREIT also owns 110,742 common units of our operating partnership, which it acquired at $9.03 per unit for $1,000,000, reflecting that it purchased the common units net of sales commissions and dealer manager fees. See “Management — The Advisor,” “Management — The Advisory Agreement” and “Management — Holding of Shares of Common Stock, Common Units and Special Units” for a more detailed description of the holdings of shares of our common stock, common units and special units.

(3)	On October 18, 2007, pursuant to the terms of our independent directors incentive plan, each of our nonemployee directors, Brent M. Longnecker, Scot J. Luther and Mack D. Pridgen III, was granted 2,000 shares of restricted stock.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs sponsored or advised by AmREIT and its affiliates. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A of this prospectus. Our portfolio is unlikely to mirror the portfolios of the prior AmREIT sponsored programs, and the returns to our stockholders will vary from those generated by those prior programs. Investors in our common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior AmREIT sponsored programs. Investors who purchase our common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

Prior Investment Programs

AmREIT and its affiliates have sponsored a total of 17 partnerships formed to acquire real estate since 1985, which we refer to as the AmREIT sponsored programs. Of the 17 AmREIT sponsored programs, seven had investment objectives similar to ours. Based on an analysis of the operating results of each of the prior AmREIT sponsored programs, AmREIT believes that each of the programs has met or is meeting its principal investment objectives in a timely manner. All of the prior programs had disclosure concerning a date or time of the liquidation of the program, and all of the programs commenced liquidation by such time.

The following table sets forth information on the 17 programs sponsored by AmREIT and its affiliates.

	Type of	Year of First
Name of Program	Program	Offering	Program Status

Taylor Income Investors III, Ltd.	Private	1986	Liquidated in 2004
Taylor Income Investors IV, Ltd.	Private	1986	Liquidated in 2004
Taylor Income Investors V, Ltd.	Private	1987	Liquidated in 2004
Taylor Income Investors VI, Ltd.	Private	1987	Liquidated in 2004
AAA Net Realty Fund VII, Ltd.	Private	1987	Liquidated in 2004
AAA Net Realty Fund VIII, Ltd.	Private	1990	Liquidated in 2004
AAA Net Realty Fund Goodyear, Ltd.	Private	1991	Liquidated in 2004
AAA Net Realty Fund IX, Ltd.	Public	1991	Liquidated in 2002
AAA Net Realty Fund X, Ltd.	Public	1993	Liquidated in 2002
AAA Net Realty Fund XI, Ltd.	Public	1995	Liquidated in 2002
AAA Net Developers, Ltd.(1)	Private	1996	Liquidated in 2006
AmREIT Opportunity Fund, Ltd.(1)	Private	1999	In Liquidation
AmREIT Income & Growth Fund, Ltd.(1)	Private	2001	Operating
AmREIT Monthly Income & Growth Fund, Ltd.(1)	Private	2003	Operating
AmREIT Monthly Income & Growth Fund II, Ltd.(1)	Private	2004	Operating
AmREIT Monthly Income & Growth Fund III, Ltd.(1)	Public	2005	Operating
AmREIT Monthly Income & Growth Fund IV, LP(1)	Private	2006	Operating

(1)	Represents a program with similar investment objectives to ours.

You may obtain from us, upon written request and without charge, a copy of the Form 10-SB of MIG III. We will provide exhibits to such Form 10-SB upon payment of a reasonable fee for copying and mailing expenses.

The Prior Performance Tables included in Appendix A to this prospectus set forth information as of the dates indicated regarding certain of the prior AmREIT sponsored programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor (Table II); (3) annual operating results of the prior programs (Table III); (4) results of completed programs (Table IV); and (5) sales or disposals of property (Table V). Additionally, Table VI contained in Part II of the registration statement, of which this prospectus is a part, provides certain additional information relating to properties acquired by the AmREIT sponsored programs. Upon written request, we will furnish a copy of this table to you without charge. See “Where You Can Find Additional Information.”

Summary Information

As of December 31, 2006, approximately $170 million had been raised from over 4,000 investors in AmREIT sponsored programs. These funds have invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of approximately $279,094,000. See Table I and Table II for more detailed information about the experience of AmREIT and its affiliates in raising and investing funds and the compensation paid to AmREIT and its affiliates as the sponsor.

AmREIT sponsored programs have acquired 74 properties or interests in properties from January 1, 1997 to December 31, 2006. The table below provides further information about these properties:

		Properties Purchased
	Number of	(As a Percentage of
	Properties	Aggregate Purchase
Location	Purchased	Price)

Alabama	1	0.64%
Arizona	1	0.39%
Georgia	1	0.51%
Illinois	5	1.81%
Louisiana	1	0.42%
Maryland	1	0.21%
Massachusetts	1	0.90%
Mississippi	1	0.51%
Missouri	2	0.93%
New Jersey	1	0.39%
New Mexico	1	0.66%
New York	1	0.54%
North Carolina	1	2.48%
Tennessee	2	0.90%
Texas	49	87.49%
Utah	1	0.21%
Virginia	2	0.67%
Wisconsin	2	0.33%

Total	74	100%

The following table provides a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by AmREIT sponsored programs, categorized by type of property, from January 1, 1997 to December 31, 2006, all of which were either new properties, operating (or used) properties at the time of acquisition or properties developed by the program.

Type of Property	New	Operating	Developed

Commercial
Retail	9.0%	62.6%	25.7%
Office Buildings	—%	2.7%	—%
Residential	—%	—%	—%
Other	—%	—%	—%

Total	9.0%	65.3%	25.7%

From January 1, 1997 to December 31, 2006, AmREIT sponsored programs had sold 38 of the total of 74 properties, or 51% of such properties, to third parties.

Three Year Summary of Acquisitions

From December 31, 2003 through December 31, 2006, AmREIT sponsored programs acquired 26 commercial properties. The total acquisition costs of these properties was approximately $179,547,988, of which $102,893,861, or 57%, was financed with mortgage financing. The locations of these properties, and the number of each property in each location, are as follows: Texas (19), Illinois (6) and Missouri (1).

See Table VI in Part II of the registration statement of which this prospectus is a part for more detailed information as to the acquisition of properties during the three years ending December 31, 2006. Upon request, we will furnish a copy of this table to you without charge.

Adverse Business Developments

AmREIT sponsored programs have occasionally been adversely affected by vacancies either due to defaults of tenants under their leases or the expiration or termination of tenant leases. Where vacancies have continued for an extended period of time, these programs suffered reduced revenues resulting in less cash available for distribution to investors. In addition, the resale value of such properties may have diminished as the market value of a particular property often depends principally upon the value of the leases of such property.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Overview

We will use the net proceeds from this offering to make investments in real property and to pay fees and expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire, develop and operate real properties.

As of the date of this prospectus, we have not entered into any arrangements to acquire any specific real property with the proceeds from this offering. The number and type of properties we may acquire will depend upon real estate market conditions, the amount of proceeds we raise in this offering and other circumstances existing at the time we are acquiring our properties.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring and operating properties, other than those referred to in this prospectus.

Our advisor may, but is not required to, establish working capital reserves from offering proceeds, out of cash flow generated by operating assets or out of proceeds from the sale of assets. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

The proceeds of this offering will provide funds to enable us to purchase properties. We may acquire assets free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or equity securities, or a combination thereof, and we may selectively encumber all or certain assets with debt. The proceeds from any loans will be used to acquire additional properties, increase cash flow, to further diversify our portfolio and for other uses.

We intend to qualify as a REIT and, thus, make an election under Section 856(c) of the Code to be taxed as a REIT beginning with the tax year ending December 31, 2008. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

We believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes for the tax year ending December 31, 2008, and, once we so qualify, we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes. We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of shares of our common stock will be monitored to ensure that no more than 50.0% in value of our outstanding shares of common stock is owned, directly or indirectly, by five or fewer individuals at any time. We also will determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations — Requirements for Qualification as a REIT” are satisfied.

Liquidity and Capital Resources

Our principal demand for funds will be to acquire real properties, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Our cash needs for acquisitions and investments will be funded primarily from the sale of shares of our common stock, including those offered for sale through our distribution reinvestment plan, and through the assumption of debt. There may be a delay between the sale of shares of our common stock and our purchase of assets, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. The advisor, subject to the oversight of the investment committee and the board, will evaluate potential acquisitions and will engage in negotiations with sellers and lenders on our behalf. Pending investment in properties, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than those earned on real estate assets. These lower returns may affect our ability to make distributions to you. Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not identified any sources for these types of financings.

Results of Operations

As of the date of this prospectus, we are in our organizational and development stage and have not commenced significant operations.

Inflation

The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. We expect to include provisions in the majority of our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases, annual reimbursement of operating expenses above a certain allowance. Due to the generally long-term nature of these leases, annual rent increases may not be sufficient to cover inflation and rent may be below market. See “Risk Factors — Risks Related to Our Business” and “Risks Related to Our Corporate Structure” for additional discussion on inflation and other economic conditions that could affect your investment.

Critical Accounting Policies

General

Our accounting policies have been established to conform with generally accepted accounting principles in the United States of America, or GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions is different, it is possible that different accounting policies will be applied or different amounts of assets, liabilities, revenues and expenses will be recorded, resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses. Below is a discussion of the accounting policies that management considers to be most critical once we commence significant operations. These policies require complex judgment in their application or estimates about matters that are inherently uncertain.

Valuation and Allocation of Real Property Acquisitions

Upon acquisition, the purchase price of a real property and other costs associated with the acquisition, such as the acquisition fee paid to the advisor, will be capitalized and allocated to land, building, land improvements, tenant improvements and other intangible assets and associated liabilities as required by Statement of Financial Standards, which we refer to as SFAS, No. 141 “Business Combinations.” The allocation to land, building, land improvements and tenant improvements will be based on management’s estimate of the real property’s fair value based on all available information. The allocation to intangible lease assets, as required by SFAS No. 141, represents the value associated with the in-place leases, including leasing commissions, legal and other related costs. Also, SFAS No. 141 requires the creation of an intangible asset or liability resulting from in-place leases being above or below the market rental rates on the date of the acquisition. This asset or liability will be amortized over the life of the remaining in-place leases as an adjustment of revenue. Valuation and allocation of real property acquisitions is considered a critical accounting policy because the determination of the value and allocation of the cost of a real property acquisition involves a number of management’s assumptions relating to, among other things, the ability to lease vacant space, market rental rates, the term of new leases, property operating expenses and leasing commissions. All of the aforementioned factors will be taken as a whole by management in determining the valuation and allocation of the costs of real estate acquisitions. The valuation and allocation is sensitive to the actual results of any of theses uncertain factors, either individually or taken as a whole. Should the actual results differ from management’s judgment, the valuation and allocation could be negatively affected and may result in a negative impact as to the amount of depreciation and amortization that should have been recorded.

Impairment of Long-lived Assets

Long-lived assets to be held and used will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We will periodically evaluate the recoverability of long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provide for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset. If impaired, the long-lived asset will be written down to its estimated fair value.

Revenue Recognition

We will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements will be recorded as deferred rent receivable and will be included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made. Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenditures are incurred. We will make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately. In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of our properties. Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments will be received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Restricted cash will include funds received by third party escrow agents, and funds received from sellers, pertaining to master lease agreements. We will record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met. We will accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Valuation of Accounts and Rents Receivable

We will take into consideration certain factors that require judgments to be made as to the collectibility of receivables. Collectibility factors taken into consideration are the amounts outstanding, payment history and financial strength of the tenant, which taken as a whole determines the valuation.

REIT Compliance

In order to qualify as a REIT for tax purposes, we will be required to distribute at least 90.0% of our REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Distributions

We intend to make regular cash distributions to our stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which is impacted by current and projected cash requirements, tax considerations and other factors. As a result, our distribution rate and payment frequency may vary from time to time. However, in order to qualify as a REIT for tax purposes, we must make distributions equal to at least 90.0% of our REIT taxable income each year.

Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to net operating income as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, an industry trade group, which we refer to as NAREIT, has promulgated a standard known as Funds from Operations or FFO for short, which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We will adopt the NAREIT definition for computing FFO because, in our view, subject to the following limitations, FFO provides a better basis for measuring our operating performance and comparing our performance and operations to those of other REITs. The calculation of FFO may, however, vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, the presentation of FFO by us may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to net income as an indicator of our performance or to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions.

Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Also, we will be exposed to both credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, the advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. The advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. On November 1, 2007, we filed an amended and restated charter authorizing the issuance of 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock with a par value of $0.01 per share and 50,000,000 shares of capital stock are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the full board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of the date of this prospectus, 110 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our full board. Subject to any preferential rights of any outstanding series of preferred shares, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or appraisal rights. Stockholders are not liable for our acts or obligations.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in uncertificated form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Phoenix American Financial Services, Inc. is our registrar and the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge.

Preferred Stock

Our charter authorizes our board to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board has no present plans to issue preferred stock, but may do so at any time in the future with the approval of a majority of our independent directors not otherwise interested in the issuance.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of stockholders holding at least 10.0% of the shares of our common stock. The presence of a majority of the outstanding shares of our common stock either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take stockholder action on matters required by our charter and the MGCL to be approved by stockholders, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a director.

Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our liquidation or dissolution, and (3) our merger, consolidation or sale or other disposition of substantially all of our assets.

The advisory agreement, including the selection of the advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace the advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors. Any stockholder shall be permitted access to all our records at all reasonable times, and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the list shall be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder shall be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder shall not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Restriction on Ownership of Shares of Capital Stock

In order for us to qualify as a REIT, no more than 50.0% in value of the outstanding shares of our common stock may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our common stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year ending December 31, 2007. In addition, we must meet requirements regarding the nature of our gross income in order to qualify as a REIT. One of these requirements is that at least 75.0% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10.0% or more of the ownership interests in that tenant. Our charter contains limitations on the ownership and transfer of shares of common stock which prohibit any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock, prohibit the beneficial ownership of the outstanding shares of our capital stock by fewer than 100 persons and prohibit any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of or other event with respect to shares of our capital stock that would result in us being “closely held” within the meaning of Section 856(h) of the Code, that would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or that would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would result in a violation of the 9.8% ownership limit, would result in us being “closely held” within the meaning of Section 856(h) of the Code, would cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or would otherwise cause us to fail to qualify as a REIT will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the same trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the same trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer shall be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share on the date of redemption at the time of the gift or devise), or (b) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any selling commission and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price at the time of the gift or devise) and shall distribute any remaining amounts to the charitable beneficiary.

Any person who (1) acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event or (2) purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership limits do not apply to a person or persons which the directors exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5.0% or more (or such lower percentage applicable under Treasury regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We intend to accrue and make distributions on a monthly basis beginning no later than the first calendar month after the month in which the minimum offering requirements are met, and we expect to continue to make monthly distribution payments following the end of each calendar month. In connection with a distribution to our stockholders, our board will approve a monthly distribution for a certain dollar amount per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the quarter using daily record and declaration dates, and your distributions will begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90.0% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). See “Federal Income Tax Considerations — Operational Requirements — Annual Distribution Requirement.” Distributions will be authorized at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets in order to make distributions.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities.

Distribution Reinvestment Plan

Our distribution reinvestment plan will allow you to have cash otherwise distributable to you invested in additional shares of our common stock at a price equal to $9.50 per share.

A copy of our distribution reinvestment plan is included as Appendix C to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. We may terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (1) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (2) this offering and any future offering pursuant to our distribution reinvestment plan terminate and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment plan, or (3) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which shall equal the price on the securities exchange on which such shares of common stock are listed at the date of purchase.

Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders” in the case of a non-U.S. stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Redemption Plan

Unless shares of our common stock are listed on a national securities exchange, stockholders who have held shares of our common stock for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares of our common stock to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares of our common stock presented for redemption for cash to the extent that we have sufficient funds available to fund such redemption. There is no fee in connection with a redemption of shares of our common stock.

After you have held shares of our common stock for a minimum of one year, our share redemption plan may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price of the shares of our common stock being redeemed and the amount of the discount will vary based upon the length of time that you have held your shares of our common stock subject to redemption, as described in the following table:

Redemption Price
Share Purchase Anniversary	as a Percentage of Purchase Price

Less than 1 year	No Redemption Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

In the event that you seek to redeem all of your shares of our common stock, shares of our common stock purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. In addition, for purposes of the one-year holding period, holders of common units who exchange their common units for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their common units. The board of directors reserves the right in its sole discretion at any time and from time to time to (a) waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances, (b) reject any request for redemption for any reason or no reason, or (c) reduce the number of shares of our common stock allowed to be purchased under the share redemption plan.

We are not obligated to redeem shares of our common stock under the share redemption plan. We presently intend to limit the number of shares to be redeemed during any calendar year to the number of shares we can redeem with the proceeds we receive from the sale of shares of our common stock under our distribution reinvestment plan. In addition, we will not redeem shares in excess of five percent of the weighted average number of shares outstanding during the prior calendar year. Of this amount, we intend to reserve the ability to redeem up to two percent of the weighted average number of shares outstanding during the prior calendar year to accommodate redemption requests made within two years of a stockholder’s death or disability. The foregoing limitations on the number of shares to be redeemed and the amount of funds for redemptions shall not apply to any redemptions requested within two years of the death of a stockholder.

The board may, in its sole discretion, amend, suspend, or terminate the share redemption plan at any time. If the board decides to amend, suspend or terminate the share redemption plan, we will provide stockholders with no less than 30 days’ prior written notice. At any time we are engaged in an offering of shares of our common stock to the public, the per share price for shares of our common stock redeemed under our redemption plan will never be greater than the then-current offering price of our shares in the public offering. Our share redemption plan will terminate if the shares of our common stock are listed on a national securities exchange or if a secondary trading market develops for our shares.

Redemption of shares of our common stock will be made quarterly upon written notice to us at least 15 days prior to the end of the applicable quarter. Redemption requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the redemption date. Stockholders may withdraw their redemption request at any time up to three business days prior to the redemption date.

We cannot guarantee that the funds set aside for the share redemption plan will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, we plan to redeem the shares of our common stock on a pro rata basis on the redemption date. The redemption request of a stockholder whose request is not honored in whole due to insufficient or no funds available for redemption in that quarter will be deemed automatically withdrawn and any such stockholder may resubmit a request in a subsequent quarter. We will not retain redemption requests that are not honored in any particular quarter. We will notify any stockholder of the shares of our common stock for which a redemption request is not honored. The redemption request for such shares of our common stock will be deemed void and will not affect the rights of the holder of such shares of our common stock, including the right to receive distributions thereon. If a pro rata redemption would result in a stockholder owning less than half of the minimum purchase amount required under state law, we would redeem all of such stockholder’s shares of our common stock. If a pro rata redemption would result in a stockholder owning less than the minimum amount required under state law but at least half of such amount, we would not redeem any shares of our common stock that would take the stockholder’s holdings below the minimum threshold.

Shares of our common stock redeemed by us under the share redemption plan will return to the status of authorized but unissued shares of common stock. We will not resell such shares of common stock to the public unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

The federal income tax treatment of stockholders whose shares of common stock are redeemed by us under the share redemption plan will depend on whether our redemption is treated as a payment in exchange for the shares of common stock. A redemption normally will be treated as an exchange if the redemption results in a complete termination of the stockholder’s interest in our company, qualifies as “substantially disproportionate” with respect to the stockholder or is treated as “not essentially equivalent to a distribution” with respect to the stockholder.

In order for the redemption to be substantially disproportionate, the percentage of our voting shares of common stock considered owned by the stockholder immediately after the redemption must be less than 80 percent of the percentage of our voting shares of common stock considered owned by the stockholder immediately before the redemption. In order for the redemption to be treated as not essentially equivalent to a distribution with respect to the stockholder, the redemption must result in a “meaningful reduction” in the stockholder’s interest in our company. The Internal Revenue Service has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation whose relative stock interest is minimal and who exercises no control over corporate affairs, a reduction in the holder’s proportionate interest in the corporation from .0001118% to .0001081% would constitute a meaningful reduction. In determining whether any of these tests have been met, shares of common stock considered to be owned by the stockholder by reason of applicable constructive ownership rules, as well as the shares of common stock actually owned by the stockholder, normally will be taken into account.

In general, if the redemption is treated as an exchange, the United States federal income tax treatment of the redemption under present law will be as described under “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Certain Dispositions of Our Common Stock” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Dispositions of Our Common Stock” in the case of a non-U.S. stockholder (as defined therein) whose income derived from the investment in shares of our common stock is not effectively connected with the non-U.S. stockholder’s conduct of a trade or business in the United States. If the redemption does not qualify as an exchange of shares of common stock, the United States federal income tax treatment of the redemption under present law generally will be as described under “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions Generally” in the case of a taxable U.S. stockholder and as described under “Federal Income Tax Considerations — Special Tax Considerations for non-U.S Stockholders — Ordinary Distributions” in the case of a non-U.S. stockholder whose income derived from the investment in shares of our common stock is not effectively connected with the non-U.S. stockholder’s conduct of a trade or business in the United States. However, the tax consequences to you of participating in our share redemption plan will vary depending upon your particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the share redemption plan.

Liquidity Events

The purchase of shares of our common stock is intended to be a long-term investment and we do not anticipate that a secondary trading market will develop. Therefore, it will be very difficult for you to sell your shares of common stock promptly or at all, and any such sales may be made at a loss.

The principal means of liquidity will be through our share redemption plan. We intend to consider a transaction providing liquidity for our stockholders within seven years following the completion of our offering stage. We will view our offering stage as complete if we have not conducted a public equity offering during any continuous two year period, and our operating stage will begin from the termination of the previous public equity offering preceding this two year period. We may determine not to pursue a liquidity transaction if we believe that then-current market conditions are not favorable for a liquidity transaction, and that such conditions will improve in the future. A liquidity transaction could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a listing of our shares on a national securities exchange, or (3) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company. While our intention is to seek to complete a liquidity transaction within seven years following the completion of our offering stage, there can be no assurance that a suitable transaction will be available or that market conditions for a liquidity transaction will be favorable during that timeframe. Alternatively, we may seek to complete a liquidity transaction earlier than seven years following the completion of our offering stage. While we are considering liquidity alternatives, we may choose to limit the making of new investments, unless our board of directors, including a majority of our independent directors, determines that, in light of our expected term of existence at that time, it is in our stockholders’ best interests for us to make new investments.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term business combinations includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An interested stockholder is defined for this purpose as: (1) any person who beneficially owns 10 percent or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10 percent or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock. None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and other provisions of the statute.

Should our board opt back in to the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a control share acquisition means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an acquiring person statement for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger, consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but the board retains the discretion to change this provision in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, which we refer to as Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in our charter, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements which are prepared in accordance with GAAP and are audited by our independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of asset management fees and the aggregate amount of other fees paid to the advisor and any affiliate of the advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material United States federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption plan, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

Alston & Bird LLP has acted as our special tax counsel, has reviewed this summary and is of the opinion that it fairly summarizes the United States federal income tax considerations that are likely to be material to U.S. stockholders (as defined herein) of our common stock. This opinion of Alston & Bird LLP will be filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of Alston & Bird LLP is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.

We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of the shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in the applicable tax laws.

REIT Qualification

We intend to qualify as a REIT commencing with our taxable year ending December 31, 2008. Additionally, we may establish taxable REIT subsidiaries to hold assets generating non-qualifying income. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Alston & Bird LLP will deliver an opinion to us that, commencing with our taxable year ending on December 31, 2008, we were organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to operate in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code.

It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITPlus, Inc.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we may be subject to “alternative minimum tax”;

•	if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100.0% tax;

•	if we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100.0% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35.0%);

•	pursuant to provisions in recently enacted legislation, if we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35.0%) if that amount exceeds $50,000 per failure;

•	if we fail to satisfy either of the 75.0% or 95.0% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100.0% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income;

•	if we fail to distribute during each year at least the sum of (i) 85.0% of our REIT ordinary income for the year, (ii) 95.0% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed, plus (B) retained amounts on which corporate level tax is paid by us;

•	we may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid;

•	if we fail certain of the REIT asset tests and do not qualify for “de minimis” relief, we may be required to pay a corporate-level tax on the income generated by the assets that caused us to violate the asset test. See “— Operational Requirements — Asset Tests”; and

•	if we acquire appreciated assets from a C corporation (such as a corporation generally subject to corporate-level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the 10 year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements

In order to qualify for taxation as a REIT under the Code, we must meet tests regarding the nature of our income and assets and the amount of our distributions, in each case as described below, and:

1)	be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Code;

2)	elect to be taxed as a REIT, continue such election to be taxed as a REIT and satisfy relevant filing and other administrative requirements for REITs;

3)	be managed by one or more trustees or directors;

4)	have our beneficial ownership evidenced by transferable shares;

5)	not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

6)	use a calendar year for federal income tax purposes;

7)	have our beneficial ownership held by at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

8)	not be closely held as defined for purposes of the REIT provisions of the Code.

We would be treated as closely held if, during the last half of any taxable year, more than 50.0% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Code to include certain entities. Items 7 and 8 above will not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item 8 above for a taxable year, we will be treated as having met Item 8 for that year.

We intend to qualify as a REIT commencing with our taxable year ending December 31, 2008 and we intend to satisfy the other requirements described in Items 1-6 above at all times during each of our taxable years. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in Items 7 and 8 above. See “Description of Capital Stock — Restriction on Ownership of Shares of Capital Stock.” For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “Operational Requirements — Asset Tests”), all of the capital shares of which is owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

The Code provides relief from violations of the REIT gross income requirements, as described below under “— Operational Requirements — Gross Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements (see “— Operational Requirements — Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Operational Requirements — Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•	At least 75.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes rents from real property and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as prohibited transactions. This is the 75.0% income test.

•	At least 95.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from distributions and interest and gains from the sale or disposition of shares of our common stock or securities or from any combination of the foregoing. This is the 95.0% income test.

The rents we will receive or be deemed to receive will qualify as rents from real property for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	the amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term rents from real property solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	in general, neither we nor an owner of 10.0% or more shares of our common stock may directly or constructively own 10.0% or more of a customer, which we refer to as a related party customer, or a subtenant of the customer (in which case only rent attributable to the subtenant is disqualified);

•	rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15.0% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

•	we normally must not operate or manage the property or furnish or render services to customers, other than through an independent contractor who is adequately compensated and from whom we do not derive any income or through a “taxable REIT subsidiary.” However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as rents from real property, if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible customer services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed one percent of all amounts received or accrued with respect to that property.

As a result, we may establish taxable REIT subsidiaries to hold assets generating non-qualifying income. Additionally, we may, from time to time, enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Any income or gain derived by us from instruments that hedge certain risks, such as the risk of changes in interest rates, will not be treated as gross income for purposes of the 95.0% gross income test, provided that specified requirements are met, but generally will constitute non-qualifying income for purposes of the 75.0% gross income test. Such requirements include that the instrument hedges risks associated with indebtedness issued by us that is incurred to acquire or carry “real estate assets” (as described below under “— Operational Requirements — Asset Tests”), and the hedging instrument, along with the risk that it hedges, and properly identified within prescribed time periods. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Prior to the making of investments in properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75.0% income test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs in order to satisfy the 75.0% income and the 95.0% income tests and the asset tests described below. We expect the bulk of the remainder of our income to qualify under the 75.0% Income and 95.0% income tests as gains from the sale of real property interests, interest on mortgages on real property, and rents from real property in accordance with the requirements described above. With regard to rental income, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. Rental leases may provide for payments based on gross receipts, which are generally permissible under the REIT income tests. In addition, none of our customers are expected to be related party customers and the portion of the rent attributable to personal property is not expected to exceed 15.0% of the total rent to be received under any lease. We anticipate that all or most of the services to be performed with respect to our properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such real property. Finally, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75.0% income and the 95.0% income tests described above.

Notwithstanding our failure to satisfy one or both of the 75.0% income and the 95.0% income tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “Taxation of REITPlus, Inc.,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, starting with our taxable year with respect to which we elect to be taxed as a REIT, we also must satisfy four tests, which we refer to as asset tests, relating to the nature and diversification of our assets.

•	First, at least 75.0% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of common stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25.0% of our total assets may be represented by securities other than those in the 75.0% asset class.

•	Third, of the investments included in the 25.0% asset class, the value of any one issuer’s securities that we own may not exceed 5.0% of the value of our total assets. Additionally, we may not own more than 10.0% of the voting power or value of any one issuer’s outstanding securities, which we refer to as the “10.0% asset test.” The 10.0% asset test does not apply to securities of a taxable REIT subsidiary, nor does it apply to certain “straight debt” instruments possessing certain characteristics. The term “securities” also does not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

•	Fourth, no more than 20.0% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35 percent of the voting power or value.

The asset tests must generally be met for any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds we expect that most of our assets will consist of “real estate assets” and we therefore expect to satisfy the asset tests.

If we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

To the extent that we fail one or more of the asset tests, and we do not fall within the de minimis safe harbors with respect to the 5.0% and 10.0% asset tests, we may nevertheless be deemed to have satisfied such requirements if (i) we take certain corrective measures, (ii) we meet certain technical requirements, and (iii) we pay a specified excise tax (the greater of (a) $50,000 or (b) an amount determined by multiplying the highest rate of corporate tax by the net income generated by the assets causing the failure for the period beginning on the first date of the failure and ending on the date that we dispose of the assets (or otherwise satisfy the asset test requirements)).

The Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) it provides the Internal Revenue Service with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35.0%), and (iv) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10.0% and 5.0% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation do not exceed the lesser of the REIT’s total assets, and $10,000,000, or (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

The Code also provides that certain securities will not cause a violation of the 10.0% value test described above. Such securities include instruments that constitute “straight debt,” which includes securities having certain contingency features. A security cannot qualify as “straight debt” where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10.0% value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75.0% gross income test described above under “Operational Requirements — Gross Income Tests.” In addition, when applying the 10.0% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least equal to (a) the sum of: (1) 90.0% of our REIT taxable income (computed without regard to the distributions paid deduction and our net capital gain and subject to certain other potential adjustments) and (2) 90.0% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.

We must pay distributions in the taxable year to which they relate. Distributions paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirements if the distributions satisfy one of the following sets of criteria: (a) we declare the distributions in October, November, or December, the distributions are payable to stockholders of record on a specified date in such month, and we actually pay the distributions during January of the subsequent year, or (b) we declare the distributions before we timely file our federal income tax return for such year, we pay the distributions in the 12-month period following the close of the prior year and not later than the first regular distribution payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent distribution treated as if paid in the prior year.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85.0% of our ordinary income for that year;

•	95.0% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods;

we will be subject to a 4.0% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (a) the amounts actually distributed plus (b) retained amounts on which corporate level tax is paid by us.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency distributions, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the federal income tax on these gains;

•	taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	the basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements — Recordkeeping

We must maintain certain records as set forth in Treasury Regulations in order to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. In this situation, to the extent of current and accumulated earnings and profits, all distributions to our stockholders that are individuals will generally be taxable at capital gains rates (through 2010), and, subject to limitations of the Code, corporate distributees may be eligible for the distributions received deduction. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the income tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

Taxation of Taxable U.S. Stockholders

Definition

In this section, the phrase U.S. stockholder means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock — Distribution Reinvestment Plan.” For a summary of the federal income tax treatment of shares of common stock redeemed by us under our share redemption plan, see “Description of Capital Stock — Share Redemption Plan.”

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, these distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by individuals from taxable C corporations under current law. Stockholders that are individuals, however, are taxed at the preferential rates on distributions designated by and received from us to the extent that the distributions are attributable to (i) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (ii) distributions received by us from taxable C corporations, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of common stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4.0% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20.0% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15.0% (through 2010) in the case of stockholders who are individuals, and 35.0% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25.0% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. See “— Operational Requirements — Annual Distribution Requirement” for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Certain Dispositions of Our Common Stock

In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be subject to a maximum federal income tax rate of 15.0% (through 2010) if such shares of common stock are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35.0% through 2010) if such shares of common stock are held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35.0%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

A redemption of common stock for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the redemption under section 302 of the Internal Revenue Code unless the redemption (a) results in a “complete termination” of the stockholder’s interest in us under section 302(b)(3) of the Internal Revenue Code, (b) is “substantially disproportionate” with respect to the stockholder under section 302(b)(2) of the Internal Revenue Code, or (c) is “not essentially equivalent to a dividend” with respect to the stockholder under section 302(b)(1) of the Internal Revenue Code. Under section 302(b)(2) of the Internal Revenue Code a redemption is considered “substantially disproportionate” if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in section 318 of the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in us. The IRS has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1.0% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”

If the redemption is not treated as a dividend, the redemption of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares redeemed. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	fails to furnish its taxpayer identification number (which, for an individual, would be his social security number);

•	furnishes an incorrect taxpayer identification number;

•	is notified by the Internal Revenue Service that the stockholder has failed properly to report payments of interest or distributions and is subject to backup withholding; or

•	under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and distribution payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” which we refer to as UBTI, as defined in the Code. The Internal Revenue Service has issued a published ruling that distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by our operating partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as distributions to a tax-exempt U.S. stockholder of our common stock. A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules. However, tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to treat distributions from us as UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

In addition, qualified trusts (generally defined as any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code) that hold more than 10.0% by value of the shares of “pension-held REITs” may be required to treat a specified percentage of such REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as such for federal income tax purposes but for the application of a look-through exception to the five or fewer requirement applicable to shares held by qualified trusts and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either at least one qualified trust holds more than 25% by value of the REIT interests or qualified trusts, each owning more than 10% by value of the REIT interests, holds in the aggregate more than 50% of the REIT interests. The percentage of any REIT distribution treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT distribution. It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which we refer to collectively as non-U.S. holders, are complex. The following discussion is intended only as a summary of these rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Distributions

The portion of distributions received by non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30.0%, unless reduced by treaty. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the distribution income from a non-U.S. holder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder, and the income may also be subject to the 30.0% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions

Unless our common stock constitutes a U.S. real property interest, which we refer to as a USRPI, distributions by us which are not distributions out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10.0% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions

A capital gain distribution will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary distribution from us (see “— Special Tax Considerations for Non-U.S. Stockholders — Ordinary Distributions”), provided that (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5.0% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, such distributions will be treated as income that is effectively connected with a U.S. trade or business of the non-U.S. holder without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35.0% withholding tax. We do not anticipate our common stock satisfying the “regularly traded” requirement. Distributions subject to FIRPTA may also be subject to a 30.0% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax, but may be subject to withholding tax.

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of our common stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50.0% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50.0% in value of its shares of common stock is held directly or indirectly by non-U.S. holders. We currently anticipate that we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we are or will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. holder’s sale of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our common stock were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us.

If the gain on the sale of shares of common stock were subject to taxation under FIRPTA, a non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (a) if the non-U.S. holder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30.0% tax on the individual’s capital gain.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Code.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Federal Income Tax Aspects of the Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the “Check-the-Box-Regulations,” an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though our operating partnership will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury regulations, which we refer to as the PTP Regulations, limited safe harbors from the definition of publicly traded partnership provided. Pursuant to one of those safe harbors, which we refer to as the “Private Placement Exclusion,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership, and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and our operating partnership believe and currently intend to take the position that our operating partnership should not be classified as a publicly traded partnership because (i) common units are not traded on an established securities market, and (ii) common units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, our operating partnership presently qualifies for the private placement exclusion.

Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations, our operating partnership should not be treated as a corporation for federal income tax purposes as long as 90.0% or more of its gross income consists of “qualifying income” under section 7704(d) of the Code. In general, qualifying income includes interest, distributions, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property. If our operating partnership were characterized as a publicly traded partnership even if it were not taxable as a corporation because of the qualifying income exception, however, holders of common units would be subject to special rules under section 469 of the Code. Under such rules, each holder of common units would be required to treat any loss derived from our operating partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to our operating partnership which are carried forward may only be offset against future income of our operating partnership. Moreover, unlike other passive activity losses, suspended losses attributable to our operating partnership would only be allowed upon the complete disposition of the OP Unit holder’s “entire interest” in our operating partnership.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that our operating partnership will be classified as a partnership for federal income tax purposes.

If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “— Organizational Requirements” and “— Operational Requirements — Asset Tests,” above, for discussion of the effect of the failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not Operating Partnership, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. As a partner in the operating partnership, we will be required to take into account our allocable share of the operating partnership’s income, gains, losses, deductions, and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Operating Partnership Allocations.  Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations with Respect to Contributed Properties.  Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Code and several reasonable allocation methods are described therein.

Under the operating partnership agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest.  The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (A) our allocable share of our operating partnership’s income and (B) our allocable share of indebtedness of our operating partnership, and (3) reduced, but not below zero, by (A) our allocable share of our operating partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership.  Our operating partnership will use a portion of contributions we make from net offering proceeds to acquire interests in properties and securities. To the extent that our operating partnership acquires properties or securities for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership. Our operating partnership plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation, which we refer to as ADS. Under ADS, our operating partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property.  Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale or other disposition of any property (other than foreclosure property) held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100.0% tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on the facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (i) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (ii) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction, or (iii) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least four years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as property held primarily for sale to customers in the ordinary course of a trade or business.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The American Jobs Creation Act of 2004, which we refer to as the 2004 Act, makes numerous changes to REIT tax rules, including the adoption of new REIT income and asset test relief provisions, as described above. Except as noted above, the provisions of the 2004 Act are effective for taxable years beginning in 2005. Through 2010, the maximum tax rates at which individuals are taxed on capital gains and on distributions payable by taxable C corporations is 15.0%. While gains from the sale of the shares of REITs are eligible for the reduced tax rates, distributions payable by REITs are not eligible for the reduced tax rates except in limited circumstances. See “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions.” As a result, distributions received from REITs generally will continue to be taxed at ordinary income rates (now at a maximum rate of 35.0% through 2010). The more favorable tax rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the shares of non-REIT corporations that make distributions, which could adversely affect the value of the shares of REITs, including our shares.

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. For example, the Treasury Department has been directed by Congress to examine issues relating to the ability of certain corporations to deduct certain excess interest payments made to related parties. That report could result in a legislative proposal that could further limit or completely eliminate the ability of a taxable REIT subsidiary to deduct interest payments made to its parent REIT. No assurance can be given as to whether, or in what form, the proposal described above (or any other proposals affecting REITs or their stockholders) will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in shares of our common stock.

State and Local Taxation

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment, the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

In addition, some states may impose an entity-level tax directly on us. For example, Texas enacted legislation in 2006 that amended its franchise tax effective for reports originally due on or after January 1, 2008. The revised franchise tax, commonly referred to as a margins tax, generally excludes a REIT from the definition of “taxable entity.” However, a REIT may be treated as a taxable entity if it has any amount of its assets in direct holdings of real estate, other than real estate it occupies for business purposes, as opposed to holding interests in limited partnerships or other entities that directly hold the real estate. If the REIT is treated as a taxable entity, then the tax base is the entity’s gross margin, computed as the lesser of (1) 70% of the entity’s total revenue or (2) the entity’s total revenue less compensation or cost of goods sold, subject to allocation and apportionment under the applicable rules. Each prospective investor is advised to consult his or her own tax advisor to determine the state and local tax consequences of this and other entity-level taxes that may be imposed on us.

ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, which we refer to collectively as the benefit plans, seeking to invest plan assets in shares of our common stock must, taking into account the facts and circumstances of such benefit plan, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	whether, under the facts and circumstances attendant to the benefit plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the benefit plan (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”); and

•	the need to value the assets of the benefit plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a benefit plan which are between the plan and any “party in interest” or “disqualified person” with respect to that benefit plan. These transactions are prohibited regardless of how beneficial they may be for the benefit plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a benefit plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a benefit plan. A fiduciary of a benefit plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Plan Asset Considerations

In order to determine whether an investment in shares of our common stock by benefit plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in shares of our common stock will cause our assets to be treated as assets of the investing benefit plans. Neither ERISA nor the Code define the term “plan assets,” however, but ERISA and a U.S. Department of Labor Regulation provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a benefit plan when the plan invests in that entity. We refer to such Department of Labor Regulation as the plan assets regulation. Under the plan assets regulation, the assets of corporations, partnerships or other entities in which a benefit plan makes an equity investment will generally be deemed to be assets of the benefit plan the entity satisfies one of the exceptions to this general rule.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing benefit plans, our management would be treated as fiduciaries with respect to each benefit plan stockholder, and an investment in shares of our common stock might constitute an ineffective delegation of fiduciary responsibility to the advisor, and expose the fiduciary of the benefit plan to co-fiduciary liability under ERISA for any breach by the advisor of the fiduciary duties mandated under ERISA.

If the advisor or affiliates of the advisor were treated as fiduciaries with respect to benefit plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide benefit plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15.0% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100.0% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the advisor and possibly other fiduciaries of benefit plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the benefit plan any profits they realized as a result of the transaction or breach, and make good to the benefit plan any losses incurred by the benefit plan as a result of the transaction or breach. With respect to an IRA that invests in shares of our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

The plan assets regulation provides that the underlying assets of REITs will not be treated as assets of a benefit plan investing therein if the interest the benefit plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act, as amended, within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year in which the initial closing under this offering occurs;

•	“widely held,” such as part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Shares of common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and will be part of a class registered under the Exchange Act. In addition, we expect to have over 100 independent stockholders as of the initial closing under this offering, such that shares of common stock will be “widely held.” Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of common stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum initial investment in shares of our common stock is $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable.

Assuming that shares of common stock will be “widely held,” that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of shares of common stock and the offering takes place as described in this prospectus, shares of common stock should constitute “publicly-offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the plan assets regulation. If our underlying assets are not deemed to be “plan assets,” the issues discussed in the second and third paragraphs of this “Plan Assets Considerations” section are not expected to arise.

Other Prohibited Transactions

Regardless of whether the shares of common stock qualify for the “publicly-offered security” exception of the plan assets regulation, a prohibited transaction could occur if we, the advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any benefit plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a benefit plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a benefit plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock and that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the benefit plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange or over-the-counter market, nor is it expected that a public market for the shares of common stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

For so long as we are offering primary shares, we intend to use the most recent offering price as the per share net asset value. We will continue to use the most recent primary share offering price as the per share net asset value until December 31st of the year following the year in which the most recently completed offering has expired unless a new offering has commenced prior to that time in which case we would use the new offering price. After that time, the value of the properties and our other assets will be based upon a valuation. Such valuation will be performed by a person independent of us and the advisor.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other benefit plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, we cannot assure you:

•	that the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

•	that stockholders could realize this value if they were to attempt to sell their shares of common stock; or

•	that the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

PLAN OF DISTRIBUTION

General

We are offering a minimum of $2,000,000 (200,000 shares) and a maximum of $550,000,000 in shares of our common stock in this offering, including $500,000,000 in shares of our common stock (50,000,000 shares) initially allocated to be offered in the primary offering and $50,000,000 in shares of our common stock (5,263,158 shares) initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the 5,263,158 shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in this offering. Similarly, prior to the conclusion of this offering, if the 5,263,158 shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the 50,000,000 shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. Shares of our common stock in the primary offering are being offered at $10.00 per share. Any shares purchased pursuant to the distribution reinvestment plan will be sold at $9.50 per share.

We are offering the shares of our common stock to the public on a best efforts basis, which means generally that our dealer manager and the participating broker-dealers described below will be required to use only their best efforts to sell the shares of our common stock and they have no firm commitment or obligation to purchase any shares of our common stock. The offering of the shares of our common stock to the public will comply with all relevant laws, rules and regulations, including Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, which governs the transmission of payments received in connection with an offering. Our agreement with the dealer manager may be terminated by either party upon 60 days’ written notice. The offering will commence as of the effective date of the registration statement of which this prospectus forms a part.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions representing $2,000,000 in shares have been received and accepted by us. Shares purchased by our executive officers and directors, our deal manager and our advisor or its affiliates will not count toward the minimum offering requirements. Stockholder subscription payments will be deposited into an interest bearing escrow account at the escrow agent at or prior to the end of the next business day following our receipt of both a check and a completed subscription agreement. Subscription payments held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash. During the period in which we hold subscription payments in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Subscribers may not withdraw funds from the escrow account. We will bear all the expenses of the escrow, and, as such, the amount to be returned to any subscriber will not be reduced for costs.

To purchase shares in this offering, you must complete a subscription agreement, a sample of which is contained in this prospectus as Appendix B. Initially, your check should be made payable to “Wells Fargo Bank, N.A., as escrow agent for REITPlus, Inc.” After we meet the minimum offering requirements your check should be made payable to “REITPlus, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers without interest and without deduction within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus. Subject to certain exceptions described in this prospectus, you must initially invest at least $10,000 in shares of our common stock. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of $1,000, except for purchases made pursuant to our distribution reinvestment plan.

If we do not meet the minimum offering requirements within one year from the date of this prospectus, the escrow agent will promptly notify us, this offering will be terminated and the subscription payments held in the escrow account will be returned, with interest, with respect to those subscriptions which have been accepted, within 10 business days after the date of termination. In such event, the escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 or other tax form applicable from each subscriber. In the event that a subscriber fails to remit an executed Internal Revenue Service Form W-9 or other applicable tax form to the escrow agent prior to the date the escrow agent returns the subscriber’s funds, the escrow agent may be required to deduct a back-up withholding tax from the earnings attributable to such subscriber in accordance with the applicable federal tax rules.

We have no right to extend the period in which the minimum offering requirements must be met. If we meet the minimum offering requirements within one year after the date of this prospectus, initial subscribers will be admitted as stockholders and the funds held in escrow shall be transferred to us within 10 days. Once the minimum offering requirements are met, investors whose subscriptions are accepted will be admitted as stockholders on the day upon which their subscriptions are accepted. We may continue to offer shares of our common stock until two years from the date of this prospectus, unless extended. However, in certain states the offering may continue for just one year unless we renew the offering period for up to one additional year. We reserve the right to terminate this offering at any time.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Except as provided below, the dealer manager will receive a selling commission of 6.75% of the gross proceeds from the sale of shares of our common stock in the primary offering. The dealer manager will also receive 3.0% of the gross proceeds from the sale of shares in the primary offering in the form of a dealer manager fee as compensation for acting as the dealer manager. The advisor will receive up to 1.25% of the aggregate gross offering proceeds from the sale of shares in the primary offering to reimburse it for our cumulative organization and offering expenses such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. Of the estimated $6,250,000 maximum organization and offering expense reimbursement, approximately $6.1 million of the expenses (or 1.2% of gross offering proceeds assuming we issue 500,000,000 shares of our common stock pursuant to the primary offering and 5,263,158 shares of our common stock pursuant to our distribution reinvestment plan) are anticipated to be used for wholesaling activities and are therefore deemed to be additional underwriting compensation pursuant to FINRA Rule 2710. The advisor and its affiliates will be responsible for the payment of our cumulative organization and offering expenses, other than the selling commission and the dealer manager fees, to the extent they exceed 1.25% of the aggregate gross offering proceeds from the sale of shares in the primary offering without recourse against or reimbursement by us. No selling commission or dealer manager fee will be paid for shares sold pursuant to the distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock.

The dealer manager may authorize certain additional broker-dealers who are members of FINRA to participate in selling shares of our common stock to investors. The dealer manager may re-allow its selling commissions in an amount of up to 6.75% of the gross proceeds from the sale of shares in the primary offering to such participating broker-dealers with respect to shares of our common stock sold by them. The dealer manager, in its sole discretion, may also reallow to participating broker-dealers a portion of its dealer manager fee in the aggregate amount of up to 1.25% of the gross proceeds from the sale of shares in the primary offering for reimbursement of marketing expenses. The maximum amount of reimbursements would be based on such factors as the number of shares sold by participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and due diligence expenses incurred. In addition, the dealer manager will reimburse participating broker-dealers for accountable bona fide due diligence expenses in an amount up to 0.25% of the gross proceeds from the sale of shares in the primary offering sold by participating broker-dealers. Reimbursement of due diligence expenses would be contingent upon receipt by the dealer manager of an invoice or a similar such statement from the participating broker-dealer that itemizes the actual due diligence expenses incurred by the participating broker-dealer.

Dealer Manager and Participating Broker-Dealer Compensation

		Percentage of
	Amount	Primary Offering

Dealer manager fee	$15,000,000	3.00%
Selling commissions	33,750,000	6.75
Salary allocations and transaction-based compensation of sales and marketing managers and their support personnel(1)(2)	960,000	0.19
Expense reimbursements for training and education meetings(1)(3)	570,000	0.11
Legal fees allocable to dealer manager(1)	50,000	0.01

Total	$50,330,000	10.15%

(1)	Amounts shown are estimates.

(2)	These costs are borne by AmREIT and are not reimbursed by us.

(3)	Subject to the cap on organization and offering expenses described below, we will reimburse AmREIT Securities Company or its affiliates for these expenses. In some cases, these payments will serve to reimburse AmREIT Securities Company for amounts it has paid to participating broker-dealers for the items noted. These amounts consist primarily of reimbursements for travel, meals, lodging and attendance fees incurred by broker-dealer personnel, financial advisors and wholesalers and other FINRA-registered personnel associated with AmREIT Securities Company attending training and education meetings.

As required by the rules of FINRA, total underwriting compensation will not exceed 10.0% of our gross offering proceeds, except for bona fide due diligence expenses, which will not exceed 0.5% of our gross offering proceeds. FINRA and many states also limit our total organization and offering expenses to 15.0% of gross offering proceeds. With our advisor’s obligation to reimburse us to the extent the organization and offering proceeds (other than the dealer manager fee and the selling commissions) exceed 1.25% of the gross offering proceeds from our primary offering, our total organization and offering expenses are capped at 11.0% of the gross offering proceeds of our primary offering, as shown in the following table:

Maximum Percent of
Expense	Gross Offering Proceeds

Selling commissions	6.75%
Dealer manager fee	3.00
All other organization and offering expenses	1.25

Total	11.00%

Selling Commissions and Volume Discounts

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, including the dealer manager, against certain liabilities arising under the Securities Act and certain liabilities arising from breaches of our representation and warranties contained in the dealer manager agreement.

Our executive officers and directors and their immediate family members, as well as officers and employees of the advisor and the advisor’s affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers may purchase shares of our common stock in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares of our common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our common stock that may be sold to such persons. In addition, the selling commission and the dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales to our affiliates and sales under our distribution reinvestment plan. The amount of net proceeds to us will not be affected by reducing or eliminating the selling commissions or the dealer manager fee payable in connection with sales to such investors and affiliates. The advisor and its affiliates will be expected to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution. In addition, shares of our common stock purchased by the advisor or its affiliates shall not be entitled to vote on any matter presented to stockholders for a vote. Shares of our common stock purchased by our executive officers and directors, the advisor and by officers, employees or other affiliates of the advisor shall not count toward the minimum offering requirements.

Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with the dealer manager if no participating broker-dealer is involved in the transaction) to reduce or eliminate the selling commission. The amount of net proceeds to us will not be affected by reducing or eliminating commissions payable in connection with sales to such institutional investors and affiliates.

In connection with sales of $500,000 or more to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of its selling commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price of the shares payable by the qualifying purchaser.

Assuming a public offering price of $10.00 per share, the following table illustrates the various discount levels that may be offered to qualifying purchasers by participating broker-dealers for shares purchased in the primary offering:

Commissions on Sales per Incremental Share in Volume Discount Range

	Purchase Price per	Percentage		Dealer
	Incremental Share	(Based		Manager	Net
Dollar Volume	in Volume	on $10.00/	Amount	Fee per	Proceeds
of Share Purchased	Discount Range	Share)	per Share	Share	per Share

Up to $500,000	$10.00	6.75%	$0.68	$0.25	$9.07
$ 500,001-$1,000,000	$9.93	6.0%	$0.60	$0.25	$9.08
$1,000,001-$1,500,000	$9.83	5.0%	$0.50	$0.25	$9.08
$1,500,001-$2,000,000	$9.73	4.0%	$0.40	$0.25	$9.08
$2,000,001-$2,500,000	$9.63	3.0%	$0.30	$0.25	$9.08
$2,500,001-$3,000,000	$9.53	2.0%	$0.20	$0.25	$9.08
$3,000,001 and Over	$9.44	1.0%	$0.10	$0.25	$9.09

For example, if an investor purchases $1,250,000 of shares, he would pay (1) $500,000 for the first 50,000 shares ($10.00 per share), (2) $500,000 for the next 50,352.47 shares ($9.93 per share), and (3) $250,000 for the remaining 25,432.35 shares ($9.83 per share). As such, the investor would be able to purchase 125,784.82 shares as opposed to 125,000 shares, the amount of shares he could have purchased for $1,250,000 at $10.00 per share if there were no volume discounts. The commission on the sale of such shares would be $76,927.66 (approximately $0.61 per share) and, after payment of the dealer manager fee of $31,446.21 ($0.25 per share), we would receive net proceeds of $1,141,626.13 ($9.08 per share). The net proceeds to us will not be affected by volume discounts.

Subscriptions may be combined for the purpose of determining volume discount levels in the case of subscriptions made by any qualifying purchaser (as defined below), provided all such shares are purchased through the same broker-dealer. Any such reduction in the selling commission would be prorated among the separate investors. Requests to combine subscriptions as a qualifying purchaser must be made in writing to the dealer manager and any such request is subject to verification and approval by the dealer manager.

The term qualifying purchaser includes:

•	an individual, his or her spouse and members of their immediate families who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, the dealer manager may, at its sole discretion, enter into an agreement with a participating broker-dealer, whereby such broker-dealer may aggregate subscriptions as part of a combined order for the purposes of offering investors reduced selling commissions to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from such broker-dealer. Additionally, the dealer manager may, at its sole discretion, aggregate subscriptions as part of a combined order for the purposes of offering investors reduced selling commissions to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from the dealer manager. Any reduction in selling commissions would be prorated among the separate subscribers.

Investors should ask their broker-dealer about the opportunity to receive volume discounts by either qualifying as a qualifying purchaser or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

In order to encourage purchases of shares of our common stock in excess of $3,000,000, the dealer manager may, in its sole discretion, agree with a qualifying purchaser to reduce the dealer manager fee with respect to all shares purchased by the qualifying purchaser to as low as $0.05 per share (0.5% of the primary offering price) and the selling commission with respect to all shares purchased by the qualifying purchaser to as low as $0.05 per share (0.5% of the primary offering price). Additionally, the advisor may, in its sole discretion, agree with a qualifying purchaser to reduce the organization and offering expense reimbursement with respect to all shares purchased by the qualifying purchaser to as low as $0.05 per share (0.5% of the primary offering price). Assuming a primary offering price of $10.00 per share, if a qualifying purchaser acquired in excess of $3,000,000 of shares, the qualifying purchaser could pay as little as $9.15 per share purchased. The net proceeds to us would not be affected by such fee reductions.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will be consistent with the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” have been reviewed by and our qualification as a REIT for federal income tax purposes has been passed upon by Alston & Bird LLP, Atlanta, Georgia.

EXPERTS

The consolidated balance sheet of REITPlus, Inc. and subsidiaries as of May 16, 2007 has been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made.

As a result of the effectiveness of the registration statement, we are subject to the informational reporting requirements of the Exchange Act and, under that Act, we will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s Internet address is www.sec.gov.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

AmREIT Securities Company
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
(713) 850-1400
Attention: Investor Services

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain an internet site at www.amreit.com where there is additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder
REITPlus, Inc.

We have audited the accompanying consolidated balance sheet of REITPlus, Inc. and subsidiaries (the “Company”), as of May 16, 2007 (date of initial capitalization). The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of the Company as of May 16, 2007, in conformity with U.S. generally accepted accounting principles.

/s/  KPMG, LLP

Houston, Texas
May 30, 2007

F-2

REITPLUS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
MAY 16, 2007 (DATE OF INITIAL CAPITALIZATION)
AND SEPTEMBER 30, 2007
(Unaudited)

		September
	May 16, 2007	30, 2007
		(Unaudited)

ASSETS
Cash and cash equivalents	$1,002,000	$1,009,605

Total assets	$1,002,000	$1,009,605

LIABILITIES AND SHAREHOLDER’S EQUITY
Federal income tax payable	—	2,586

Minority interest of limited partnership in operating partnership	$1,001,000	$1,001,000

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 1,000 shares and 1,000,000,000 shares authorized, respectively; 100 shares issued and outstanding	1	1
Additional paid in capital	999	999

Retained earnings	—	5,019

Total shareholder’s equity	1,000	6,019

Total liabilities and shareholder’s equity	$1,002,000	$1,009,605

The accompanying notes are an integral part of these consolidated financial statements.

F-3

REITPLUS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MAY 16, 2007 (DATE OF INITIAL CAPITALIZATION)
THROUGH SEPTEMBER 30, 2007
(Unaudited)

Revenues	$—
Expenses	—

Operating income	—
Other income (expense):
Interest income	$7,605

Federal income tax expense	(2,586)
Net income	$5,019

The accompanying notes are an integral part of this consolidated financial statement.

F-4

REITPLUS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MAY 16, 2007 (DATE OF INITIAL CAPITALIZATION)
THROUGH SEPTEMBER 30, 2007
(Unaudited)

Cash flows from operating activities:
Net Income	$5,019
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Increase in federal income tax payable	2,586

Net cash provided by operating activities	$7,605

Cash flows from investing activities:
Net cash flows from investing activities	—

Cash flows from financing activities:
Contributions	$1,002,000

Net cash provided by financing activities	$1,002,000

Net increase in cash and cash equivalents	1,009,605
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$1,009,605

The accompanying notes are an integral part of this consolidated financial statement.

F-5

REITPLUS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 16, 2007 (date of initial capitalization) and
September 30, 2007 (Unaudited)

1.	ORGANIZATION AND NATURE OF BUSINESS

REITPlus, Inc. was formed on April 13, 2007 to acquire a portfolio of retail and mixed-use properties, including a combination of stabilized, income-producing properties and value-added opportunities. We are externally managed by REITPlus Advisor, Inc., a wholly-owned subsidiary of AmREIT (AMEX: AMY). If we meet qualification requirements, we intend to elect to be treated as a real estate investment trust, or REIT, for federal income tax purposes for our first full tax year. The use of the words “we,” “us” or “our” refers to REITPlus, Inc. and its subsidiaries, except where the context otherwise requires.

Our initial charter authorized us to issue 1,000 shares of capital stock. We have filed an amended and restated charter authorizing the issuance of 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock with a par value of $0.01 per share and 50,000,000 shares of capital stock are designated as preferred stock with a par value of $0.01 per share. We are planning to commence a best efforts initial public offering, or the Offering. We intend to offer a minimum of 200,000 shares of our common stock and a maximum of 50,000,000 shares of our common stock for $10.00 per share and 5,263,158 shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share.

We anticipate that we will conduct substantially all of our operations through REITPlus Operating Partnership, LP (“REITPlus OP”). Subject to certain restrictions and limitations, our business will be managed by REITPlus Advisor, Inc. (our “Advisor”), an affiliate, pursuant to an advisory agreement. Our Advisor will supervise and manage our day-to-day operations and will select the properties we acquire, subject to oversight by the board of directors. Our Advisor will also provide marketing, sales and client services on our behalf. Our Advisor is affiliated with us in that we and our Advisor have common management. Our Advisor engages wholly-owned subsidiaries of AmREIT, including AmREIT Realty Investment Corporation, AmREIT Construction Company and AmREIT Securities Corporation, to provide various services to us and our properties.

We were initially capitalized on May 16, 2007, but have not yet commenced our principal operations. Accordingly, as of May 16, 2007, we have neither purchased nor contracted to purchase any investments. Our Advisor has not identified any real estate or real estate related securities in which it is probable that we will invest.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation in Future Financial Statements

We intend to operate in an umbrella partnership REIT structure in which REITPlus OP, or our operating partnership, or wholly-owned subsidiaries of our operating partnership, will own substantially all of the properties acquired on our behalf. REITPlus, Inc. is the sole general partner of our operating partnership and, as of May 16, 2007, owns a 0.10% general partnership interest therein. AmREIT, the parent of our Advisor, is a limited partner and as of May 16, 2007 owns a 99.8% limited partnership interest. Additionally, REITPlus Holdings, LLC, an affiliate of AmREIT which will be partially owned by AmREIT and by AmREIT management, owns a 0.10% special limited partnership interest in REITPlus OP as of May 16, 2007. Management expects our ownership percentage in REITPlus OP to increase significantly as we invest net proceeds from the Offering in REITPlus OP. REITPlus OP currently has no operations and no assets other than the partners’ initial capital contributions. Because REITPlus, Inc. is the sole general partner of REITPlus OP and has unilateral control over its management and major operating decisions (even if additional limited partners are admitted to our operating partnership), the accounts of our operating partnership are consolidated

F-6

in our consolidated financial statements. All significant intercompany accounts and transactions will be eliminated in consolidation.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could differ from those estimates.

Income Taxes

We intend to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, and we intend to be taxed as such beginning with our taxable year ending December 31, 2008. We have not yet qualified as a REIT and have therefore accounted for federal income taxes under the asset and liability method. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of our ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to quality as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.

3.	RELATED PARTY TRANSACTIONS

On May 16, 2007, AmREIT purchased 100 shares of common stock of REITPlus, Inc. for total cash consideration of $1,000 and was admitted as the initial shareholder.

On April 23, 2007, REITPlus, Inc. formed REITPlus OP. On May 16, 2007, REITPlus, Inc. made an initial capital contribution to REITPlus OP of $1,000 and AmREIT made an initial limited partner contribution of $1,000,000 to REITPlus OP. REITPlus, Inc. used the proceeds from its sale of stock to AmREIT to make such capital contribution to REITPlus OP. Also on May 16, 2007, REITPlus Holdings, LLC, an affiliate of AmREIT which will be partially owned by AmREIT and by AmREIT management, made an initial special limited partner contribution of $1,000 to REITPlus OP. As of May 16, 2007, REITPlus, Inc. owned a 0.10% general partnership interest, AmREIT owned a 99.8% limited partnership interest and REITPlus Holdings, LLC owned a 0.10% special limited partnership interest in REITPlus OP.

Our organizational and offering costs are paid by our Advisor or its affiliates on our behalf, and, as of September 30, 2007, approximately $1,055,000 of such costs have been incurred. These costs are not recorded in our financial statements because such costs are not our liability until the subscriptions for the minimum number of shares are received and accepted by us. When recorded by us, organizational costs will be expensed as incurred, and offering costs will be deferred and charged to shareholders’ equity as such amounts are reimbursed to our Advisor or its affiliates from the gross proceeds of the offering.

4.	STOCKHOLDER’S EQUITY

Common Stock

Our initial charter authorized us to issue 1,000 shares of capital stock. We have filed an amended and restated charter authorizing the issuance of 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock with a par value of $0.01 per share and 50,000,000 shares of capital stock are designated as preferred stock with a par value of $0.01 per share. We intend to offer a minimum of 200,000 shares of our common stock and a maximum of 50,000,000 shares of

F-7

our common stock for $10.00 per share and 5,263,158 shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share.

Share Redemption Program

Our board of directors has approved a share redemption program. Subject to certain restrictions and limitations, the share redemption program allows shareholders who have held their shares for a minimum of one year to redeem their shares at a price equal to or at a discount to the purchase price they paid for the shares being redeemed. The discount will vary based upon the length of time the shareholder held the shares subject to redemption. We are not obligated to redeem shares of our common stock under the share redemption plan, and share redemptions will be made at the sole discretion of the board of directors.

Incentive Plan

On October 18, 2007, our board of directors adopted the REITPlus, Inc. 2007 Incentive Plan, or the incentive stock plan. Under the terms of the incentive stock plan, the aggregate number of shares of our common stock subject to options, restricted stock awards, stock purchase rights, stock appreciation rights or other awards will be no more than 2,000,000 shares.

F-8

APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs sponsored by AmREIT, its predecessors and affiliates, collectively referred to herein as the “Prior Programs,” and are entities that we manage and that have investment objectives similar to ours. These programs were not prior programs of REITPlus, Inc.. The properties were owned by various limited partnerships as noted in the following tables and notes to the tables.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus. These tables provide information on the prior performance on a number of private programs. All of the following prior performances tables are unaudited.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

All information contained in Tables I, II, III, V and VI is as of December 31, 2006. The following is a brief description of the tables.

Table I — Experience in Raising and Investing Funds

Table I presents information on a percentage basis showing the experience of the Sponsor and Affiliates in raising and investing funds for the Prior Programs, the offerings of which closed in the three-year period ended December 31, 2006.

The table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of dollars raised. The table also shows the date the offering commenced and the time required raising funds for investment.

Table II — Compensation to the Sponsor

Table II provides information on a total dollar basis regarding amounts and types of compensation paid to the Sponsor or Affiliates of the Prior Programs.

The table indicates the total offering proceeds and the portion of such offering proceeds paid to the Sponsor and Affiliates in connection with the Prior Programs, the offerings of which closed in the three-year period ended December 31, 2006. The table also shows the amounts paid to the Sponsor and Affiliates from cash generated from operations on a cumulative basis commencing with inception and ending December 31, 2006.

Table III — Operating Results of Prior Programs

Table III presents a summary of operating results of the Prior Programs, the offerings of which closed in the five-year period ended December 31, 2006.

Table IV — Results of Completed Programs

Table IV presents a summary of the programs that have completed operations, returned invested capital to their investors along with any profits and would up the final operations within the five-year period ended December 31, 2006.

Table V — Sale or Disposition of Properties

Table V provides information on all property sales or disposals by the Prior Programs for the three year period ended December 31, 2006.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS

	AmREIT	AmREIT Monthly	AmREIT Monthly	AmREIT Monthly
	Income &	Income &	Income &	Income &
	Growth Fund	Growth Fund	Growth Fund II	Growth Fund III
	(Unaudited)

Dollar Amount Offered	$15,000,000	$15,000,000	$25,010,000	$100,000,000
Dollar Amount Raised(1)	10,029,158	14,958,729	25,008,802	71,091,291
Less Offering Expenses:
Selling Commissions & Due Diligence	7.0%	8.0%	8.0%	7.75%
Organizational expenses(2)	1.5%	1.4%	1.5%	1.00%
Marketing & Reimbursement(3)	2.5%	2.5%	2.5%	3.25%
Less Reserve for Operations	0.0%	0.0%	1.5%	0.00%
Percent Available for Investment	89.0%	88.1%	86.5%	88.0%
Acquisition Cost:
Cash Down Payment(4)	83.4%	78.6%	83.1%	In Progress (5)
Acquisition/Development Fees(4)	5.6%	9.5%	3.4%	In Progress (5)
Other	0.0%	0.0%	0.0%	0.0%
Total Acquisition Costs	89.0%	88.1%	86.5%	88.0%
Percent Leveraged	46.4%	0.0%	14.1%	32.9%
Date Offering Began	06/25/01	11/15/02	03/01/04	04/19/05
Length of Offering (Months)	18	15	10	18
Months to Invest 90% of Amount Available for Investment (Measured From Beginning of Offering)	22	17	16	In Progress (5)

Notes to Table I

(1)	Represents total dollar amount raised from investors and sponsor

(2)	Organizational expenses include legal, accounting, printing, escrow, filing, recording and other related expenses associated with the formation and original organization of the Program and also includes fees paid to the sponsor and to affiliates.

(3)	Marketing and reimbursement include fees paid to the Dealer Manager, Sponsor or Affiliate. A portion of the marketing and reimbursement may be re-allowed to participating broker dealers and for bona fide due diligence costs.

(4)	The cash down payment represents the percentage of invested capital actually used to acquire or develop commercial real estate properties, excluding offering expenses and other acquisition or development related fees paid to the Sponsor. Each of the Prior Programs has utilized an “Active Management” approach to real estate investment that includes a continual process of acquiring, building, selling and reinvesting net sales proceeds in the acquisition or development of additional properties.

(5)	The offering for AmREIT Monthly Income and Growth Fund III closed on October 31, 2006 with a total raise of approximately $71.1 million. As of December 31, 2006, the partnership had not invested 90% of the amount available for investment.

TABLE II
COMPENSATION TO SPONSOR

	AmREIT	AmREIT Monthly	AmREIT Monthly	AmREIT Monthly
	Income &	Income &	Income &	Income &
	Growth Fund	Growth Fund	Growth Fund II	Growth Fund III
	(Unaudited)

Date of Offering	06/25/01	11/15/02	03/01/04	04/19/05
Dollar Amount Raised	$10,029,158	$14,958,729	$25,008,802	$71,091,291
Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees	—	—	—	—
Acquisition/Development Fees	793,970	1,422,288	962,381	2,439,865
Real Estate Commissions	161,184	278,150	933,385	810,975
Advisory Fees	—	—	—	—
Reimbursement for Org. Cost	144,812	206,824	388,221	710,913
Other(1)	250,729	373,968	625,220	2,310,467
Dollar Amount of Cash Generated from Operations before Deducting payments to Sponsor	1,623,050	982,132	(2,435,935)	(375,803)
Amount Paid to Sponsor from Operations:
Property Management Fee	30,342	236,541	146,920	150,228
Reimbursements	405,242	444,469	537,378	378,893
Leasing/Brokerage Commissions	49,878	350,005	149,800	23,802
Other General Partner Distributions	10,114	—	—	—
Dollar Amount of Property Sales and Refinancing Before Deducting Payments to Sponsor:
Cash	11,466,799	17,580,877	8,282,874	—
Notes	N/A	N/A	N/A	N/A
Amount Paid to Sponsor From Property Sales and Refinancing:
Real Estate Commissions	453,902	344,755	72,285	23,250
Incentive Fees	N/A	N/A	N/A	N/A
Other	N/A	N/A	N/A	N/A

Notes to Table II

(1)	Represents offering expenses characterized as marketing and reimbursement which include fees paid to the Dealer Manager, Sponsor or Affiliate, a portion of which may be re-allowed to participating broker-dealers and for bona fide due diligence costs.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
AmREIT Income & Growth Fund, Ltd.

	2001	2002	2003	2004	2005	2006
	(Unaudited)

Gross Revenues	$4,857	$404,065	$650,330	$726,021	360,911	589,437
Profit on Sale of Properties	—	24,747	217,679	1,171,616	1,993,778	—
Less: Operating Expenses(1)	5,381	75,743	200,310	186,959	233,159	125,110
Interest Expense	47	—	38,773	111,548	11,531	41,992
Depreciation/Amortization(2)	3,590	10,938	126,114	68,663	155,751	173,736

Net Income	(4,161)	342,131	502,812	1,530,467	1,954,248	248,599
Taxable Income
From Operations	(4,161)	342,131	285,133	358,851	(8,424)	82,297
From Gain on Sale	—	—	217,679	1,171,616	1,993,778	—
Cash Generated From Operations	(571,188)	158,505	737,581	833,659	(640,850)	610,467
Cash Generated from Sales	—	—	1,223,214	2,762,641	7,027,042	—
Cash Generated From Refinancing	—	—	—	—	—	—

Total Cash Generated	(571,188)	158,505	1,960,795	3,596,300	6,386,192	610,467
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	324,898	833,659	—	610,467
From Sales and Refinancing	—	—	576,184	99,279	1,001,238	402,241
From Return of Capital	14,638	352,829	—	—	—	—

Cash Generated (Deficiency) After Cash
Distributions to Investors	(585,826)	(194,324)	1,059,713	2,663,362	5,384,954	(402,241)
Less: Cash Distributions to General Partner	—	—	—	—	10,114	—
Cash Generated (Deficiency) After Cash
Distributions	(585,826)	(194,324)	1,059,713	2,663,362	5,374,840	(402,241)
Special Items:
Limited Partners’ Capital Contributions	1,472,258	8,556,900	—	—	—	—
General Partners’ Capital Contributions	1,000	—	—	—	—	—
Note Receivable	—	—	(327,966)	327,966	—	—
Notes Payable	20,872	122,853	1,084,677	427,363	(1,655,765)	4,137,673
Organization & Syndication Costs	(150,848)	(1,026,828)	—	—	—	—
Property Acquisitions	(140,569)	(4,110,737)	(5,638,637)	(2,259,790)	(4,607,555)	(4,019,037)

Cash Generated (Deficiency) After Cash
Distributions and Special Items	616,887	3,347,864	(3,822,213)	1,158,901	(888,480)	(283,605)
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	(0.41)	34.11	28.43	35.78	(0.84)	8.21
— from recapture	—	—	6.28	6.28	7.78	—
Capital gain (loss)	—	—	15.43	110.54	191.02	—
Cash Distributions to Investors
Source (on GAAP Basis)
— Investment Income	—	34.11	50.14	93.02	99.83	100.98
— Return of Capital	1.46	1.07	39.71	—	—	—
Source (on Cash Basis)
— Sales	—	—	57.45	9.90	99.83	40.11
— Refinancing	—	—	—	—	—	—
— Operations	—	35.18	32.40	83.12	—	60.87
— Other	1.46	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)						100%

Notes to Table III

(1)	Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc. Additionally, legal and professional fees paid to third parties are included in operating expenses.

(2)	Amortization of organizational costs is computed over a period of 60 months. Depreciation of commercial real property is determined on the straight-line method over an estimated useful life, generally 39 years. Leasehold interests are amortized over the life of the lease.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
AmREIT Monthly Income & Growth Fund, Ltd.

	2003	2004	2005	2006
	(Unaudited)

Gross Revenues	250,332	872,918	590,201	418,188
Profit on Sale of Properties	—	—	924,850	3,989,003
Less: Operating Expenses(1)	69,895	147,020	477,847	666,168
Interest Expense	—	—	224,283	76,607
Depreciation/Amortization(2)	26,556	37,527	130,618	147,108

Net Income	153,881	688,371	682,303	3,517,308
Taxable Income
From Operations	153,881	688,752	(176,988)	(953,960)
From Gain on Sale	—	—	924,850	3,989,003
Cash Generated From Operations	(2,152,044)	3,863,926	(903,316)	(857,449)
Cash Generated from Sales	—	493,847	2,374,280	14,367,995
Cash Generated From Refinancing	—	—	—	—

Total Cash Generated	(2,152,044)	4,357,773	1,470,964	13,510,546
Less Cash Distributions to Investors:
From Operating Cash Flow	—	1,219,642	—	—
From Prior Period	—	—	—	—
From Sales and Refinancing	—	—	1,234,032	1,204,845
From Return of Capital	370,056	—	—	—

Cash Generated (Deficiency) After Cash Distributions to Investors	(2,522,100)	3,138,131	236,932	12,305,701
Less: Cash Distributions to General Partner	—	—	—	—

Cash Generated (Deficiency) After Cash Distribution	(2,522,100)	3,138,131	236,932	12,305,701
Special Items:
Limited Partners’ Capital Contributions	14,687,729	271,000	—	—
General Partners’ Capital Contributions	1,000	—	30,452	—
Notes Receivable	(2,538,240)	494,829	2,043,411	(2,272,311)
Notes Payable	—	3,301,565	(36,435)	(3,265,130)
Organization & Syndication Costs	(1,744,971)	(32,520)	—	—
Property Acquisitions	(3,586,493)	(10,794,736)	(2,423,978)	(28,664)

Cash Generated (Deficiency) After Cash Distributions and Special Items	4,296,925	(3,621,731)	(149,618)	6,739,596
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	10.48	46.04	(11.83)	(63.77)
— from recapture	—	—	0.73	44.78
Capital gain (loss)	—	—	61.09	221.88
Cash Distributions to Investors Source (on GAAP Basis)
— Investment Income	10.48	46.04	82.50	80.54
— Return of Capital	14.72	35.49	—	—
Source (on Cash Basis)
— Sales	—	—	82.50	80.54
— Refinancing	—	—	—	—
— Operations	—	81.53	—	—
— Other	25.19	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)				100%

Notes to Table III

(1)	Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc. Additionally, legal and professional fees paid to third parties are included in operating expenses.

(2)	Amortization of organizational costs is computed over a period of 60 months. Depreciation of commercial real property is determined on the straight-line method over an estimated useful life, generally 39 years. Leasehold interests are amortized over the life of the lease.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
AmREIT Monthly Income & Growth Fund II, Ltd.

	2004	2005	2006
	(Unaudited)

Gross Revenues	133,687	194,855	732,591
Profit on Sale of Properties	—	—	1,094,078
Less: Operating Expenses(1)	108,953	234,270	565,185
Interest Expense	—	95,073	166,511
Depreciation/Amortization(2)	—	22,028	185,409

Net Income	24,734	(156,516)	909,564
Taxable Income
From Operations	24,757	129,828	680,619
From Gain on Sale	—	—	263,943
Cash Generated From Operations	(1,335,772)	1,609,714	(3,543,975)
Cash Generated from Sales	—	—	8,210,589
Cash Generated From Refinancing	—	—	—

Total Cash Generated	(1,335,772)	1,609,714	4,666,614
Less Cash Distributions to Investors:
From Operating Cash Flow	—	1,609,714	—
From Prior Period	—	—	—
From Sales and Refinancing	—	—	2,028,313
From Return of Capital	666,663	420,403	—

Cash Generated (Deficiency) After Cash Distributions to Investors	(2,002,435)	(420,403)	2,638,301
Less: Cash Distributions to General Partner	—	20,506	20,513

Cash Generated (Deficiency) After Cash Distribution	(2,002,435)	(440,909)	2,617,788
Special Items:
Limited Partners’ Capital Contributions	25,408,802	—	—
General Partners’ Capital Contributions	1,000	—	—
Notes Payable	—	—	3,042,974
Organization & Syndication Costs	(3,014,145)	153,868	—
Property Acquisitions	(4,714,611)	(15,631,496)	(4,861,696)

Cash Generated (Deficiency) After Cash Distributions and Special Items	15,678,611	(15,918,537)	799,066
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	0.97	5.11	26.79
— from recapture	—	0	2.26
Capital gain (loss)	—	0	8.12
Cash Distributions to Investors
Source (on GAAP Basis)
— Investment Income	0.97	5.11	37.17
— Return of Capital	25.26	74.79	42.65
Source (on Cash Basis)
— Sales	—	—	79.83
— Refinancing	—	—	—
— Operations	—	63.35	—
— Other	26.24	16.55	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)			100%

Notes to Table III

(1)	Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc. Additionally, legal and professional fees paid to third parties are included in operating expenses.

(2)	Amortization of organizational costs is computed over a period of 60 months. Depreciation of commercial real property is determined on the straight-line method over an estimated useful life, generally 39 years. Leasehold interests are amortized over the life of the lease.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
AmREIT Monthly Income & Growth Fund III, Ltd.

	2005	2006
	(Unaudited)

Gross Revenues	1,727	897,761
Profit on Sale of Properties
Less: Operating Expenses(1)	112,499	764,216
Interest Expense	—	48,632
Depreciation/Amortization(2)	—	200,398

Net Income	(110,772)	(115,485)
Taxable Income
From Operations	(14,020)	476,381
From Gain on Sale	—	—
Cash Generated From Operations	(3,209,336)	2,280,610
Cash Generated from Sales	—	—
Cash Generated From Refinancing	—	—

Total Cash Generated	(3,209,336)	2,280,610
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—
From Prior Period	—	—
From Sales and Refinancing	—	—
From Return of Capital	165,213	2,483,446

Cash Generated (Deficiency) After Cash Distributions to Investors	(3,374,549)	(202,836)
Less: Cash Distributions to General Partner	—	25,085

Cash Generated (Deficiency) After Cash Distribution	(3,374,549)	(227,921)
Special Items:
Limited Partners’ Capital Contributions	11,209,638	59,881,653
General Partners’ Capital Contributions	1,000	530,412
Notes Receivable	—	(16,336,009)
Notes Payable	—	20,613,080
Organization & Syndication Costs	(1,237,010)	(7,370,841)
Property Acquisitions	(3,723,935)	(37,725,168)

Cash Generated (Deficiency) After Cash Distributions and Special Items	2,875,144	19,365,206
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	(1.25)	6.70
— from recapture	—	—
Capital gain (loss)	—	—
Cash Distributions to Investors Source (on GAAP Basis)
— Investment Income	—	6.70
— Return of Capital	14.74	28.23
Source (on Cash Basis)
— Sales	—	—
— Refinancing	—	—
— Operations	—	—
— Other	14.74	34.93
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)		100%

Notes to Table III

(1)	Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc. Additionally, legal and professional fees paid to third parties are included in operating expenses.

(2)	Depreciation of commercial real property is determined using the straight-line method over an estimated useful life of up to 50 years for buildings, up to 20 years for site improvements and over the term of the lease for tenant improvements.

TABLE IV
RESULTS OF COMPLETED PROGRAMS

				Net
	Fund IX	Fund X	Fund XI	Developers
	(Unaudited)

Dollar Amount Raised	5,390,500	11,453,610	7,061,209	1,862,099
Number of Properties	5	8	7	10
Date of Closing of Offering	6/15/1992	6/30/1994	11/1/1996	2/20/1997
Date of First Sale of Property	7/23/2002	7/23/2002	7/23/2002	10/15/1996
Date of Final Sale of Property	7/23/2002	7/23/2002	7/23/2002	12/15/2005
Tax and Distribution Data Per $1,000
Federal Income Tax Results
— From Operations	688.57	526.49	376.75	435.76
— From Recapture	180.21	130.66	79.94	22.52
— Capital Gain (Loss)	176.72	130.88	163.43	224.64
— Deferred Gain — Capital	—	—	—	—
— Deferred Gain — Ordinary	—	—	—	—
Cash Distributions to Investors
Source (on GAAP Basis)
— Investment Income	1,045.50	788.04	620.12	682.92
— Return of Capital	891.17	877.22	869.57	726.15
Source (on Cash Basis)
— Sales	1,026.90	1,000.37	1,018.09	996.60
— Refinancing	—	—	—	—
— Operations	909.76	664.90	471.59	412.47
— Other	—	—	—	—

TABLE V
SALE OR DISPOSITION OF PROPERTIES

										Cost of Properties
										Including Closing and Soft Costs			Excess
					Selling Price, Net of Closing Costs and GAAP Adjustments						Total		(Deficiency)
							Purchase Money	Adjustments			Acquisition Cost,		of Property
					Cash Received	Mortgage	Mortgage	Resulting from		Original	Capital Improvement		Operating Cash
			Date	Date of	Net of	Balance	Taken Back	Application		Mortgage	Closing and		Receipts Over
Property	Ownership	Location	Acquired	Sale	Closing Costs	at Time of Sale	by Program	of GAAP	Total	Financing	Soft Costs	Total	Cash Expenditures
	(Unaudited)

IHOP	AIG	Albuquerque, NM	March 2003	December 2004	1,057,305	1,228,402	—	—	2,285,707	—	1,676,084	1,676,084	285,120
Right of Way	AIG	Temple, Texas	October 2001	December 2004	17,700	—	—	—	17,700	—	—	—	8,278
Land Lot	AIG	Temple, Texas	Oct-01	January 2005	180,221	—	—	—	180,221	—	171,279	171,279	—
TGI Friday’s	AIG	Crystal Lake, IL	November 2002	February 2005	2,402,852	—	—	—	2,402,852	—	1,731,479	1,731,479	380,492
TGI Friday’s	AIG	Danvers, MA	April 2003	April 2005	2,926,695	—	—	—	2,926,695	—	2,248,252	2,248,252	416,675
IHOP	AIG	Rochester, NY	October 2002	February 2005	1,376,320	—	—	—	1,376,320	—	1,303,722	1,303,722	335,327
Peakway	AIG	Apex, NC	July 2003	December 2005	2,731,604	6,103,627	—	—	8,835,231	6,153,708	987,680	7,141,388	69,465
Advanced Auto (PL 1)	MIG	Springfield, IL	September 2003	March 2004	994,770	—	—	—	994,770	—	875,119	875,119	31,412
Advanced Auto (PL 1)	MIG	Springfield, IL	September 2003	April 2004	1,221,753	—	—	—	1,221,753	—	1,093,014	1,093,014	41,787
Advanced Auto (PL 2)	MIG	Normal, IL	December 2003	January 2004	348,894	920,000	—	—	1,268,894	920,000	321,466	1,241,466	14,714
Advanced Auto (PL2)	MIG	Plainfield, IL	September 2004	April 2005	1,909,961	—	—	—	1,909,961	—	1,405,997	1,405,997	24,007
Advanced Auto (PL2)	MIG	Kankakee, IL	December 2004	September 2005	1,178,619	—	—	—	1,178,619	—	1,047,227	1,047,227	50,464
Peakway	MIG	Apex, NC	July 2003	December 2005	2,731,604	6,103,627	—	—	8,835,231	6,153,708	987,680	7,141,388	69,465
920 Studemont	MIG	Houston, TX	November 2003	March 2006	1,786,568	3,252,671	—	—	5,039,239	4,206,540	39,465	4,246,005	318,895
College Park (Sonic)	MIG	Houston, TX	October 2003	June 2006	998,694	—	—	—	998,694	—	675,923	675,923	120,509
IHOP	MIG	St. Peters, Missouri	April 2003	September 2006	3,120,577	—	—	—	3,120,577	—	1,916,120	1,916,120	635,182
West Road Plaza	MIG	Houston, TX	March 2004	October 2006	19,811,777	10,132,404	—	—	29,944,181	14,059,872	13,840,372	27,900,244	1,838,966
McAllen PAD Site	MIG II	McAllen, TX	August 2005	March 2006	4,427,565	—	—	—	4,427,565	—	3,725,043	3,725,043	—
Advanced Auto Parts(PL 4)	MIG II	Carbondale, IL	August 2005	April 2006	1,487,341	—	—	—	1,487,341	—	1,427,059	1,427,059	(92,885	)(1)
Advanced Auto Parts(PL 4)	MIG II	Jacksonville, IL	September 2005	June 2006	1,480,549	—	—	—	1,480,549	—	1,129,552	1,129,552	27,658
Advanced Auto Parts(PL 4)	MIG II	University City, MO	January 2006	June 2006	1,409,045	—	—	—	1,409,045	—	1,188,887	1,188,887	13,487
West Road Plaza	MIG II	Houston, TX	March 2004	October 2006	19,811,777	10,132,404	—	—	29,944,181	14,059,872	13,840,372	27,900,244	1,838,966
Research Forest (CoAmerica)	MIG II	The Wooodlands, TX	April 2004	December 2006	1,053,985	—	—	—	1,053,985	—	612,061	612,061	(25,604	)(2)
Olmos Creek WAMU	MIG III	San Antonio, TX	June 2006	October 2006	727,387	—	—	—	727,387	—	539,811	539,811	15,382

(1)	The deficit of property operating cash receipts over cash expenditures is related to the write off of accounts receivable due from the general contractor related to the construction of the building. MIG II is currently in litigation with the third party general contractor in an effort to recover the receivable balance written off.
(2)	The deficit of property operating cash receipts over cash expenditures is related to a ‘free rent’ period associated with the lease, resulting in the landlord covering the property tax expense for a period of time without rental income or tax expense reimbursement.

APPENDIX B

FORM OF SUBSCRIPTION AGREEMENT

AmREIT Securities Company
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
(713) 850-1400
Attention: Investor Services

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached subscription agreement signature page (the “Signature Page”), hereby tenders this subscription and applies for the purchase of the number and amount of shares of common stock (the “Shares”) of REITPlus, Inc., a Maryland corporation (the “Company”), set forth on the Signature Page.

I hereby acknowledge receipt of the prospectus of the Company dated November 21, 2007 (the “Prospectus”). I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. I understand that I will receive a confirmation of my purchase, subject to acceptance by the Company, within 30 days from the date my subscription is received, and that the sale of Shares pursuant to this subscription agreement will not be effective until at least five business days after the date I have received a final prospectus.

I have been advised that:

1. the assignability and transferability of the Shares is restricted and will be governed by the Company’s charter and bylaws and all applicable laws as described in the Prospectus;

2. prospective investors should not invest in the Shares unless they have an adequate means of providing for their current financial needs and personal contingencies; and

3. there is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

REGISTRATION OF SHARES

The following requirements have been established for the various types of Share ownership. Subscription agreements must be executed and supporting material must be provided in accordance with these requirements.

1.  INDIVIDUAL OWNER:  One signature required on the Signature Page.

2.  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:  Each joint tenant must sign the Signature Page.

3.  JOINT TENANTS IN COMMON:  Each tenant in common must sign the Signature Page.

4.  COMMUNITY PROPERTY:  Only one investor need sign the Signature Page.

5.  PENSION OR PROFIT SHARING PLANS:  The trustee must sign the Signature Page.

6.  UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT (UTMA):  The person named as the custodian of the account must sign the Signature Page. (This may or may not be the minor’s parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

7.  PARTNERSHIP:  Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Signature Page. In the case of an investment by a general partnership, all partners must sign the Signature Page.

8.  CORPORATION:  An authorized officer must sign the Signature Page. The subscription agreement must be accompanied by a certified copy of board resolutions designating the executing officer as the person authorized to sign on behalf of the corporation and authorizing the investment.

9.  TRUST:  The trustee must sign the Signature Page. The name of the trust, the name of the trustee and the name of the beneficiary must be provided. A copy of the title and signature page of the trust documents must also be provided.

10. IRAS, IRA ROLLOVERS AND KEOGHS:  The officer (or other authorized signer) of the bank, trust company, or other fiduciary of the account must sign the Signature Page. The address of the bank, trust company or other fiduciary must be provided in order to receive checks and other pertinent information regarding the investment.

REITPLUS, INC.
a Maryland corporation

NOTICE TO STOCKHOLDER OF ISSUANCE
OF UNCERTIFICATED SHARES OF COMMON STOCK
Containing the Information Required by Section 2-211 of the
Maryland General Corporation Law

To: Stockholder
From: H. Kerr Taylor, President

Shares of Common Stock, $.01 par value per share

REITPlus, Inc. a Maryland corporation (the “Corporation”), is issuing to you, subject to acceptance by the Corporation, the number of shares of its common stock (the “Shares”) set forth in your subscription agreement with the Corporation. The Shares do not have physical certificates. Instead, the Shares are recorded on the books and records of the Corporation, and this notice is given to you of certain information relating to the Shares. All capitalized terms not defined herein have the meanings defined in the Corporation’s charter, as the same may be amended from time to time (the “Charter”), a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

The Corporation has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Corporation will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Corporation at its principal office.

The Shares are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Charter, (i) no Person may Beneficially or Constructively Own Common Shares in excess of 9.8% percent (in value or number of Shares) of the outstanding Common Shares unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of stock of the Corporation in excess of 9.8% percent of the value of the total outstanding shares of stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own shares of stock of the Corporation that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and (iv) no Person may Transfer shares of stock of the Corporation if such Transfer would result in shares of stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of stock of the Corporation which cause or will cause a Person to Beneficially or Constructively Own shares of stock of the Corporation in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, such shares will be automatically transferred to a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares of stock of the Corporation upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.

INSTRUCTIONS TO SIGNATURE PAGE

Please refer to the following instructions in completing the Signature Page contained below. Failure to follow these instructions may result in the rejection of your subscription.

1. INVESTMENT.  A minimum investment of $10,000 is required, except for residents of certain states which require a higher minimum investment. A check for the full purchase price of the shares subscribed for should be made payable to “Wells Fargo Bank, N.A., as escrow agent for REITPlus, Inc.” If the dealer manager so designates, after we meet the minimum offering requirements, unless you are a resident of the State of New York, your check should be made payable to “REITPlus, Inc.” If you are a resident of the State of New York your check should be made payable to “Wells Fargo Bank, N.A., as escrow agent for REITPlus, Inc.” until we have received aggregate gross proceeds from this offering of at least $2,000,000, after which time it may be made directly payable to “REITPlus, Inc.” Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the Shares were sold.

2. LIQUIDITY.  There is no current public market for the Shares and the Company has no obligation or current plans to apply for quotation or listing on any public securities market. It will therefore be very difficult for you to sell your Shares promptly or at all. Therefore, you should purchase the Shares only as a long-term investment. Please initial the line in the appropriate box to indicate your understanding that this is an illiquid investment.

3. TYPE OF OWNERSHIP.   Please check the appropriate box to indicate the type of entity or type of individuals subscribing. Please include the requisite paperwork, as applicable.

4. INVESTOR NAME AND ADDRESS.  Complete this Section only if the investor’s name and address is different from the registration information and address provided in Section 5. If the Shares are registered in the name of a trust, enter the name, address, telephone number, email address, social security number, birth date and occupation of the beneficial owner of the trust. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 4, the investor is certifying that the taxpayer or social security number is correct.

5. REGISTRATION NAME AND ADDRESS.  Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. Enter the mailing address, email address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. Indicate the birth date and occupation of the registered owner unless the registered owner is a partnership, corporation or trust. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5, the investor is certifying that the taxpayer or social security number is correct.

6. INVESTOR ACKNOWLEDGEMENT.  Please complete this section so that the Company and your broker dealer can assess whether your subscription is suitable given your financial condition and investment objectives. The investor agrees to notify the Company and the broker dealer named on the subscription agreement Signature Page, in writing, if at any time he fails to meet the applicable suitability standards or is unable to satisfy the representations and warranties as set forth in the Prospectus or subscription agreement. Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his behalf. Each investor must initial this section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign.

7. DISTRIBUTION.  Please select the method by which you would like to receive your distribution payments. If cash distributions are to be sent to an address other than that provided in Section 5 or if distributions are to be deposited directly (sent to or deposited with a bank, brokerage firm, savings and loan account, etc.), please provide the institution name, name on account, account number, ABA routing number and address, as applicable. Each investor must sign this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign.

8. BROKER DEALER.  This Section is to be completed by the Registered Representative. Please complete all broker dealer information contained in Section 8 including suitability certification.

9. SUITABILITY ACKNOWLEDGEMENT.  Please check the applicable suitability standard that applies to you as an investor.

10. SIGNATURES.  The Signature Page must be signed by an authorized representative. The subscription agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker dealer. Only original, completed copies of subscription agreements will be accepted. Photocopied or otherwise duplicated subscription agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT
SIGNATURE PAGE, PLEASE CALL (713) 850-1400.

REITPlus, Inc.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

See pages of the Prospectus for instructions

1. INVESTMENT

Minimum Purchase $10,000

Total $ Invested ____________ # of Shares ____________

Make Investment Checks Payable to:
Wells Fargo Bank N.A., as escrow agent for REITPlus, Inc.

2. LIQUIDITY

I have received the Prospectus and understand that this investment is considered illiquid.

Initials ________ Initials ________

3. TYPE OF OWNERSHIP

NON QUALIFIED

- ☐ Individual
- ☐ Joint Tenants with Rights of Survivorship (JTWROS)
- ☐ Joint Tenants in Common (JTIC)
- ☐ Uniform Gift to Minors Act (UGMA)
- ☐ Partnership
- ☐ Corporation **
- ☐ Pension or Profit Sharing Plan
- ☐ Trust * / Trust Type: ____________
  (Please specify, i.e. family, living, revocable, etc.)
- ☐ Other: ____________

* Must attach a copy of title and signature page of trust document
** Must include requisite resolutions of the board of directors.

QUALIFIED ***

- ☐ IRA/IRA Rollover
- ☐ Qualified Pension Plan
- ☐ Qualified Profit Sharing Plan
- ☐ KEOGH
- ☐ Other: ____________

*** All IRA accounts must be forwarded to custodian for processing and signatures. Custodian will then submit to REITPlus.

4. INVESTOR NAME AND ADDRESS

Skip this section if it is the same as the registration information in section 5. This is typical in the case of individual and joint accounts.

☐ Mr ☐ Mrs ☐ Ms ☐ Dr ☐ Other ______

Name (s)

Taxpayer Identification Number ☐☐-☐☐☐☐☐☐☐

Social Security Number ☐☐☐-☐☐-☐☐☐☐

Trust & Custodial accounts must provide a TIN and a SSN

Street Address or P.O. Box

City State Zip Code

Home Phone Number E-Mail

(E-mail addresses will not be sold or distributed.)

5. REGISTRATION INFORMATION AND ADDRESS

Please print name (s) in which shares are to be registered. Include trust or custodial name, if applicable. REITPlus does not provide custodial services; therefore, if this is a custodial account, a custodian must be selected and indicated below. Also, custodian must sign and process paperwork prior to submission to REITPlus.

☐ Mr ☐ Mrs ☐ Ms ☐ Dr ☐ Other ____

Name (s)

Taxpayer Identification Number ☐☐-☐☐☐☐☐☐☐

Social Security Number ☐☐☐-☐☐-☐☐☐☐

Trust & Custodial accounts must provide a TIN and a SSN

Street Address or P.O. Box

City State Zip Code

Home Phone Number Occupation

Birth Date

(E-mail addresses will not be sold or distributed and will only be used for corporate communication.)

(ALL THREE PAGES MUST BE COMPLETED)

NAME: ____ **SS/TAX ID** ________________________

9. SUITABILITY ACKNOWLEDGEMENT

Please check one of the following:

☐ I certify that I have a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards."

☐ I certify that I have a net worth (as described above) of at least $70,000 and had during the last year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards" and below.

In addition to the suitability requirements described above:

An Alabama, California, Kentucky, Ohio or Michigan investor's aggregate investment in this offering may not exceed 10% of the investor's net worth.

An Iowa investor's investment in REITPlus and in any of its affiliates may not exceed 10% of the investor's net worth.

The State of Kansas recommends that a Kansas investor's aggregate investment in REITPlus and similar direct participation investments should not exceed 10% of an investor's liquid net worth, which is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

10. SIGNATURES

I (We) represent to you that (a) the information contained herein is complete and accurate and may be relied upon by you and (b) I (We) will notify you immediately of any material adverse change in any of such information occurring prior to the acceptance of my subscription.

In WITNESS WHEREOF, I (We) have initialed the foregoing statements and executed this Subscription Agreement Signature Page this _____ day of ________________, 200__.

Individual Investors:

____
Print or Type Name

____
Signature

____
Address

____

____
Print or Type Name

____
Signature

____
Address

____

APPENDIX C

DISTRIBUTION REINVESTMENT PLAN

This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by the REITPlus, Inc., a Maryland corporation (the “Company”), pursuant to its Charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment.  As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or participating broker-dealers registered in the Participant’s state of residence (“Soliciting Dealers”).

2. Effective Date.  The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the prospectus relating to the Initial Offering) are met in connection with the Initial Offering.

3. Procedure for Participation.  Any Stockholder who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, he fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, he will promptly so notify the Company in writing.

4. Purchase of Shares.  Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to $9.50 per share until the earliest of (i) all the Plan Shares registered in the Initial Offering are issued, (ii) the Initial Offering and any future offering of Plan Shares terminate and the Company elects to deregister with the SEC the unsold Plan Shares, or (iii) there is more than a de minimis amount of trading in our Shares, at which time any registered Plan Shares then available under the Plan will be sold at a price equal to the fair market value of the Shares, as determined by the Company’s Board by reference to the applicable sales price in respect to the most recent trades occurring on or prior to the relevant distribution date. Participants in the Plan may also purchase fractional Shares so that 100.0% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the SEC in connection with the Company’s Initial Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

C-1

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

5. Taxes.  IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.

6. Share Certificates.  The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7. Reports.  Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distributions and amounts of distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized monthly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

8. Commissions and Other Charges.  The Company will not pay selling commissions or dealer manager fees in connection with the purchase of Plan Shares.

9. Termination by Participant.  A Participant may terminate participation in the Plan at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or Nasdaq, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in his account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

10. Amendment or Termination of Plan by the Company.  The Board of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon 10 days’ written notice to the Participants.

11. Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

C-2

UP TO $550,000,000 IN SHARES OF
COMMON STOCK

PROSPECTUS

AMREIT SECURITIES COMPANY
November 21, 2007

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until February 19, 2008 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

REITPLUS, INC.

SUPPLEMENT NO. 3 DATED APRIL 24, 2008
TO THE PROSPECTUS DATED NOVEMBER 21, 2007

This document supplements, and should be read in conjunction with, our prospectus dated November 21, 2007, relating to our offering of 55,263,158 shares of common stock. This Supplement No. 3 supersedes and replaces Supplement No. 1 dated January 28, 2008 and Supplement No. 2 dated February 26, 2008. The purpose of this Supplement No. 3 is to disclose:

•	a clarification to our prior disclosure regarding the formation of a compensation committee;

•	an update to our “Risk Factors” disclosure;

•	changes to our independent director compensation;

•	the resignation of two of our executive officers;

•	the appointment of a National Sales Manager;

•	our proposed investment in a joint venture formed to acquire Shadow Creek Ranch Town Center;

•	an addition to our investor suitability standards for investors from the Commonwealth of Massachusetts;

•	a correction of prior disclosure relating to the redemption of the special units of our operating partnership in the event of a listing of our common stock;

•	the declaration of distributions for the second quarter of 2008;

•	a change in our minimum initial investment requirement for investments by an IRA plan;

•	an update to our “Experts” disclosure;

•	“Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the period ended December 31, 2007; and

•	our consolidated balance sheet as of December 31, 2007, together with our consolidated statements of operations, stockholder’s equity and cash flows for the period May 16, 2007 (Date of Initial Capitalization) through December 31, 2007.

Clarification to Our Prior Disclosure Regarding the Formation of a Compensation Committee

Our prospectus discloses on page 48 that our board of directors intends to establish a compensation committee to administer our long term incentive plan. We presently do not intend to form a compensation committee. Our board of directors may form a compensation committee in the future, which we expect will occur only when we hire our own employees. We currently do not have any employees nor do we have plans to hire any. The role of any compensation committee would be to make recommendations to our board of directors on the compensation of our employees and to administer the granting of awards pursuant to our long term incentive plan and to set the terms and conditions of such awards. Until our board of directors deems it in our best interest to form a compensation committee, our board of directors will directly administer our long term incentive plan and perform such other related duties. Should our board of directors decide in the future to form a compensation committee, such committee will be comprised of a majority of independent directors.

Update to Risk Factors

The disclosure in the section “Risk Factors — Risks Related to Our Corporate Structure” is hereby supplemented by the additional risk factor below.

We do not currently have a compensation committee, and presently do not intend to form such a committee.

We do not have a compensation committee and have no plans to form one. Our board of directors may form a compensation committee in the future, which we expect will occur only when we hire our own employees. We currently do not have any employees nor do we have plans to hire any. The role of any compensation committee would be to make recommendations to our board of directors on the compensation of our employees and to administer the granting of awards pursuant to our long term incentive plan and to set the terms and conditions of such awards. Until our board of directors deems it in our best interest to form a compensation committee, our board of directors will directly administer our long term incentive plan and perform such other related duties. Should our board of directors decide in the future to form a compensation committee, such committee will be comprised of a majority of independent directors.

Changes to Independent Director Compensation

On October 18, 2007, our board of directors approved the award of 2,000 restricted shares of our common stock to each of our independent directors pursuant to an award agreement and the REITPlus, Inc. 2007 Independent Directors Compensation Plan, or the Incentive Plan. In response to comments received from state regulators, our board of directors approved several changes to how we compensate our independent directors on January 22, 2008. First, our board of directors and each independent director, in his individual capacity, approved the cancellation of the October 18, 2007 award grant to each independent director of 2,000 restricted shares of our common stock. Second, our board of directors approved an increase in our independent directors’ annual cash compensation by $20,000. Finally, our board of directors approved an independent director stock deferral option, which will allow each independent director, at his or her sole discretion and election, to defer a portion of his or her cash compensation into restricted shares of our common stock at the then current fair value, 33% of which will vest immediately and the remaining 67% in equal installments over two years on each anniversary of the date of issuance.

Resignation of Executive Officers

Anne Newtown, our and our advisor’s General Counsel and Secretary, has resigned effective February 11, 2008.

David M. Thailing, our and our advisor’s Managing Vice President of Securities, has resigned effective March 20, 2008.

Appointment of a National Sales Manager

On February 25, 2008, we hired Michael Lesmeister, age 40, to serve as our National Sales Manager. In this capacity, Mr. Lesmeister is responsible for directing the field and internal distribution efforts within our firm, and will be working closely with many of our distributing broker-dealers. Mr. Lesmeister has over 15 years of experience in investment product distribution, having worked for two top 15 mutual fund distributors in a variety of leadership roles. Most recently Mr. Lesmeister created and led the Registered Investment Advisor and Family Office effort at AllianceBernstein Investments as a National Sales Manager.

Proposed Joint Venture and Acquisition

On February 20, 2008, at a meeting of the Board of Directors of REITPlus, Inc., our Board of Directors authorized our officers to take the necessary actions to negotiate and enter into a joint venture (the “Joint Venture”) with JP Morgan Strategic Property Fund (“JP Morgan”) and AmREIT Monthly Income & Growth Fund IV, L.P. (“MIG IV”), an affiliate of our sponsor. The Joint Venture acquired on February 29, 2008, Shadow Creek Ranch Town Center, a retail shopping center located in Pearland, Texas with an aggregate of 616,372 square feet. We will pay $5.1 million for a 10% interest in the Joint Venture. JP Morgan owns 80% of the Joint Venture and MIG IV owns 10% of the Joint Venture. The Joint Venture purchased Shadow Creek Ranch from an unaffiliated third party for a price of $115,000,000, plus closing costs. The Joint Venture placed $65.0 million of debt with a third party lender in conjunction with the acquisition. We expect to pay our advisor an acquisition fee of $258,750, or 2.25% of our pro rata share of the purchase price of Shadow Creek Ranch.

We were not able to fund our investment in the Joint Venture at the closing of the acquisition of Shadow Creek Ranch because we had not received subscription proceeds in our initial public offering equal to at least $2.0 million in accordance with our escrow agreement with Wells Fargo, N.A. (the “Minimum Offering Requirement”). As a result, AmREIT, our sponsor, acquired our Joint Venture interest on our behalf. AmREIT’s interest in the Joint Venture will last until we raise the Minimum Offering Requirement, at which time we will begin to acquire AmREIT’s interest in the Joint Venture. We will continue to use proceeds of our offering to acquire AmREIT’s interest in the Joint Venture until we have made the entire investment of $5.1 million.

Massachusetts Suitability Standards

Investors from the Commonwealth of Massachusetts are advised that in addition to the suitability standards disclosed on page i of the prospectus, the Commonwealth of Massachusetts recommends that an investor’s aggregate investment in us and similar director participation investments should not exceed 10.0% of an investor’s liquid net worth, which is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Correction of Prior Disclosure Related to the Redemption of Special Units

Upon a listing of our common stock on a national securities exchange, the special units in our operating partnership will be redeemed by our operating partnership, resulting in a one-time redemption payment to the holder of the special units. Such payment will be in the form of a non-interest bearing promissory note having a value equal to the amount that would have been distributed with respect to the special units if our operating partnership had distributed to the holders of common units upon liquidation an amount equal to the market value of our listed shares based upon the average share price for the 30-day period beginning 150 days after such listing.

Declaration of Distributions

On March 13, 2008, our board of directors declared a distribution for the second quarter of 2008. The distribution will be calculated based on stockholders of record each day during such quarter at a rate of $0.0008219 per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 3.0% annualized rate based on a share price of $10.00. These distributions will be aggregated and paid monthly in cash beginning one business day following the close of our first investment in a property.

Change to Minimum Initial Investment Requirement for Investments by an IRA Plan

We previously disclosed in the prospectus that the minimum initial investment is $10,000. We have decided to allow minimum initial investments by an IRA plan of $5,000, rather than $10,000. The prospectus is therefore revised to provide that the minimum investment in shares of our common stock is $10,000, except for purchases by IRA plans, where the minimum initial investment is $5,000. Our charter has been amended to reflect this change.

Update to Experts

The disclosure in the section “Experts” is hereby supplemented by the following:

The consolidated balance sheet of REITPlus, Inc. and subsidiaries as of December 31, 2007, and the related consolidated statements of operations, stockholder’s equity and cash flows for the period May 16, 2007 (date of initial capitalization) through December 31, 2007, has been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

The use of the words “we,” “us” or “our” refers to REITPlus, Inc. and our subsidiary, REITPlus Operating Partnership, L.P., except where the context otherwise requires.

The following discussion should be read in conjunction with our consolidated financial statements and notes appearing elsewhere in this supplement. Such consolidated financial statements and information have been prepared to reflect our financial position as of December 31, 2007 and May 16, 2007 (Date of Initial Capitalization), together with our results of operations and cash flows for the period from May 16, 2007 (Date of Initial Capitalization) through December 31, 2007.

Forward-Looking Statements

Historical results and trends should not be taken as indicative of future operations. Our statements contained in this supplement that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Actual results may differ materially from those included in the forward-looking statements. We intend those forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of us, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “prospects,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions generally and the real estate market specifically; legislative/regulatory changes, including changes to laws governing the taxation of real estate investment trusts, or REITs; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America, or GAAP, policies and guidelines applicable to REITs; the availability of properties to acquire; the availability of financing; our ongoing relationship with our Sponsor; and litigation. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Overview

We will use the net proceeds from our initial offering (the “Offering”) to make investments in real property and to pay fees and expenses. We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire, develop and operate real properties.

As of the date of this supplement, we have not yet acquired any specific real property with the proceeds from our Offering. The number and type of properties we may acquire will depend upon real estate market conditions, the amount of proceeds we raise in our Offering and other circumstances existing at the time we are acquiring our properties.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring and operating properties, other than those referred to in this supplement.

Our advisor may, but is not required to, establish working capital reserves from offering proceeds, out of cash flow generated by operating assets or out of proceeds from the sale of assets. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

The proceeds of our Offering will provide funds to enable us to purchase properties, as well as to reimburse our affiliate for costs incurred on our behalf related to the Offering, approximately $1.6 million of which has been incurred as of March 31, 2008. We may acquire assets free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or equity securities, or a combination thereof, and we may selectively encumber all or certain assets with debt. The proceeds from any loans will be used to acquire additional properties, increase cash flow, to further diversify our portfolio and for other uses.

We intend to qualify as a REIT and, thus, make an election under Section 856(c) of the Code to be taxed as a REIT beginning with the tax year ending December 31, 2008. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

We believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes for the tax year ending December 31, 2008, and, once we so qualify, we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes. We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of shares of our common stock will be monitored to ensure that no more than 50.0% in value of our outstanding shares of common stock is owned, directly or indirectly, by five or fewer individuals at any time. We also will determine, on a quarterly basis, that the gross income, asset and distribution tests as described elsewhere in this supplement are satisfied.

Liquidity and Capital Resources

Our principal demand for funds will be to acquire real properties, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Our cash needs for acquisitions and investments will be funded primarily from the sale of shares of our common stock, including those offered for sale through our distribution reinvestment plan, and through the assumption of debt. There may be a delay between the sale of shares of our common stock and our purchase of assets, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor, subject to the oversight of the investment committee and the board, will evaluate potential acquisitions and will engage in negotiations with sellers and lenders on our behalf. Pending investment in properties, we may decide to temporarily invest any unused proceeds from our Offering in certain investments that could yield lower returns than those earned on real estate assets. These lower returns may affect our ability to make distributions to our stockholders. Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not identified any sources for these types of financings.

Results of Operations

As of the date of this supplement, we are in our organizational and development stage and have not commenced significant operations.

Off-Balance Sheet Arrangements

As of the date of this supplement, we do not have any off-balance sheet arrangements.

Inflation

The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. We expect to include provisions in the majority of our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases, annual reimbursement of operating expenses above a certain allowance. Due to the generally long-term nature of these leases, annual rent increases may not be sufficient to cover inflation and rent may be below market.

REIT Compliance

In order to qualify as a REIT for tax purposes, we will be required to distribute at least 90.0% of our REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Distributions

We intend to make regular cash distributions to our stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which is impacted by current and projected cash requirements, tax considerations and other factors. As a result, our distribution rate and payment frequency may vary from time to time. However, in order to qualify as a REIT for tax purposes, we must make distributions equal to at least 90.0% of our REIT taxable income each year.

Funds from Operations

We consider Funds from Operations, or FFO, to be an appropriate measure of the operating performance of an equity REIT. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, NAREIT recommends that extraordinary items not be considered in arriving at FFO. We calculate our FFO in accordance with this definition. Most industry analysts and equity REITs, including us, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income by itself as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that uses historical cost accounting is insufficient by itself. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO should not be considered as an alternative to net income or other measurements under GAAP as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.

As of December 31, 2007, we had not commenced our principal operations. As a result, we have not generated meaningful FFO for the period from May 16, 2007 (Date of Initial Capitalization) through December 31, 2007.

Contractual Obligations

As of December 31, 2007, we had not commenced our principal operations. As a result, we have not entered into any material contracts.

Subsequent Events

Status of our Offering

As of April 21, 2008, we had not received and accepted subscriptions in our Offering other than the initial investment of our sponsor.

Potential Property Acquisitions

We anticipate acquiring, for $5.1 million, a 10% interest in Shadow Creek Ranch Shopping Center through a joint venture with JP Morgan Strategic Property Fund (80%) and AmREIT Monthly Income & Growth Fund IV, L.P. (10%). Shadow Creek Ranch Shopping Center is a 616,372 square foot grocery anchored shopping center located in Pearland, Texas. On February 20, 2008 our Board of Directors approved the acquisition and investment into the joint venture, subject to our receiving subscription proceeds in our initial public offering equal to at least $2.0 million in accordance with our escrow agreement with Wells Fargo, N.A.

Distributions

On March 13, 2008, our board of directors declared a distribution for the second quarter of 2008. The distribution will be calculated based on stockholders of record each day during such quarter at a rate of $0.0008219 per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 3.0% annualized rate based on a share price of $10.00. These distributions will be aggregated and paid monthly in cash beginning one business day following the close of our first investment in a property.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder
REITPlus, Inc.

We have audited the accompanying consolidated balance sheet of REITPlus, Inc. and subsidiaries (the “Company”), as of December 31, 2007 and the related consolidated statements of operations, stockholder’s equity and cash flows for the period May 16, 2007 (date of initial capitalization) through December 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of REITPlus, Inc. and subsidiaries as of December 31, 2007, and the results of their operations and cash flows for the period May 16, 2007 (date of initial capitalization) through December 31, 2007 in conformity with U.S. generally accepted accounting principles.

/s/  KPMG LLP

Houston, Texas
March 14, 2008

REITPLUS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2007

ASSETS
Cash and cash equivalents	$1,019,608
Accounts receivable	2,827
Accounts receivable — related party	944

TOTAL ASSETS	$1,023,379

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Accounts payable	6,607
Accounts payable — related party	1,000

TOTAL LIABILITIES	7,607
Minority interest in consolidated subsidiary	1,001,000
Stockholder’s equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—
Common stock, $0.01 par value, 1,000 shares and 1,000,000,000 shares authorized, respectively; 100 shares issued and outstanding	1
Additional paid in capital	999
Retained earnings	13,772

TOTAL STOCKHOLDER’S EQUITY	14,772

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$1,023,379

The accompanying notes are an integral part of these consolidated financial statements

REITPLUS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD MAY 16, 2007 (DATE OF INITIAL CAPITALIZATION)
THROUGH DECEMBER 31, 2007

Revenues	$—
Expenses	—

Net operating income	—
Other income (expense):
Interest and other income	20,380

Income before taxes	20,380
Federal income tax expense	(6,608)

Net income	$13,772

The accompanying notes are an integral part of these consolidated financial statements

REITPLUS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY
FOR THE PERIOD MAY 16, 2007 (DATE OF INITIAL CAPITALIZATION)
THROUGH DECEMBER 31, 2007

		Additional
	Common	Paid-in	Retained
	Stock	Capital	Earnings	Total

Balance, May 16, 2007 (initial capitalization)	$—	$—	$—	$—

Contributions	1	999		1,000
Net income	—	—	13,772	13,772

Balance, December 31, 2007	$1	$999	$13,772	$14,772

The accompanying notes are an integral part of these consolidated financial statements

REITPLUS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD MAY 16, 2007 (DATE OF INITIAL CAPITALIZATION)
THROUGH DECEMBER 31, 2007

Cash flows from operating activities:
Net income	$13,772
Adjustments to reconcile net income to net cash provided by operating activities:
Increase in accounts receivable	(2,827)
Increase in accounts receivable — related party	(944)
Increase in accounts payable and other liabilities	6,607
Increase in accounts payable — related party	1,000

Net cash provided by operating activities	17,608
Cash flows from financing activities:
Proceeds from equity contribution	1,000
Proceeds from minority interest holders	1,001,000

Net cash provided by financing activities	1,002,000
Net increase in cash and cash equivalents	1,019,608
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$1,019,608

The accompanying notes are an integral part of these consolidated financial statements

REITPLUS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD MAY 16, 2007 (DATE OF INITIAL CAPITALIZATION)
THROUGH DECEMBER 31, 2007

1.	ORGANIZATION AND NATURE OF BUSINESS

REITPlus, Inc. was formed on April 13, 2007 to acquire a portfolio of retail and mixed-use properties, including a combination of stabilized, income-producing properties and value-added opportunities. We are externally managed by REITPlus Advisor, Inc., a wholly-owned subsidiary of AmREIT (AMEX: AMY). If we meet qualification requirements, we intend to elect to be treated as a real estate investment trust, or REIT, for federal income tax purposes for our first full tax year. The use of the words “we,” “us” or “our” refers to REITPlus, Inc. and its subsidiaries, except where the context otherwise requires.

Our charter authorizes us to issue 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock with a par value of $0.01 per share and 50,000,000 shares of capital stock are designated as preferred stock with a par value of $0.01 per share. We have commenced a best efforts initial public offering, or the Offering. We are offering a minimum of 200,000 shares of our common stock and a maximum of 50,000,000 shares of our common stock for $10.00 per share and 5,263,158 shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share.

We anticipate that we will conduct substantially all of our operations through REITPlus Operating Partnership, LP (“REITPlus OP”). Subject to certain restrictions and limitations, our business will be managed by REITPlus Advisor, Inc. (our “Advisor”), an affiliate, pursuant to an advisory agreement. Our Advisor will supervise and manage our day-to-day operations and will select the properties we acquire, subject to oversight by the board of directors. Our Advisor will also provide marketing, sales and client services on our behalf. Our Advisor is affiliated with us in that we and our Advisor have common management. Our Advisor engages wholly-owned subsidiaries of AmREIT, including AmREIT Realty Investment Corporation, AmREIT Construction Company and AmREIT Securities Corporation, to provide various services to us and our properties.

We were initially capitalized on May 16, 2007, but as of December 31, 2007, have not yet commenced our principal operations. Accordingly, as of December 31, 2007, we have neither purchased nor contracted to purchase any investments.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation in Future Financial Statements

We intend to operate in an umbrella partnership REIT structure in which REITPlus OP, or our operating partnership, or wholly-owned subsidiaries of our operating partnership, will own substantially all of the properties acquired on our behalf. REITPlus, Inc. is the sole general partner of our operating partnership and, as of December 31, 2007, owns a 0.10% general partnership interest therein. AmREIT, the parent of our Advisor, is a limited partner, and, as of December 31, 2007, owns a 99.8% limited partnership interest. Additionally, REITPlus Holdings, LLC, an affiliate of AmREIT which will be partially owned by AmREIT and by AmREIT management, owns a 0.10% special limited partnership interest in REITPlus OP as of May 16, 2007. Management expects our ownership percentage in REITPlus OP to increase significantly as we invest net proceeds from the Offering in REITPlus OP. REITPlus OP has no operations and no assets other than the partners’ initial capital contributions. Because REITPlus, Inc. is the sole general partner of REITPlus OP and has unilateral control over its management and major operating decisions (even if additional limited partners are admitted to our operating partnership), the accounts of our operating partnership are consolidated in our consolidated financial statements. All significant intercompany accounts and transactions will be eliminated in consolidation.

REITPLUS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

We intend to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, and we intend to be taxed as such beginning with our taxable year ending December 31, 2008. We have not yet qualified as a REIT and have therefore accounted for federal income taxes under the asset and liability method. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of our ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to quality as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.

3.	RELATED PARTY TRANSACTIONS

On April 23, 2007, REITPlus, Inc. formed REITPlus OP. On May 16, 2007, REITPlus, Inc. made an initial capital contribution to REITPlus OP of $1,000 and AmREIT made an initial limited partner contribution of $1,000,000 to REITPlus OP. REITPlus, Inc. used the proceeds from its sale of stock to AmREIT to make such capital contribution to REITPlus OP. Also on May 16, 2007, REITPlus Holdings, LLC, an affiliate of AmREIT which will be partially owned by AmREIT and by AmREIT management, made an initial special limited partner contribution of $1,000 to REITPlus OP. As of May 16, 2007, REITPlus, Inc. owned a 0.10% general partnership interest, AmREIT owned a 99.8% limited partnership interest and REITPlus Holdings, LLC owned a 0.10% special limited partnership interest in REITPlus OP.

Our organizational and offering costs are paid by our Advisor or its affiliates on our behalf, and, as of December 31, 2007, approximately $1,031,000 of such costs have been incurred. These costs are not recorded in our financial statements because such costs are not our liability until the subscriptions for the minimum number of shares are received and accepted by us. When recorded by us, organizational costs will be expensed as incurred, and offering costs will be deferred and charged to stockholder’s equity as such amounts are reimbursed to our Advisor or its affiliates from the gross proceeds of the offering.

On May 16, 2007, AmREIT purchased 100 shares of common stock of REITPlus, Inc. for total cash consideration of $1,000 and was admitted as the initial stockholder.

4.	STOCKHOLDER’S EQUITY

Common Stock

Our charter authorizes us to issue 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock with a par value of $0.01 per share and 50,000,000 shares of capital stock are designated as preferred stock with a par value of $0.01 per share. We are offering a minimum of 200,000 shares of our common stock and a maximum of 50,000,000 shares of our common stock for

REITPLUS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$10.00 per share and 5,263,158 shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share.

Share Redemption Program

Our board of directors has approved a share redemption program. Subject to certain restrictions and limitations, the share redemption program allows stockholders who have held their shares for a minimum of one year to redeem their shares at a price equal to or at a discount to the purchase price they paid for the shares being redeemed. The discount will vary based upon the length of time the stockholder held the shares subject to redemption. We are not obligated to redeem shares of our common stock under the share redemption plan, and share redemptions will be made at the sole discretion of the board of directors.

Incentive Plan

On October 18, 2007, our board of directors adopted the REITPlus, Inc. 2007 Incentive Plan, or the incentive stock plan. Under the terms of the incentive stock plan, the aggregate number of shares of our common stock subject to options, restricted stock awards, stock purchase rights, stock appreciation rights or other awards will be no more than 2,000,000 shares. On October 18, 2007, our board of directors approved the award of 2,000 restricted shares of our common stock to each of our independent directors pursuant to an award agreement and the REITPlus, Inc. 2007 Independent Directors Compensation Plan, or the Incentive Plan. On January 22, 2008, our board of directors and each independent director, in his individual capacity, approved the cancellation of the award grants to each independent director of 2,000 restricted shares of our common stock. These shares were not recorded in the accompanying financial statements as they were deemed to be of immaterial value at the date of issuance.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

Amount

SEC registration fee	$16,885
FINRA filing fee	$75,500
Accounting fees and expenses	$300,000
Legal fees and expenses	$1,100,000
Sales and advertising expenses	$1,000,000
Blue Sky fees and expenses	$245,000
Printing expenses	$425,000
Miscellaneous	$500,000

Item 32.	Sales to Special Parties.

Not Applicable.

Item 33.	Recent Sales of Unregistered Securities.

Effective May 16, 2007, we issued 110 shares of common stock at $9.03 per share to AmREIT, our sponsor, for $1,000 in cash, reflecting that no selling commission or dealer manager fees were paid. We relied on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the exemption from the registration requirements of the Securities Act. AmREIT, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of its investment.

Effective May 16, 2007, our operating partnership issued 110,742 common units at $9.03 per unit to AmREIT for $1,000,000 in cash and issued 100 special units at $10.00 per unit to REITPlus Holdings, LLC for $1,000 in cash. Our operating partnership relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of these issuances. AmREIT and REITPlus Holdings, LLC, by virtue of their affiliation with us, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of its investment.

Item 34.	Indemnification of Directors and Officers.

Our charter limits the personal liability of our stockholders, directors and officers for monetary damages. Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Pursuant to Maryland corporate law and our charter, we are also required to indemnify a present or former director or officer, our advisor, or any affiliate of our advisor and may indemnify and hold harmless a present or former employee or agent, which we refer to as indemnitees, against any or all losses or liabilities reasonably incurred by the indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, advisor, affiliate, employee or agent. However, we will not indemnify a director, the advisor or an affiliate of the advisor for any liability or loss suffered by such indemnitee or hold such indemnitee harmless for any liability or loss suffered by us if: (i) the loss or liability was the result of negligence or misconduct if the indemnitee is an affiliated director, the advisor or an affiliate of the advisor, or if the indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct, (ii) the indemnitee has not determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (iii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active and deliberate dishonesty, (iv) the indemnitee actually received an improper personal benefit in money, property, or services, (v) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful, or (vi) in a proceeding by or in the right of the company, the indemnitee shall have been adjudged to be liable to us. In addition, we will not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws. Pursuant to our charter, we are required to pay or reimburse reasonable expenses incurred by a present or former director or officer, the advisor or an affiliate of the advisor and may pay or reimburse reasonable expenses incurred by any other indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf, (ii) the indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the charter, (iii) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement.

Any indemnification may be paid only out of our net assets, and no portion may be recoverable from the stockholders.

We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements will require, among other things, that we indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements. We must also cover officers and directors under our directors’ and officers’ liability insurance.

Item 35.	Treatment of Proceeds from Securities Being Registered.

Not Applicable.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements:

The following financial statements are included in the prospectus:

(1) Report of Independent Registered Public Accounting Firm

(2) Consolidated Balance Sheets as of May 16, 2007 (Date of Initial Capitalization) and September 30, 2007 (unaudited)

(3) Consolidated Statement of Operations for the period May 16, 2007 (Date of Initial Capitalization) through September 30, 2007 (unaudited)

(4) Consolidated Statement of Cash Flows for the period May 16, 2007 (Date of Initial Capitalization) through September 30, 2007 (unaudited)

(5) Notes to Consolidated Financial Statements

The following financial statements are included in Supplement No. 3 to the prospectus:

(1) Report of Independent Registered Public Accounting Firm

(2) Consolidated Balance Sheet as of December 31, 2007

(3) Consolidated Statement of Operations for the period May 16, 2007 (Date of Initial Capitalization) through December 31, 2007

(4) Consolidated Statements of Stockholder’s Equity for the period May 16, 2007 (Date of Initial Capitalization) through December 31, 2007

(5) Consolidated Statement of Cash Flows for the period May 16, 2007 (Date of Initial Capitalization) through December 31, 2007

(6) Notes to Consolidated Financial Statements

(b) Exhibits:

1	.1*	Dealer Manager Agreement
1	.2*	Form of Participating Broker-Dealer Agreement (included as Appendix A to Exhibit 1.1)
3	.1*	Articles of Incorporation of REITPlus, Inc.
3	.2*	Amended and Restated Bylaws of REITPlus, Inc.
3	.3*	Articles of Amendment and Restatement of REITPlus, Inc.
3	.4**	Articles of Amendment to the Articles of Amendment and Restatement of REITPlus, Inc.
4.1		Form of Subscription Agreement (included in the Prospectus as Appendix A and incorporated herein by reference)
4.2		Distribution Reinvestment Plan (included in the Prospectus as Appendix B and incorporated herein by reference)
5	.1*	Opinion of Venable LLP as to the legality of the securities being registered
8	.1*	Opinion of Alston & Bird LLP regarding certain federal income tax considerations
10	.1*	Escrow Agreement
10	.2*	Advisory Agreement among REITPlus, Inc., REITPlus Operating Partnership, LP, REITPlus Advisor, Inc. and AmREIT
10	.3*	First Amended and Restated Limited Partnership Agreement of REITPlus Operating Partnership, LP
10	.4*	REITPlus, Inc. 2007 Independent Directors Stock Incentive Plan
21	.1*	Subsidiaries of the Company
23	.1**	Consent of KPMG LLP
23	.2*	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)
23	.3*	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)

*	Previously filed

**	Filed herewith.

Item 37.	Undertakings

The Registrant undertakes:

(1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) that, for the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(4) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

(5) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

(6) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser;

(7) to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Registrant’s advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

(9) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period;

(10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

(11) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

				Gross
				Leasable		Mortgage		Contract
			Type of	Space	Date of	Financing	Cash	Price &	Other	Total
Property	Ownership	Location	Property	(approx.)	Purchase	at Purchase	Downpayment	Acq. Fee	Costs	Price
	(Unaudited)

Bandera & 410	AIG	San Antonio, TX	Retail Center	Ground Lease	August 05	$—	$3,500,216	$4,344,149	$—	$4,344,149
College Park Center	AIG	The Woodlands, TX	Retail Center	25,326	November 06	$—	$2,854,913	$3,040,296	$—	$3,040,296
Advanced Auto Parts(PL 2)	MIG	Kankakee, IL	Retail Center	7,000	April 04	$—	$1,047,227	$1,047,987	$—	$1,047,987
Advanced Auto Parts(PL 2)	MIG	Plainfield, IL	Retail Center	7,000	July 04	$—	$1,405,997	$1,405,997	$—	$1,405,997
West Road Plaza	MIG	Houston, Texas	Retail Center	381,384	March 04	$11,941,690	$4,518,507	$27,900,244	$472,964	$28,373,208
Gardens at Westgreen	MIG	Houston, Texas	Retail Center	65,602	February 04	$7,786,936	$2,629,785	$11,313,223	$145,948	$11,459,171
Lake Houston Center	MIG	Houston, Texas	Retail Center	101,862	December 05	$15,675,000	$6,128,183	$21,551,418	$195,710	$21,747,128
West Road Plaza	MIG II	Houston, Texas	Retail Center	381,384	March 04	$11,941,690	$4,518,507	$27,900,244	$472,964	$28,373,208
Research Forest (CoAmerica)	50 MIG II	The Woodlands, TX	Retail Center	Ground Lease	April 04	$—	$508,030	$612,061	$—	$612,061
Research Forest @ Holly Hill	MIG II	The Woodlands, TX	Retail Center	Ground Lease	June 04	$—	$737,330	$864,072	$—	$864,072
Research Forest Shopping Ctr	MIG II	The Woodlands, TX	Retail Center	6,981	December 04	$—	$850,558	$2,023,135	$—	$2,023,135
Advanced Auto Parts(PL 4)	MIG II	Carbondale, IL	Retail Center	7,000	August 05	$—	$565,750	$1,427,059	$—	$1,427,059
Advanced Auto Parts(PL 4)	MIG II	Jacksonville, IL	Retail Center	7,000	September 05	$—	$433,631	$1,129,552	$—	$1,129,552
Advanced Auto Parts(PL 4)	MIG II	Decatur, IL	Retail Center	7,000	November 05	$—	$544,834	$1,323,197	$—	$1,323,197
River Valley Center	MIG II	McAllen, TX	Retail Center	103,549	March 05	$16,400,000	$3,699,340	$20,517,290	$202,441	$20,719,731
McAllen PAD Site	MIG II	McAllen, TX		Land	August 05	$—	$3,725,043	$4,059,354	$—	$4,059,354
College Park	MIG II	The Woodlands, TX	Retail Center	18,000	June 05	$3,042,974	$3,223,485	$5,967,881	$67,549	$6,035,430
Terramont Village	MIG II	The Woodlands, TX	Retail Center	24,388	June 2005	$—	$2,766,114	$4,845,943	$—	$4,845,943
Advanced Auto Parts(PL 4)	MIG II	University City, MO	Retail Center	7,000	January 06	$—	$1,188,887	$1,188,887	$—	$1,188,887
Advanced Auto Parts(PL 4)	MIG II	Cicero, IL	Retail Center	7,000	June 06	$—	$2,001,550	$2,001,550	$—	$2,001,550
Westside Plaza	MIG III	Houston, TX	Retail Center	42,000	September 05	$10,850,159	$2,706,427	$14,011,000	$119,550	$14,130,550
Lake Houston Center	MIG III	Houston, TX	Retail Center	101,862	December-05	$15,675,000	$6,128,183	$21,551,418	$195,710	$21,747,128
5433 Westheimer	MIG III	Houston, TX	Retail Center	133,884	March 06	$7,035,000	$3,009,457	$10,439,127	$—	$10,439,127
Olmos Creek	MIG III	San Antonio, TX	Retail Center	102,183	June 06	$11,175,000	$1,699,622	$14,313,117	$197,651	$14,510,768
Olmos CreekWAMU								$539,811		$539,811
Lantern Lane Center	MIG III	Houston, TX	Retail Center	79,401	September 06	$13,440,000	$6,064,553	$19,735,907	$67,200	$19,803,107
Preston Gold Center	MIG III	Dallas, TX	Retail Center	101,096	November 06	$—	$12,016,422	$12,209,034	$—	$12,209,034
Preston Towne Crossing & Berkeley Square Center	MIG III	Dallas, TX	Retail Center	294,831	December 06	$39,820,730	$27,436,558	$66,831,661	$—	$66,831,661
Casa Linda Center	MIG III	Dallas, TX	Retail Center	324,569	December 06	$37,950,000	$10,554,573	$44,070,551	$430,380	$44,500,931

NOTES:

(1)	Table VI includes property acquisitions completed from the period January 1, 2004 through December 31, 2006.

(2)	Properties that have been purchased through investments in other partnerships are shown at 100% value.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to Form S-11 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 24, 2008.

REITPlus, Inc.

By:	/s/ H. KERR TAYLOR
H. Kerr Taylor
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Date

/s/ H. KERR TAYLOR H. Kerr Taylor Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	April 24, 2008

/s/ CHAD C. BRAUN Chad C. Braun Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	April 24, 2008

* Brent M. Longnecker Director	April 24, 2008

* Scot J. Luther Director	April 24, 2008

* Mack D. Pridgen III Director	April 24, 2008

* /s/ CHAD C. BRAUN Chad C. Braun, as attorney-in-fact

EXHIBIT INDEX

Exhibit
Number		Description

1	.1*	Dealer Manager Agreement
1	.2*	Form of Participating Broker-Dealer Agreement (included as Appendix A to Exhibit 1.1)
3	.1*	Articles of Incorporation of REITPlus, Inc.
3	.2*	Amended and Restated Bylaws of REITPlus, Inc.
3	.3*	Articles of Amendment and Restatement of REITPlus, Inc.
3	.4**	Articles of Amendment to the Articles of Amendment and Restatement of REITPlus, Inc.
4.1		Form of Subscription Agreement (included in the Prospectus as Appendix A and incorporated herein by reference)
4.2		Distribution Reinvestment Plan (included in the Prospectus as Appendix B and incorporated herein by reference)
5	.1*	Opinion of Venable LLP as to the legality of the securities being registered
8	.1*	Opinion of Alston & Bird LLP regarding certain federal income tax considerations
10	.1*	Escrow Agreement
10	.2*	Advisory Agreement among REITPlus, Inc., REITPlus Operating Partnership, LP, REITPlus Advisor, Inc. and AmREIT
10	.3*	First Amended and Restated Limited Partnership Agreement of REITPlus Operating Partnership, LP
10	.4*	REITPlus, Inc. 2007 Independent Directors Stock Incentive Plan
21	.1*	Subsidiaries of the Company
23	.1**	Consent of KPMG LLP
23	.2*	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)
23	.3*	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)

*	Previously filed

**	Filed herewith.